As filed with the Securities and Exchange Commission on August ___, 2000.

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------
                                    FORM SB-2
                                   -----------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          WESTSTAR ENVIRONMENTAL, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


        Florida                             4953                  59-3066915
------------------------            ------------------           -------------
(State of Incorporation)            (Primary SIC Code)           (IRS Employer
                                                                   ID Number)


                          9550 Regency Square Boulevard
                           Jacksonville, Florida 32225
                                 (904) 721-7557
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                           Michael E. Ricks, President
                          Weststar Environmental, Inc.
                          9550 Regency Square Boulevard
                           Jacksonville, Florida 32225
                                 (904) 721-7557

            (Name, address and telephone number of agent for service)


                                   Copies to:
    Joel C. Schneider, Esq.                      Gregory Sichenzia, Esq.
    Sommer & Schneider LLP                       Thomas A. Rose, Esq.
    595 Stewart Avenue, Suite 710                Sichenzia, Ross & Friedman LLP
    Garden City, NY 11530                        135 W. 50th Street
    (516) 228-8181                               New York, NY  10020
                                                 (212) 664-1200


     Approximate date of commencement of proposed sale to public: As soon after the effective date of the Registration Statement as is practicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                            PROPOSED
TITLE OF EACH                                MAXIMUM    PROPOSED
    CLASS                        AMOUNT      OFFERING    MAXIMUM      AMOUNT OF
SECURITIES TO                     TO BE        PER      AGGREGATE   REGISTRATION
BE REGISTERED                  REGISTERED    SHARE(1)   PRICE (1)       FEE
-------------                  ----------    --------   ---------   ------------
Common Stock,
  $.001 par value (2) ......   1,150,000      $6.00     $6,900,000   $1,821.60

Representative's
  Stock Purchase
  Warrants (3) .............      100,000     $.001     $      100   $     .03

Representative's
  Common Stock (4)(5) ......      100,000     $8.40     $  840,000   $  221.76
                                                        ----------   ---------
Total ......................                            $7,740,100   $2,043.39
                                                        ==========   =========
-------------

(1)  Estimated solely for purposes of calculng the registration fee.

(2) Includes 150,000 Shares which may be issued subject to the Representative's over allotment option.

(3) To be sold to the Representative upon the completion of the Offering. Each such Warrant allows the representative to purchase shares of Common Stock at the price of $8.40 per share.

(4)  Issuable upon exercise of the Representative's Stock Purchase Warrants.

(5) Pursuant to Rule 416 there are also registered hereby such additional, indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Representative's Stock Purchase Warrants.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                          WESTSTAR ENVIRONMENTAL, INC.
                              CROSS REFERENCE SHEET

         CAPTION IN
ITEM OF FORM SB-2 AND CAPTION                                PROSPECTUS
-----------------------------                                ----------

PART I -- INFORMATION REQUIRED IN PROSPECTUS

1.   Front of Registration Statement and              Front of Registration
       Outside Front Cover of Prospectus                Statement; Outside Front
                                                        Cover Page

2.   Inside Front and Outside Back Cover              Inside Front and Outside
       Pages of Prospectus                              Back Cover

3.   Summary Information and Risk Factors             Summary; Risk Factors

4.   Use of Proceeds                                  Use of Proceeds

5.   Determination of Offering Price                  Cover Page; Underwriting

6.   Dilution                                         Dilution

7.   Selling Security Holders                         Not Applicable

8.   Plan of Distribution                             Cover Page; Underwriting

9.   Legal Proceedings                                Business

10.  Directors, Executive Officers,
       Promoters and Control Persons                  Management

11.  Security Ownership of Certain
       Beneficial Owners and Management               Principal Stockholders

12.  Description of Securities                        Description of Securities

13.  Interest of Names Experts
       and Counsel                                    Experts; Legal Matters

14.  Disclosure of Commission position on             Indemnification of
       Indemnification for Securities                 Officers and Directors
       Act Liabilities

15.  Organization within Last Five Years              Summary Business; Certain
                                                        Transactions

16.  Description of Business                          Business

17.  Management's Discussion and Analysis             Management's Discussion
     or Plan of Operation                               and Analysis of Results
                                                        of Operations and
                                                        Financial Condition

18.  Description of Property                          Business -- Property

19.  Certain Relationships and Related
       Transactions                                   Certain Transactions

20.  Market for Common Equity and Related
       Stockholder Matters                            Cover Page; Risk Factors

21.  Executive Compensation                           Management

22.  Financial Statements                             Financial Statements

23.  Changes In and Disagreements With
       Accountants on Accounting and
       Financial Disclosure                           Not Applicable

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------


PROSPECTUS

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST___, 2000

                                1,000,000 SHARES

                          WESTSTAR ENVIRONMENTAL, INC.

                                  COMMON STOCK

                                   ----------

     This is an initial public offering of our shares of common stock. All of the 1,000,000 shares of common stock are being sold by us.

     Prior to this offering, there has been no public market for the common stock and no assurance can be given that a public market will develop for the common stock after this offering. The public offering price for the shares does not necessarily bear any direct relationship to our assets, earnings, book value or any other established criteria of value and was arbitrarily determined by us and Kashner Davidson Securities Corporation, the representative of the several underwriters in this offering. We have made application to list the common stock for trading on the Nasdaq SmallCap Market under the proposed symbol "WSTX".

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------



                                                     PER SHARE         TOTAL
Initial public offering price...................      $  6.00       $6,000,000
Underwriting discount...........................      $  0.60       $  600,000
Proceeds, before expenses, to Weststar..........      $  5.40       $5,400,000


     To the extent that the underwriters sell more than 1,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 150,000 shares from us at the initial public offering price less the underwriting discount.

                                   ----------

       The underwriters expect to deliver the shares in New York, New York on or about ________.

                     Kashner Davidson Securities Corporation

                                   ----------


                        Prospectus dated August ___, 2000

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus Summary
Risk Factors
Cautionary Note Regarding Forward Looking Statements
Use of Proceeds
Dividend Policy
Capitalization
Dilution
Selected Financial Data
Management's Discussion and Analysis of Financial
   Condition and Results of Operations
Business
Management
Certain Transactions
Termination of S Corporation Status
Principal Stockholders
Description of Our Securities
Shares Eligible for Future Sale
Underwriting
Legal Matters
Experts
Where You Can Find More Information
Index to Consolidated Financial Statements

                                 --------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.

                      Dealer Prospectus Delivery Obligation

     Until ______________, all dealers that effect transactions in these securities, whether or not participation in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. BEFORE YOU DECIDE TO INVEST IN WESTSTAR ENVIRONMENTAL, INC. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REFERENCES TO "WESTSTAR ENVIRONMENTAL, INC.", "WE", "US" AND "OUR" REFER TO WESTSTAR ENVIRONMENTAL, INC. BUT NOT TO THE UNDERWRITERS. OUR FISCAL YEAR ENDS DECEMBER 31. REFERENCES TO FISCAL YEARS BY DATE REFER TO THE FISCAL YEAR BEGINNING JANUARY 1 OF THAT CALENDAR YEAR. FOR EXAMPLE, "FISCAL 1999" BEGAN ON JANUARY 1, 1999 AND ENDED ON DECEMBER 31, 1999.

                                   OUR COMPANY

     We are a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. We also engage in the installation, replacement and repair of commercial and residential waste disposal systems. Plans to conduct a third area of business devoted to the recycling of non-hazardous waste materials are also being developed. At the present time, our services are principally provided in the southeastern United States. Management's goal is to expand our operations by conducting an aggressive acquisition program, increasing productivity and operating efficiency, and by internal growth.

     We were formed under the laws of the State of Florida on June 26, 1990. In February 1994, we acquired all of the issued and outstanding capital stock of B&B Septic and Environmental Services, Inc., a Florida corporation principally engaged in the installation, replacement and repair of waste disposal systems and wastewater treatment and disposal. At the time of such acquisition, B&B Septic and Environmental Services, Inc. was owned by our shareholders.

     On March 10, 2000, we acquired all of the issued and outstanding shares of Pipeline Contractors, Inc. for 100,000 shares of our common stock. We also entered into non-compete agreements with the former shareholders of Pipeline pursuant to which we paid them an aggregate of $50,000 at closing and the balance will be paid in five equal installments of $50,000 per year for the next five years. Pipeline is an underground utilities and road-related construction contractor doing business in northern and central Florida.

     On June 1, 2000, we acquired all of the issued and outstanding shares of Wealing Brothers, Inc. for 82,500 shares of our common stock and the issuance of a one-year promissory note in the amount of $360,000. Wealing is engaged in site preparation, dredging, non-hazardous waste transportation and sludge recycling through Indiana and Michigan.

     Both of these transactions can be rescinded by their respective owners in the event we do not consummate this offering within one year from the date of closing of the respective acquisition.

                     THE NON-HAZARDOUS LIQUID WASTE INDUSTRY

     We estimate that the removal and treatment of septic tank and grease trap waste in the U.S. generates approximately $20 billion in annual revenues. There are approximately 25,000 service providers currently in the non-hazardous liquid waste industry and, of these service providers, approximately 75% generate less than $500,000 of annual revenues. We believe our industry will continue to grow based on increased waste from a growing population and general economic conditions that are driving new building demands and the need for non-hazardous liquid waste services.

     Because our industry is so highly fragmented, management believes the industry has the potential for significant cost savings by the economies of scale that may be realized in consolidation. These costs savings would include efficiencies as a result of common billing, the coordination of advertising, the elimination of duplicative professional and technical support providers, the standardization and upgrading of equipment and the improvement of employee training. We intend to determine lines of the non-hazardous liquid waste business in which an acquired service provider is not currently engaged and, if appropriate, assist the service provider in expanding into those areas. There can be no assurance, however, that the Company will be able to profitability consolidate service providers within this industry.

                                  OUR BUSINESS

     We receive fees to collect, process and dispose of nonhazardous biosolids and liquid wastes. Collection fees charged to customers vary per gallon by waste stream according to constituents of the waste, expenses associated with processing the waste and competitive factors. Grease trap waste from restaurant and other food processing and preparation facilities is transported to our facilities in vacuum trucks, trailers and other transportable containers. We operate vehicles to collect waste directly from generators and receives waste from independent transporters servicing additional waste generators. Using a variety of physical, chemical, thermal and other biological techniques, the waste is broken down into constituent components. Water extracted from the waste is pretreated and then discharged into the municipal sanitary sewer system or applied to leased grasslands as organic fertilizer. Solid materials are dried and disposed of in a solid waste landfill. At some locations where we do not have pretreatment facilities, the waste is transported to private pretreatment facilities, or, where permitted by local regulations, directly to municipal or private wastewater treatment facilities.

     We are also engaged in the business of biosolids management through the reuse of organic materials. We provide transportation, treatment, site monitoring, and land application to private companies. Our vehicles pick up and transport biosolids to various sites.

     We benefit from federal, state and local regulations prohibiting the disposal of grease trap waste and other waste in municipal collection and treatment systems. Although restaurants, food processing and preparation facilities and other industrial operations have produced such waste for many years, regulations governing the management of non-hazardous liquid waste, and the enforcement of such regulations, are becoming increasingly stringent. These requirements have increased the value of our services to our customers in recent years. As federal, state and local regulations governing the disposal of this waste increases, we believe the amount of non-hazardous liquid waste products delivered to third parties for processing and disposal will continue to increase.

                                  OUR STRATEGY

     We intend to expand our presence in the non-hazardous liquid waste industry through internal growth and acquisitions of local service providers throughout the United States. Our mission is to target acquisitions of local service providers which we believe will be profitable additions and integrate them into our business. We believe these acquisitions, by consolidating smaller local service providers, will create synergies and improve efficiencies and standardize equipment and procurement procedures in the area of non-hazardous liquid waste management.

                                   OUR OFFICES

     Our offices are located at 9550 Regency Square Boulevard, Suite 1109, Jacksonsville, Florida 32225 and our telephone number is (904) 721-7557.

                                  THE OFFERING

Shares offered by Weststar                  1,000,000 shares of common stock
Shares outstanding after this offer         2,915,833 shares of common stock
Proposed Nasdaq SmallCap Market symbol      WSTX
Proposed BSE symbol                         WST
Use of proceeds                             For the repayment of debt, payments
                                            related to completed acquisitions,
                                            capital expenditures, to finance
                                            possible acquisitions, and for
                                            working capital and other general
                                            corporate purposes.

                                      -----

     The above information is based on shares outstanding as of March 31, 2000. This information excludes 300,000 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $4.718 per share.

     Except as otherwise indicated, we have presented information in this prospectus based on the assumption that the underwriters do not exercise their over-allotment option.

                                CAUTIONARY CLAUSE

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                         SUMMARY SELECTED FINANCIAL DATA
                         -------------------------------

The following tables present summary financial data derived from our financial statements included elsewhere in this prospectus. The balance sheet data for March 31, 2000 and the statement of operations data for the three-month periods ended March 31, 1999 and 2000 have not been audited by independent auditors, but in the opinion of our management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included. The following data should be read in conjunction with our financial statements and related notes thereto:


                                                                                                    PRO FORMA CONSOLIDATED(1)
                                                                                                    -------------------------
                                                                                                                      THREE-
                                                                          THREE-MONTHS ENDED                          MONTHS
                                           YEAR ENDED DECEMBER 31,            MARCH 31,             YEAR ENDED        ENDED
                                        --------------------------    --------------------------    DECEMBER 31,     MARCH 31,
                                            1998           1999          1999           2000           1999            2000
                                        -----------    -----------    -----------    -----------    -----------    -----------
 STATEMENT OF OPERATIONS DATA:                                                (UNAUDITED)                    (UNAUDITED)

  Revenues ..........................   $ 1,696,915    $ 1,726,614    $   335,173    $   489,834    $ 8,471,908    $ 1,758,760
  Income from operations ............       132,459        295,706         48,014         65,598      1,017,047        179,821
  Interest expense ..................        86,745        102,678         17,671         32,564        246,537         64,022
  Net income (loss) .................      (158,374)       193,028         30,343         33,034        507,803         74,831
  Earnings (loss) per share .........         (0.10)          0.12           0.02           0.02           0.17           0.03
  Pro forma income tax expense
     (benefit) ......................        55,000        (66,000)       (11,000)       (12,000)      (262,707)       (40,968)
  Pro forma net income (loss) per
     share ..........................      (103,374)       127,028         19,343         21,034        507,803         74,831
  Pro forma earnings (loss)
     per share ......................         (0.06)          0.08           0.01           0.01           0.17           0.03
  Weighted average number of
     shares outstanding .............     1,666,630      1,673,951      1,690,000      1,672,033      2,939,784      2,837,866



                                                 DECEMBER 31                    MARCH 31, 2000
                                                 -----------         --------------------------------
                                                    1999                                 PRO FORMA
                                                 -----------                           --------------
                                                                        ACTUAL         CONSOLIDATED(1)
                                                                     -----------       --------------
                                                                              (UNAUDITED)
BALANCE SHEET DATA:
Cash ....................................        $   144,186         $    67,773        $ 1,810,355
Current assets ..........................            347,769             872,407          3,192,883
Current liabilities .....................          1,425,399           2,312,657          1,198,002
Working capital (deficit) ...............         (1,077,570)         (1,440,250)        (1,994,881
Long-term assets ........................          1,794,792           3,306,263          5,735,581
Total assets ............................          2,142,561           4,178,670          8,928,464
Long-term debt and other
  liabilities ...........................            275,155             776,512          2,265,533
Stockholders' equity ....................            442,067           1,089,501          6,464,929

----------
(1) Adjusted for the sale of the common stock offered hereby and application of estimated net proceeds therefrom. See Pro Forma Condensed Consolidated Financial Statements and related notes on pages F-21 through F-26.

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW, ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK. SUCH RISKS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS), BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE; ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE OF WHICH WE ARE NOT AWARE OR WHICH WE CURRENTLY DEEM IMMATERIAL, MAY ALSO ADVERSELY AFFECT OUR BUSINESS.

WE HAVE A WORKING CAPITAL DEFICIENCY AND NEED ADDITIONAL CAPITAL

     At March 31, 2000, we had total current assets of $872,407 and total current liabilities of $2,312,657 or a working capital deficiency of ($1,440,250). At December 31, 1999 and 1998, we had total current assets of $347,769 and $137,769, respectively, and total current liabilities of $1,425,339 and $1,019,834, respectively, or a working capital deficiency of ($1,077,570) and ($882,065) respectively. We plan to increase our present business through expansion and acquisition. The rate at which such growth occurs depends, in part, on the capital resources available to us as well as our ability to locate and acquire suitable acquisitions. There can be no assurance that the net proceeds generated from this offering together with cash available from operations will be sufficient to meet our capital needs for the planned growth of its business. We may require additional financing to realize such growth and there can be no assurance that such financing will be available in the amounts required or on satisfactory terms.

WE ARE DEPENDENT ON MAJOR CUSTOMERS

     During our fiscal years ended December 31, 1999 and December 31, 1998, two customers accounted for approximately 69.6% and 72.9%, respectively, of our revenues. For the three months ended March 31, 2000, these customers accounted for 41.3% of our revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 41% of total sales in 1999 and approximately 61.4% of total sales in 1998 and 37.0% for the three months ended March 31, 2000. Food Lion Supermarkets accounted for approximately 28.6% of total sales for 1999 and approximately 11.5% of total sales in 1998 and 4.3% for the three months ended March 31, 2000. The loss of either of these customers would have a materially adverse effect upon our business.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO MAKE ACQUISITIONS AND OBTAIN ACQUISITION FINANCING

     Our ability to acquire local non-hazardous liquid waste service providers at economically attractive prices, integrate their operations and then grow their operations profitably, will determine our future success. We intend to continue to expand our market presence in our current locations and enter other markets through acquisitions or the opening of new offices. Our ability to continue growing and attain profitability will depend on a number of factors, including the availability of capital to fund acquisitions, existing and emerging competition and the ability to maintain sufficient profit margins despite cost increases and pricing pressures. We currently intend to finance future acquisitions by using Common Stock, cash, or a combination of common stock and cash. If common stock is issued in connection with future acquisitions or earn-out provisions of completed acquisitions, purchasers of common stock in this offering may experience dilution in the earnings, cash flow and net tangible book value of their stock. If the common stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as all or part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, if available, or incur indebtedness in order to continue our acquisition program. If we do not have sufficient cash resources to pursue acquisitions, our growth could be limited unless we are able to obtain additional capital through debt or equity financing. There can be no assurance that we will be able to obtain the financing we will need in the near future on terms we deem acceptable. The inability to acquire such financing, if needed, could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE A LIMITED OPERATING HISTORY AND AN ABSENCE OF COMBINED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS

     We have very little significant operating history as an integrated non-hazardous liquid waste business to which investors may look to evaluate our performance. Since we began operations, we have negotiated four operating acquisitions. There can be no assurance that we will be able to successfully integrate the operations of the acquired businesses or any subsequently acquired businesses or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the entire combined enterprise on a profitable basis. In addition, there can be no assurance that our management group will be able to effectively manage the combined entity or to effectively implement our acquisition program and internal growth strategy. Our Pro Forma Financial Statements and our intended acquisitions cover periods when the acquired businesses were not under common control or management and may not be indicative of our future financial or operating results. Our inability to integrate these acquired businesses successfully would have a material adverse effect on our business, results of operations and financial condition, as well as our acquisition program.

OUR BUSINESS MAY BE LIMITED BY NON-COMPETE AGREEMENTS AND RIGHT OF FIRST REFUSAL AGREEMENTS

     In connection with our October 4, 1996, sale of CBP Resources, Inc., we and Michael E. Ricks entered into ten year non-compete agreements with CBP Resources, Inc. These non-compete agreements prohibit us and Mr. Ricks from owning, operating or managing any businesses engaged in the grease trap business, the recycling of waste frying oil business and/or the rendering business or any business engaged in the sale of any related products or services in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia and within certain areas bordering such states (the "Prescribed Territory"). Notwithstanding the foregoing, CBP Resources, Inc. has granted us limited rights to engage in certain activities prohibited by the non-compete agreements in the states of Tennessee, Alabama, West Virginia and Maryland. Our restricted activities in these areas could have an adverse effect on our proposed expansion and acquisition plans. The acquisition agreement also contains a right of first refusal in favor of CBP Resources, Inc. It provides that, if at any time, during the ten year period commencing October 4, 1996, Weststar, an affiliate of Weststar or a shareholder of Weststar makes an offer to sell any business within the Prescribed Territory engaged in the grease trap business, waste frying oil business or rendering business, we are required to give written notice to CBP Resources, Inc. of the terms of any such proposed sale. CBP Resources, Inc. shall thereafter have thirty days to negotiate an agreement with the seller of such business.

WE ARE DEPENDENT ON THIRD PARTY LANDFILLS AND LAND APPLICATION SITES

     A portion of the waste collected by us is delivered to third party landfills and/or land application sites under informal arrangements or without long-term contracts. If these third parties increase their disposal fees and we are unable to pass along the increase to our customers, or if these third parties discontinue their arrangements with us and we are unable to locate alternative disposal sites, our business and results of operations would be adversely affected.

WE ARE DEPENDENT ON GOVERNMENT CONTRACTS

     For the years ended December 31, 1999 and December 31, 1998, approximately 45.7% and 67.0% of our revenues were derived from services provided to governmental customers and it is anticipated that a substantial portion of our future revenues will be derived from governmental customers. Government contracts are subject to special risks, including delays in funding; lengthy review processes for awarding contracts; non-renewal; delay, termination, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints; and increased or unexpected costs resulting in losses, all of which could have a material adverse effect on our business.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS

     The waste management business is subject to extensive and frequently changing local, state and federal laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. This extensive regulatory framework imposes significant compliance burdens and risks on us. Furthermore, amendments to existing statutes and regulations, adoption of new statutes and regulations and our expansion into other jurisdictions and waste management services could require us and others in our industry to continually alter methods of operations at costs that may be substantial and which could adversely affect our business. There can be no assurance that we will be able, for economic reasons or otherwise, to comply with future laws and regulations. It is our belief that we presently comply with all material federal, state and local laws and regulations governing our operations and that such compliance has not had any material effect upon our capital expenditures, net income, financial condition or competitive position.

WE FACE SIGNIFICANT COMPETITION IN THE WASTE MANAGEMENT INDUSTRY

     The waste management industry is extremely competitive and requires substantial amounts of capital. Although competition varies by locality and type of service, our principal sources of competition are: local companies, which provide primarily collection services to customers in a limited geographic area; large companies which operate over a more extensive geographic area, provide integrated waste management services, own or operate disposal sites and engage in various waste transfer and resource recovery activities; and municipalities and other governmental authorities. Many of our competitors are well established and have substantially greater marketing, financial, technological and other resources than Weststar. In addition, many of our competitors offer services not currently offered by us and have capabilities not currently possessed by us, including company owned disposal sites, greater recycling and processing capabilities, more extensive and specialized categories and types of equipment and personnel, and in-house engineering departments. Although it has been our experience that there are available subcontractors which possess capabilities which can be integrated with those offered by us, competitors which possess these capabilities internally may be able to provide such services more cost effectively. There can be no assurance that we will have the ability to compete effectively.

OUR BUSINESS RELIES ON COMPETITIVE BIDDING

     In many instances, we obtain contracts for our services through the process of competitive bidding. There can be no assurance that we will be successful in having our bids accepted or, if accepted, that awarded contracts will generate sufficient revenues to result in our profitability. Additionally, inherent in the competitive bidding process is the risk that if a bid is submitted and a contract is subsequently awarded, actual performance costs may exceed the projected costs upon which the submitted bid or contract price was based. To the extent that actual costs exceed the projected costs on which bids or contract prices were based, our profitability could be materially adversely affected.

WE FACE POTENTIAL ENVIRONMENTAL LIABILITY FOR WHICH WE MAY NOT HAVE ADEQUATE INSURANCE

     Our industry involves potentially significant risks of statutory, contractual and common law liability. We carry a broad range of insurance coverage, which we consider sufficient to meet regulatory and customer requirements and to protect our assets and operations. We also obtain additional insurance as required on a project-by-project basis. We attempt to operate in a professional and prudent manner to reduce our liability risks through specific risk management efforts. However, a situation may arise that is not covered by insurance which could have a significant effect on our business and assets.

     We are subject to liability for any environmental damage that our operations may cause, including any contamination of drinking water sources or soil. To date, we have not incurred any such liability and we do not believe that our operation as a non-hazardous waste management company will result in any such liability in the future. No assurance can be given however, that this will prove to be the case. Any substantial liability for environmental damage incurred by us could have a material adverse effect on our business and results of our operations.

     As is typically the case in the non-hazardous waste industry, we are able to obtain only very limited environmental impairment insurance regarding our operations. An uninsured or underinsured claim of sufficient magnitude would require us to fund such claim from cash flow generated by operations or other sources. There can be no assurance that we would be able to fund any such claim from operations or from other sources.

WE HAVE EXTENSIVE PERMITTING AND LICENSING REQUIREMENTS

     We are required to obtain and maintain in effect various federal, state, and local permits and licenses in connection with our waste collection, transportation and disposal operations. These permits and licenses are difficult, time consuming, and, in certain instances, are costly to obtain, may be subject to community opposition, opposition by various local elected officials or citizens, regulatory delays and other uncertainties. In addition, certain permits may be subject to modification, renewal, or revocation by the issuing agencies after issuance, which may increase our obligations and reopen opportunities for opposition relating to the permits. Moreover, from time to time, regulatory agencies may impose moratoria on, or otherwise delay, the review or granting of these permits or licenses or such agencies may modify the procedures or increase the stringency of the standards applicable to the review or granting of such permits or licenses.

     There can be no assurance that we will be successful in obtaining and maintaining in effect the permits and licenses required for the successful operation and growth of our business. Our failure to obtain or maintain in effect a permit or license significant to its business would have a material adverse effect on our business and our results of operations.

WE ARE DEPENDENT ON ACQUISITIONS FOR GROWTH; AND WE MAY FACE POTENTIAL LIABILITIES ASSOCIATED WITH ACQUISITIONS

     The rate of future growth and profitability of our business will be dependent, in part, upon our ability to identify and acquire additional non-hazardous waste management and related businesses. This strategy involves risks inherent in assessing the values, strengths, weaknesses, risks, and profitability of acquisition candidates. Such risks include adverse short-term effects on our reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or latent liabilities. There can be no assurance that acquisition opportunities will be available, that we will have access to the capital required to finance potential acquisitions, that we will be able to acquire additional businesses or that any businesses acquired by us will be integrated successfully into our operations or prove profitable.

     In addition to the foregoing, the businesses acquired by us may have liabilities that we did not discover or may be unable to discover during our pre-acquisition investigations, including liabilities arising from environmental contamination or non-compliance by prior owners with environmental laws or regulatory requirements, and for which we, as a successor owner or operator, may be responsible. Certain environmental liabilities, even if expressly not assumed by us, may nonetheless be imposed on us under certain legal theories of successor liability. We may be required under federal, state, or local law to investigate and remediate this contamination, if any. Any indemnities or warranties, due to their limited scope, amount, duration, the financial limitations of the indemnitor or warrantor, or other reasons, may not fully cover such liabilities.

OUR FUTURE SUCCESS DEPENDS, IN PART, ON THE CONTINUED SERVICE OF MICHAEL E. RICKS, OUR CHIEF EXECUTIVE OFFICER

     Our future success depends on the services of Michael E. Ricks, our president and chief executive officer. We have entered into a three year employment contract with Mr. Ricks. We intend to acquire and maintain key man term life insurance on Mr. Ricks upon the completion of this offering. The face amount of the policy has not been determined and is intended to be the maximum amount which we deem feasible in light of our working capital position and based upon the cost of premiums. The loss of the services of Mr. Ricks could have a material adverse effect on us.

     Our future success also depends on our ability to attract, retain and motivate highly-skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future in the event that we lose any of our key employees.

CERTAIN STOCKHOLDERS WILL CONTROL 63.6% OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTEREST MAY BE DIFFERENT FROM YOURS, AS A RESULT, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT

     Upon completion of this offering, current stockholders, including management, will continue to own in excess of 63% of our outstanding voting power. As a result, the current stockholders will be able to exercise control over our business, policies and affairs and exert substantial influence over the election of our directors, and the approval or disapproval of actions requiring stockholder approval. This concentration of stock ownership could have the effect of delaying or preventing, and may discourage attempts to bring about, a change in control of us or the removal of existing management.

WE REQUIRE BONDING IN ORDER TO OBTAIN CERTAIN CONTRACTS

     We are required, in certain instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. Approximately 22% of our revenues for the year ended December 31, 1999 were derived from contracts or projects which required us to post bid and/or performance bonds. In addition to bid and performance bond requirements, new legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering their activities. There can be no assurance that personal guarantees or other security necessary to obtain bonding coverage will be available to us in the future or that we will be able to obtain bonds in the amounts required or have the ability to increase its bonding capacity, if necessary or desired. In the event we are unable to obtain bonding coverage it could have a materially adverse impact on our operations.

THE OFFERING PRICE FOR OUR COMMON STOCK WAS DETERMINED ARBITRARILY; YOU WILL INCUR DILUTION

     The offering price of our common stock was arbitrarily determined by us and the underwriter and this price and these amounts bear no relationship to our assets, earnings, book value or other such criteria of value.

     If you purchase shares of our common stock in this offering, you will incur immediate dilution in the pro forma per share net tangible book value of those shares. We estimate this dilution to be approximately $4.56 per share, or approximately 75%, assuming an offering price of $6.00 per share. See "Dilution" for a description of how dilution has been calculated.

OUR MANAGEMENT HAS BROAD DISCRETION IN USING THE NET PROCEEDS OF THIS OFFERING INCLUDING REPAYMENT OF LOANS TO AFFILIATES AND YOU MAY HAVE NO OPPORTUNITY TO APPROVE THE USE OF PROCEEDS OF THIS OFFERING

     We intend to use approximately 22% of the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion over how we use these proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions regarding how to use the proceeds form this offering, and we may spend the proceeds in ways with which you disagree.

     We intend to utilize approximately $3,230,000 or approximately 68% of the net proceeds from this offering to pay existing debts, acquisition notes and other acquisition costs. Included in this indebtedness, are loans made to us by affiliates or entities controlled by affiliates. As of March 31,2000, the aggregate amount of these loans was approximately $574,000. Interest continues to accrue on these loans until repaid.

OUR FORMER STATUS AS A SUBCHAPTER S CORPORATION COULD EXPOSE US TO LIABILITY

     We elected Subchapter S corporation status under the Internal Revenue Code from our inception to the completion of this offering. Although we believe that we met the Subchapter s corporation requirements under the Code during this period, we have not requested, and the IRS has not made a determination, as to our status. If the IRS were to challenge our status and determine that we did not meet the Code requirements for Subchapter S corporations, we could be liable for unpaid federal and state income taxes for all or a part of the time that we elected Subchapter S corporation status, plus interest and possible penalties.

IF WE FAIL TO MAINTAIN OUR NASDAQ LISTING, LIQUIDITY OF YOUR INVESTMENT WILL BE ADVERSELY AFFECTED

     The Nasdaq SmallCap Market in which we intend our common stock to be traded on has established certain maintenance listing requirements that must be satisfied in order for a company's shares to continue to be listed. At the completion of this offering our common stock will meet the Nasdaq SmallCap Market maintenance listing requirements. However, if we incur losses, this may affect our ability to meet the net tangible assets of $2 million requirement or minimum Bid Price of $1 per share requirement as set by the Nasdaq SmallCap Market. We cannot assure that we will always be able to meet the Nasdaq SmallCap Market listing requirements in the future. Failure to meet the Nasdaq SmallCap Market listing requirements could result in the delisting of our common stock from the Nasdaq SmallCap Market which may adversely affect the liquidity of our shares.

     The Securities Enforcement and Penny Stock Reform Act of 1999 requires additional disclosure, relating to the market for penny stock, in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be an equity security that has a market price of less than $5.00 per hare; subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq SmallCap Market and any equity security that has net tangible assets of at least $2,000,000. Unless an exception is available, the regulations require the broker provide any customer with a risk disclosure document, disclosure of market quotations, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of our securities held in the customers' accounts. The market quotation and compensation information must be provided before effecting the transaction and must be contained on the customers' confirmation. These requirements may make brokers less willing to engage in transactions of our securities. This may make it more difficult for our stockholders to sell their securities.

OUR SALES OF SECURITIES CONVERTIBLE INTO COMMON STOCK MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO
DROP

     We have sold a secured convertible promissory note in the principal amount of $150,000. This note is convertible into our common stock at the rate of $1.00 per share, which is well below the offering price of $6.00 per share. The conversion of this note may have an adverse affect on the market price for our common stock.

THE RIGHT OF OUR COMMON STOCKHOLDERS MAY BE MATERIALLY LIMITED OR QUALIFIED BY RIGHT OF PREFERRED STOCKHOLDERS

     We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors may determine by resolution. the rights, preferences and limitations of a separate series of preferred stock may differ with respect to such matters as may be determined by the board of directors, including, without limitation, the rate of dividends, methods and nature of payment of dividends, terms of redemption, amount payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. an and all such rights that may be granted to preferred stockholders may be in preference to common stockholders and to common stockholders' detriment. In general, shares of preferred stock may be issued by the board of directors without stockholder approval. In the event of issuance, the preferred stock could be utilized under certain circumstances as a method of discouraging, delaying or preventing a change in control. This may have the effect of discouraging third party bidders from ever making a bid, may reduce any premium that such bid could yield to holder of common stock over market value and may have a depreciation effect on the price of our common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future. No preferred stock may be issued without the consent of the underwriter for a period of 12 months from the date of this prospectus.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus , the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus concerning, among other things:

          o our ability to maintain and expand current distribution, fulfillment and other partnering relationships and to enter into new relationships;

          o our ability to attract advertisers and increase advertising revenue; and

          o our ability to broaden our existing product lines or expand into new product categories;

     You should not rely too extensively on the forward-looking statements contained in this prospectus, because these statements reflect only or management's view as of the date of this prospectus. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                                 USE OF PROCEEDS

     Our net proceeds from the sale of the shares being offered in this offering at an assumed public offering price of $6.00 per share are estimated to be $4,827,500, after deducting the 10% underwriting discount, three percent non-accountable expense allowance payable to the underwriter, $108,000 payable to the underwriter pursuant to its consulting agreement, plus an additional $284,500 in estimated offering expenses payable by us and assuming that the underwriter's over allotment option is not exercised. If the underwriter's over allotment option is exercised in full, our net proceeds are estimated to be $5,610,500.

     We intend to use the net proceeds as described in the following table:

    Repayment of Debt .........................   $1,980,000              41%
    Payments Related to Acquisitions ..........    1,180,000              25%
    Capital Expenditures, including equipment        500,000              10%
    General Working Capital ...................    1,167,500              24%
                                                 -----------            -----
                  Total .......................   $4,827,500             100%
                                                 ===========            =====


     -- We intend to use approximately $1,980,000 to pay a preponderance of our short and long term debt, including loans made to us by our officers, directors and stockholders in the aggregate amount of $573,536:

             PAYEE                        AMOUNT         INTEREST RATE
             -----                       --------        -------------
             Mike Ricks                  $209,730          None
             Marie H. Stubbs               26,000          8.5%/annum
             Peggy W. Stubbs               37,806          8.5%/annum
             James Flynn                    4,000          None
             Thomas Fey                     8,000          None
             Caribbean Breeze
                  (David Capps)            38,000          None
             Ron Denmark                  250,000*         8.5%/annum
                                         --------
                                         $573,536
                                         ========

              *Payable $50,000 per year with first payment due March 2001 or upon completion of IPO.

     -- We intend to use approximately $1,180,000 to complete the acquisitions of Wealing Brothers, Inc. and Village Ventures, Inc. In connection with these acquisitions, we issued promissory notes in the amount of $360,000 to the shareholders of Wealing Brothers and we have proposed to pay approximately $820,000 to the shareholders of Village Ventures.

     -- We intend to use approximately $500,000 to purchase four (4) new or used tank trailers and three new or used tractors. We also intend to use a portion of this money to upgrade pumps and improve existing equipment.

     The remaining proceeds will be used for working capital and general corporate purposes. The purposes include paying salaries and general administrative expenses. Our management will have broad discretion concerning the allocation and use of a significant portion of the net proceeds of this offering. In the event the representative of the underwriters exercises the over-allotment option, we intend to utilize such additional proceeds for working capital and general corporate purposes.

     We reserve the right to reallocate proceeds to different uses, including ways which differ from the specific proposed uses described in this prospectus if management determines the needs of the business so require. In addition, a large portion of the proceeds is allocated to discretionary purposes. Investors may not agree with the allocation or reallocation. Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our working capital requirements for at least 12 months following this offering. Our belief is based upon assumptions, including assumptions about our contemplated operations and economic and industry conditions. If we are able to make significant acquisitions for cash consideration, we would require additional capital. In addition, contingencies may arise that may require us to obtain additional capital.

     We cannot be sure that we will be able to obtain additional capital on favorable terms or at all. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities or similar quality investments.

                                 DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to operate and expand our business and do not expect to pay cash dividends in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth the current portion of long-term debt and other short-term debt obligations and the consolidated capitalization as of March 31, 2000, on an historical basis and on a pro forma basis, adjusted to reflect the sale of the common stock offered hereby, the application of the estimated net proceeds as described in "Use of Proceeds" and to reflect the acquisition of Wealing Brothers, Inc. and Village Ventures, Inc. This table should be read in conjunction with the consolidated financial statements and related notes, and the Pro Forma Condensed Consolidated Financial Statements and notes thereto included elsewhere in this prospectus.

                                                            MARCH 31, 2000
                                                     ---------------------------
                                                                     PRO FORMA
                                                                    ------------
                                                     HISTORICAL(1)  CONSOLIDATED
                                                     -------------  ------------
Current portion of long-term debt (2) .............  $   426,827    $   257,138
Notes payable-unsecured (2) .......................      661,898           --
Loans from stockholders (2) .......................      573,536          8,333
                                                     -----------    -----------

           Total current debt obligations .........  $ 1,662,261    $   265,471
                                                     -----------    -----------

Long-term debt, net of current portion (2) ........  $   465,710    $   954,731
Other long-term liabilities (2) ...................      310,802        310,802
                                                     -----------    -----------

           Total long-term debt obligations .......      776,512      1,265,533
                                                     -----------    -----------

Stockholders' equity:
   Common stock, $.001 par value,
     10,000,000 shares authorized,
     1,800,000 shares issued, 1,750,000 shares
     outstanding, 2,965,833 shares issued,
     2,915,833 shares outstanding, pro forma ......        1,800          2,966
   Additional paid-in capital .....................      755,192      6,129,454
   Treasury stock, 50,000 shares, at cost .........      (12,500)       (12,500)
   Accumulated deficit ............................      345,009        345,009
                                                     -----------    -----------

           Total stockholders' equity .............    1,089,501      6,464,929
                                                     -----------    -----------

           Total capitalization ...................  $ 1,866,013    $ 7,730,462
                                                     -----------    -----------

     (1)  Does not include Village Ventures, Inc. and Wealing Brothers, Inc.

     (2) See Notes 4, 5, 6, 7 and 8 of Notes to Financial Statements for a description of our debt obligations.

                                    DILUTION

Our net tangible book value at March 31, 2000 was $(318,152), or $(0.18) per share. "Net tangible book value per share" represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of the common stock offered hereby at an assumed offering price of $6.00 and the use of the proceeds of the offering described in the "Use of Proceeds", our pro forma net tangible book value at March 31, 2000 would have been approximately $3,767,821 or $1.29 per share. This represents an immediate increase in net tangible book value per share of $1.47 to existing stockholders and an immediate dilution of $4.71 per share to the investors purchasing shares of common stock at the initial public offering price. The following table illustrates this dilution in net tangible book value to new investors:

Initial public offering price per share                                  $ 6.00

  Net tangible book value per share before offering       $  (0.18)
  Increase per share attributable to new investors            1.47
                                                          --------

Pro forma tangible book value per share after offering                     1.29
                                                                         ------

Dilution to new investors                                                $ 4.71
                                                                         =======


The following table sets forth, as of March 31,2000, the number of shares of common stock purchased from the Company, the effective cash contribution made and the average price per share paid by existing stockholders and by purchasers of the common stock offered hereby (assuming a public offering price of $6.00 per share):


                                                                              AVERAGE
                                   SHARES  PURCHASED   TOTAL CONSIDERATION   PRICE PER
                                 -------------------  --------------------      SHARE
                                   NUMBER    PERCENT     AMOUNT    PERCENT   ---------
Existing stockholders .......    1,750,000    63.6%   $  744,492    11.0%       $  .43

New investors ...............    1,000,000    36.4%    6,000,000    89.0%       $ 6.00
                                ----------   -----    ----------   ------        -----
                        Total    2,750,000   100.0%   $6,744,492   100.0%
                                ==========   =====    ==========   ======


                             SELECTED FINANCIAL DATA

The following selected financial data as of and for the four-year period ended December 31, 1998 and 1999 are derived from our audited financial statements. The selected financial data for the three-month periods ended March 31, 1999 and 2000, are derived from our unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the consolidated financial condition and result of operations as of and for the periods presented. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000. The financial data below should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The following unaudited pro forma balance sheet data at March 31, 2000 gives effect to the offering and the acquisitions of Wealing Brothers, Inc. and Village Ventures, Inc. by the Company as if the offerings and acquisitions had occurred on March 31, 2000. The following unaudited pro forma income statement data for the year ended December 31, 1999 gives effect to the offerings and the acquisition of Pipeline Contractors, Inc., Wealing Brothers, Inc., and Village Ventures, Inc., as if these transactions had occurred on January 1, 1999. The following unaudited pro forma income statement data for the three-months ended March 31, 2000 gives effect to the offering and the acquisitions, as if these transactions had occurred on January 1, 2000. The pro forma income statement data does not assume any interest income on the excess proceeds of the offerings. The unaudited pro forma consolidated financial data is not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been effective at the beginning of the respective periods presented or of the results which may occur in the future.

Unaudited pro forma income tax, net income (loss) and earnings (loss) per share information has been presented to reflect the effect of income taxes which would have been recorded had Weststar and subsidiaries been taxable corporations during the periods presented.

                                                                                                            PRO FORMA CONSOLIDATED
                                                                                                          ------------------------
                                                                                                                      THREE-MONTHS
                                                                                THREE-MONTHS ENDED        YEAR ENDED       ENDED
                                                  YEAR ENDED DECEMBER 31,             MARCH 31,           DECEMBER 31,    MARCH 31,
                                                --------------------------   -------------------------    ----------    ----------
                                                    1998           1999          1999          2000         1999          2000
                                                -----------    -----------   -----------   -----------    ----------    ----------
 STATEMENT OF OPERATIONS DATA:
Revenues ....................................   $ 1,696,915    $ 1,726,614   $   335,173   $   489,834    $8,471,908    $1,758,760

Direct costs ................................     1,233,967      1,145,854       243,259       339,963     6,309,208     1,237,626
                                                -----------    -----------   -----------   -----------    ----------    ----------


Gross profit ................................       462,948        580,760        91,914       149,871     2,162,700       521,134

Operating expenses ..........................       330,489        285,054        43,900        84,273     1,145,653       341,313
                                                -----------    -----------   -----------   -----------    ----------    ----------

Income from operations ......................       132,459        295,706        48,014        65,598     1,017,047       179,821

Cost of delaying planned
  public offering ...........................       204,088           --            --            --            --            --

Interest expense ............................        86,745        102,678        17,671        32,564       246,537        64,022
                                                -----------    -----------   -----------   -----------    ----------    ----------

Income (loss) before income taxes ...........      (158,374)       193,028        30,343        33,034       770,510       115,749


Income taxes ................................          --             --            --            --         262,707        40,968
                                                -----------    -----------   -----------   -----------    ----------    ----------

Net income (loss) ...........................   $  (158,374)   $   193,028   $    30,343   $    33,034   $   507,803   $    74,831
                                                ===========    ===========   ===========   ===========   ===========   ===========

Earnings (loss) per share ...................   $     (0.10)   $      0.12   $      0.02   $      0.02   $      0.17   $      0.03
                                                ===========    ===========   ===========   ===========   ===========   ===========

UNAUDITED PRO FORMA INCOME TAX, NET
INCOME (LOSS AND EARNINGS (LOSS) PER
SHARE INFORMATION:

Income (loss) before income taxes ...........   $  (158,374)   $   193,028   $    30,343   $    33,034   $   770,510   $   115,799

Pro forma income tax
  expense (benefit) .........................       (55,000)        66,000        11,000        12,000       262,707        40,968


Pro forma net income (loss) .................   $  (103,374)   $   127,028   $    19,343   $    21,034   $   507,803   $    74,831
                                                -----------    -----------   -----------   -----------    ----------    ----------

Pro forma earnings (loss) per share: ........   $     (0.06)   $      0.08   $      0.01   $      0.01   $      0.17   $      0.03
                                                -----------    -----------   -----------   -----------    ----------    ----------

Weighted average shares
  outstanding - basic .......................     1,666,630      1,673,951     1,690,000     1,672,033     2,939,784     2,837,866
                                                -----------    -----------   -----------   -----------    ----------    ----------


                                                                                                       PRO FORMA
                                                       DECEMBER 31,                                   CONSOLIDATED
                                                --------------------------           MARCH 31,          MARCH 31,
                                                   1998            1999                2000               2000
                                                ----------     -----------          -----------       -----------
                                                                                     (unaudited)       (unaudited)
 BALANCE SHEET DATA:
     Cash ..................................    $   18,108     $   144,186          $    67,773       $ 1,810,355
     Current assets ........................       137,769         347,769              872,407         3,192,883
     Current liabilities ...................     1,019,834       1,425,339            2,312,657         1,198,002
     Working capital (deficit) .............      (882,065)     (1,077,570)          (1,440,250)        1,994,881
     Long-term assets ......................     1,816,203       1,794,792            3,306,263         5,735,581
     Total assets ..........................     1,953,972       2,142,561            4,178,670         8,928,464
     Long-term liabilities .................       673,599         275,155              776,512         1,265,533
     Stockholders' equity ..................       260,539         442,067            1,089,501         6,464,929

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON CURRENT EXPECTATIONS. THESE FORWARD-LOOKING STATEMENTS FALL WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY", "WILL," "SHOULD," "EXPECT," "PLAN," "ANTICIPATE," "BELIEVE," "ESTIMATE," "PREDICT," "INTEND," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF MANY FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

OUR HISTORY

     We were incorporated in the State of Florida on June 26, 1990. In February 1994 our shareholders purchased B&B Septic and Environmental Services, Inc. from unaffiliated third parties to take advantage of the operating efficiencies presented by the purchase of an entity also engaged in the non-hazardous liquid waste management field and to take advantage of B&B's tax loss carryforwards. B&B was purchased by our shareholders rather than by Weststar, since we were a Subchapter S corporation at the time of purchase, we were unable to own B&B directly. On February 16, 1998 the B&B shareholders, whose ownership of B&B common stock duplicated their ownership of Weststar, transferred ownership of B&B to Weststar.

     Effective April 29, 1997 we entered into an Agreement and Plan of Reorganization with Northstar Holding Corporation, a Florida corporation, Weststar Acquisition Corp., a Florida corporation; B&B; B&B Acquisition Corp., a Florida corporation; and Michael E. Ricks. The Plan of Acquisition resulted in the acquisition of Weststar and B&B, by Weststar Acquisition and B&B Acquisition, respectively, in separate but simultaneous reverse triangular merger transactions, whereby the surviving corporations following such mergers were Weststar and B&B. At the time of such transactions, Weststar and B&B had common ownership and common management and Northstar, Weststar Acquisition and B&B Acquisition had common ownership and common management. The mergers were accomplished in contemplation of the subsequent acquisition of Weststar and B&B by Northstar, a company without assets or liabilities which was intended to serve as a holding company for Weststar and B&B. Subsequent to the execution of the Plan of Reorganization, but prior to the proposed Northstar Corporate Acquisition, the parties abandoned their plans to have Northstar serve as a holding company. In connection with the execution of the Plan of Reorganization, Northstar's three shareholders, William Perry, Marie Stubbs and Peggy Stubbs, transferred 1/3 of the shares of Northstar and two other companies owned by them, Empire Energy, Inc. and Southern Trailer Manufacturing Inc., to the shareholders of Weststar. In consideration thereof, the shareholders of Weststar and B&B, who held an aggregate of 100,000 shares of each of Weststar and B&B, transferred an aggregate of 66,667 of the shares of each of Weststar and B&B to the three former shareholders of Northstar. Subsequently, effective November 14, 1997 Northstar was merged with and into Weststar which is the surviving corporation.

         We amended our articles of incorporation on February 16, 1998 for the purpose of increasing our authorized capital from 100,000 shares of common stock, $1 par value, to 10,000,000 shares of common stock, $.001 par value. This was done to effect a stock split whereby our 100,000 outstanding shares of common stock were converted at the rate of 15-for-1 into 1,500,000 shares of common stock.

OVERVIEW

     We engage in businesses related to the non-hazardous liquid waste industry. These businesses include:

          o    grease trap pumping
          o septic tank services, including designing, pumping and maintenance
          o    sewer and drain cleaning services
          o    high pressure jetting services
          o    bulk liquid waste transportation
          o    on-site biotreatment systems
          o    biosolids management, and
          o    liquid waste processing and disposal.

     Our customers include:

          o    supermarkets
          o    restaurants
          o    hospitals
          o    military bases
          o    office buildings
          o    apartments
          o    schools
          o    municipalities
          o    industrial businesses, and
          o    single family residences.

     We intend to expand our business in the non-hazardous liquid waste and service industry through internal growth and the acquisition of local service providers throughout the United States. These acquisitions will be made with cash, shares of common stock or a combination of cash and common stock. Our strategy is to increase operational and marketing synergies with our existing business operations.

     The non-hazardous liquid waste industry serves a basic need - the collection, treatment and disposal of food service generated waste, domestic waste water plants, and septic tank waste. Demand for our services is driven primarily by population and the general level of economic activity. Increasing regulation at the federal, state and local level, as well as increased awareness of and demand for, a safer and cleaner environment are creating the need for a more professional and environmentally responsible non-hazardous liquid waste industry.

     We derive approximately 95% of our revenues from governmental and commercial septic services and grease trap services (including designing, pumping and maintenance) and approximately 5% from sewer and drain services. Collection fees charged to customers vary per gallon by waste stream according to constituents of the waste, expenses associated with processing the waste and competitive factors. Cost of operations consist of fixed costs such as salaries and benefits of vehicle operators and construction labor and variable costs such as supplies, fuel and equipment rentals. General and administrative costs consist primarily of compensation and related benefits for executives and administrative, staff, advertising, office rent, communications and professional fees. Depreciation expense primarily relates to the depreciation of capital assets.

PLANNED ACQUISITIONS

     On March 10, 2000, we acquired Pipeline Contractors, Inc. Pipeline is an underground utilities and site preparation construction contractor doing business in northern and central Florida. Under the terms of the agreement, we acquired 100% of Pipeline's issued and outstanding common stock in exchange for 100,000 shares of our common stock. In addition, we entered into a $300,000 covenant not-to-compete agreement with the former shareholder of Pipeline, payable in the amount of $50,000 up front and the balance paid in equal installments over five years. In the event this offering is not completed, the former shareholder has the right to rescind the sale of Pipeline.

     On June 1, 2000, we acquired Wealing Brothers, Inc. Wealing is engaged in site preparation, dredging, non-hazardous waste transportation and sludge recycling throughout the states of Indiana and Michigan. Under the terms of the agreement we acquired 100% of Wealing's common stock in exchange for 82,500 shares of our common stock plus a $360,000 promissory note, payable within one year. In the event this offering is not completed, the former shareholders have the right to rescind the sale of Wealing.

     In 1999 we signed a letter of intent to acquire Village Ventures, Inc. Village is engaged in site preparation, underground utilities and residential and commercial sewage systems throughout northern and central Florida. Under the terms of the proposed agreement, we would acquire 100% of the common stock of Village in exchange for 83,333 shares of our common stock. Additionally, we agreed to pay the shareholders of Village between $800,000 and $900,000 in cash upon closing this offering depending upon the amount of debt at closing.

     The final closing of each of the above described transactions is dependent upon the consummation of this offering. Acquiring these companies would give us pro-forma revenue for the year ended December 31,1999 of $8,471,908 and a pre-tax profit of $770,510. Assets of these acquisitions will be written up to fair market value. However, the purchase price of these companies will be in excess of the value of their net assets, accordingly, we estimate that we will record approximately $2,361,000 of goodwill which will be amortized over a 15 year period.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

RESULTS OF OPERATIONS

     Our revenues were $1,726,614 for the year ended December 31, 1999, as compared to $1,696,915 for the year ended December 31, 1998, or a 1.8% increase. We focused on going public during the year, and maintained sales while diverting cash flow into expenses of a public offering. Revenues for the fiscal 1999 were derived from the government sector (45.7%) and the private sector (54.3%). This compared to (67.0%) government sector work and (33.0%) private sector work in fiscal year 1998.

     Direct Costs of Services for the year ended December 31, 1999, were $1,145,854 or 66.4% of gross revenues as compared to direct costs of $1,233,967 or 72.7% of gross revenues for the year ended December 31, 1998. This 7.1% decrease in direct costs was achieved by reducing labor and benefits by 11.8%, vehicle operating costs by 26.3%, and insurance costs by 57.2%. Labor and benefits were reduced by a more efficient utilization of our labor force, while vehicle costs were managed better with an improved planned maintenance program being instituted. Insurance cost reduction came about from an aggressive plan to shop all components to reduce cost, and fewer incidents that would cause premium increases. Depreciation remained relatively constant as we replaced equipment only as needed.

     Selling and Administrative expenses were $285,054 or 16.5% of gross revenues for the year ended December 31, 1999 as compared to $330,489 or 19.5% of gross revenues for the year ended December 31, 1998. Office wages were down from $85,693 for fiscal year 1998, to $48,806 for fiscal year ending 1999. Several positions were eliminated in 1999, thus achieving this decrease. Offsetting some of these gains, travel and entertainment expense increased from $5,819 in the year ended December 31, 1998 to $13,188 in the year ended December 31, 1999. This increase was attributable to a different mix of business, from local government to local and out-of-state private sector business which necessitated increased travel and other costs. Equipment repairs were $29,934 for the year ended December 31, 1999, down $5,401 from the $35,335 repair number for the year ended December 31, 1998.

     Officers' salaries and wages remained exactly the same for the years ended December 31, 1998 and December 31, 1999, at a total of $137,500. Interest expense rose from $86,745 in the year ended December 31, 1998, to $102,678 for the year ended December 31, 1999. Short term borrowings to support acquisitions for the proposed initial public offering accounted mainly for this increase.

COMPARISON OF QUARTERS ENDED MARCH 31, 2000 AND MARCH 31, 1999

     Our revenues for the three-month period ended March 31,2000, were $489,834 as compared to $335,173 for the same period ended March 31, 1999. This increase was solely due to the acquisition of Pipeline Contractors, Inc. on March 10, 2000. We included 22 days of revenue from Pipeline, which was $152,255. Our revenues in the 2000 period were up $2,406 from the same quarter in 1999, or less than 1%.

     Gross profits for the quarter ended March 31,2000 were $149,871 or 30.6% as a percent of sales compared to $91,914 or 27.4% for the quarter ended March 31,1999. This number and percentage contains Pipeline figures for the year 2000 which decreased our gross margin down from 35.1% to 30.6%. We cut our direct labor force and saved money in the first quarter which increased our gross margin. Pipeline's first quarter, which is historically weak, had a lower gross margin, which impacted the overall margin downward. Selling and Administrative expenses for the quarter ended March 31,2000 were $84,273 or 17.2% of sales versus $43,900 or 13.1% of sales for the quarter ended March 31,1999. This 4.1% increase as a percentage of sales came mainly from our increased administrative personnel expenses. Interest expense remained relatively constant in each quarter.

     Profit for the quarter ended March 31, 2000 was $33,034 which was an increase of $2,691 or 8.9% over profit of $30,343 for the quarter ended March 31, 1999. 65% of the increase was a result of the acquisition of Pipeline and 12% came from our increased margins. Net profit as a percentage of sales for the first quarter of 2000 was 6.7% versus 9.1% for the first quarter of 1999. Pipeline added $19,609 to profits for the 22 days they were a part of us, which helped increase our net profit margin.

LIQUIDITY AND CAPITAL RESOURCES

     For the year ended December 31, 1999, we financed our activities primarily from operations and short-term loans. We generated $243,568 net cash from operations and used $93,948 to purchase equipment and make capital improvements. After borrowing money and repaying loans and leases, we used $23,542 net dollars for financing activities. This left $126,078 to increase cash at year end 1999 up to $144,186.

     We are a Sub Chapter S corporation; and, as such, the individual stockholders pay taxes on profits. No dividends were declared in 1999. Upon successful completion of this public offering, we plan to voluntarily revoke our Sub Chapter S election. In 1999, the tax burden would have been $66,000. Our current working capital position (current assets - current liabilities) at the year ended December 31, 1999 was a negative $1,077,570 as compared to a negative working capital position of $882,065 at the year ended December 31, 1998. Stockholder loans of $331,001 at December 31, 1999 and $340,697 at December 31, 1998 are included in current liabilities even though they are subordinate to financial debt. Also, notes payable of $354,393 at December 31, 1999 and $88,500 at December 31, 1998 were loans from individuals to enable us to proceed with this offering Both categories of loans are to be paid off from proceeds from this offering. Finally, included in current maturities of long-term debt of $315,496 at December 31, 1999, is a balloon mortgage on one of our properties of $259,999. We plan to refinance the mortgage at its maturity in September of 2000.

     For the year ended December 31, 1999, we had a profit of $193,028 as compared to a loss of $158,374 for the year ended December 31, 1998. The loss in 1998 was directly attributable to the write-off of offering expenses incurred in 1998 when we changed underwriters after the previous underwriter was unable to successfully complete the offering. $204,088 of expenses were written off in 1998. Had the offering occurred, these costs would have been netted against proceeds of the offering. Without these expenses net operating income would have been a profit of $45,714. Interest expense was $102,678 for the year ended December 31, 1999 versus $86,745 for the year ended December 31, 1998. Net income as a percentage of revenues was 11.2% for 1999 versus (9.33%) in 1998. Without the offering expenses, net income would have been 2.7% for 1998.

     We made a conscious effort in 1999 to expand our business lines in the private sector by adding new customers. This allowed us to decrease our dependence upon the government sector and special projects for a more even spread of revenue mix, although the government section still accounted for 45.7% and 41.2% of revenue during the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

     We financed our operations for the quarter ended March 31, 2000 with profits and short-term borrowings. To cover the costs of going public, we borrowed $250,000 in the first quarter from private investors. On May 23, 2000, we entered into a secured convertible promissory note with an unaffiliated third party in the principal amount of $150,000. This note matures on December 31, 2000. The note, which bears no nominal rate of interest is secured by our accounts receivable. The note is convertible, at the option of the holder, into 150,000 shares of our common stock.

We also purchased Pipeline Contractors, Inc. on March 10, 2000. In connection with the purchase, we gave the sole shareholder a note for $250,000, which is included in notes due to stockholders. As a result of the acquisition, our total assets increased from $1,924,781 for the quarter ended March 31, 1999 to $4,178,670 for the quarter ended March 31, 2000. Intangibles of $966,879 were generated from the purchase. Working capital for the quarter ended March 31, 2000 was $(1,440,250) versus working capital of $(828,491) for the quarter ended March 31, 1999. This negative working capital position at March 31, 2000, is negatively impacted by two items. A mortgage loan for $259,999 is payable in full this year and is included in current liabilities. Also, stockholder debt of $573,536 is included in current liabilities even though it is subordinate to other debt.

                                    BUSINESS

INDUSTRY OVERVIEW

     In the United States the collection and disposal of non-hazardous liquid waste is a major industry. Industry revenues are derived primarily from collection and hauling services, disposal services and processing/recycling services. The non-hazardous waste industry is regional in nature and highly fragmented.

     We estimate that the septic tank and grease trap business segment of the U.S. domestic non-hazardous liquid waste industry generates approximately $20 billion in revenues annually. There are approximately 25,000 service providers currently in the non-hazardous liquid waste industry and, of these service providers, approximately 75% generate less than $500,000 of annual revenues. We believe the industry will continue to grow based on increased waste from a growing population and general economic conditions that are driving new building demand and the need for these services.

     As a result of increasingly strict regulation, the technical, managerial and financial resources needed by most companies to operate a non-hazardous liquid waste business have grown significantly. The increase in regulation has required, and will continue to require, commensurate increases in technical sophistication and capital expenditures to meet new standards for the construction and operation of non-hazardous liquid waste facilities. As a result, we believe that many private waste disposal facilities and companies are being sold to larger, better capitalized companies. In addition, many municipalities are choosing to privatize their collection and disposal services, due primarily to the ability of the private sector to perform these operations more efficiently and economically.

     Another factor expected to affect the non-hazardous waste industry is the increasing mandate to recycle waste materials. This mandate is expected to reduce the volume of waste disposed in landfills, but may provide additional revenues for collection and processing operations. The ability of industry participants to engage profitably in recycling operations will depend in large part on the further development of markets for recycled products and the market prices available for recyclable materials.

COMPANY OVERVIEW

     We engage in the following businesses relating to the industry:

          o    biosolids management
          o    bulk liquid waste transportation
          o    liquid waste processing and disposal
          o    maintenance and pumping services

     Our customers include:

          o    restaurants
          o    hospitals
          o    military bases
          o    office buildings
          o    apartments
          o    schools

          o    municipalities
          o    industrial businesses, and
          o    single family residences.

     All references to us include our operating subsidiaries unless the context indicates otherwise.

     We intend to expand our presence in the non-hazardous liquid waste industry through internal growth and acquisitions of local service providers throughout the United States. We believe that these acquisitions, by consolidating smaller local service providers, will create synergies and improve efficiencies.

COMPANY STRATEGY

     Because our industry is so highly fragmented, management believes the industry has the potential for significant cost savings by the economies of scale that may be realized in consolidation. These costs savings would include efficiencies as a result of common billing, the coordination of advertising, the elimination of duplicative professional and technical support providers, the standardization and upgrading of equipment and the improvement of employee training. We intend to determine lines of the non-hazardous liquid waste business in which an acquired service provider is not currently engaged and, if appropriate, assist the service provider in expanding into those areas.

We believe that continuing initiatives of government authorities relating to environmental and waste disposal problems have resulted in significant opportunities, through internal growth and acquisition, for waste management companies. We intend to use a portion of the proceeds of this offering to expand our existing facilities, to acquire other waste management companies or facilities, and to grow and expand the range of services offered by us.

     Our growth strategy will be to add to our service lines, to increase the capacity and service area of our existing service lines, and to expand our geographic presence through acquisitions and internal development. In particular, our intention is to seek opportunities to acquire businesses that will permit us to offer additional services to our existing customers, to introduce our existing services to customers of the acquired companies, and to offer our services to new customers in new markets. We also intend to acquire businesses with facilities located in new geographic markets, generally within reasonably close proximity to an existing Company facility. We believe that strategic location of our facilities in this manner will enable us to maximize utilization of its equipment and personnel and to satisfy special customer needs. It is our belief that strategic acquisitions will enable us to achieve economies of scale and operating efficiencies resulting from shared management, administrative, marketing and operating staffs. There can be no assurance given however that expected efficiencies and economies of scale will be realized.

     Acquisitions will be made with cash, shares of common stock, or a combination of cash and shares of common stock. Our acquisition strategy has been developed with the goal of increasing the efficiency and profitability of acquisition targets through operational and marketing synergies with our existing business operations. We will provide professional management to these acquired entities to eliminate duplicative processes and procedures among the acquired businesses. The services that we intend to provide to acquired entities include: sales management, accounts receivable and accounts payable management, debt collection, financial reporting, tax management, advertising, purchasing, legal, health and safety, environmental, human resources and training. Customer service representatives will also be provided. These services are intended to allow the local managers to focus on the growth of regional business.

     As part of this strategy we have acquired or intend to acquire the following three businesses:

     On March 10, 2000 we acquired Pipeline Contractors, Inc out of bankruptcy. Pipeline was founded in 1987 by Ron Denmark in Starke, Florida (until 1994 a/k/a Pipeline of North Florida, Inc.). Pipeline specializes in commercial site preparation, underground utilities installation, road paving and road related construction. Pipeline works mainly for governments and municipalities, but also bids jobs for private corporations. When we do by-pass work for the Jacksonville Electric Authority, Pipeline does the repair work on the bypassed lines, thereby making the businesses complementary.

     Pipeline's bankruptcy resulted form a dispute over a contract with the County of Putnam, Florida. During the course of performing the contract, it was discovered that the dirt on site was unsuitable. While the County was required to pay for suitable dirt for the project, the County refused to cost the overruns out of its general revenues. This forced Pipeline to fund these overruns itself; which eventually led Pipeline to file for bankruptcy protection.

     On June 1, 2000 we acquired Wealing Brothers, Inc. Wealing has been in operation since 1985 in Fowler, Indiana. The company is in the custom bio-solids removal and disposition business. They work mainly on removal of agriculture and industrial by-products from lagoons, retention ponds, lakes and reservoirs. They dispose of the waste by-products through a variety of methods which include belt-filter pressing, injection and land-spreading. Wealing has all of the necessary equipment to go into the disposition of grease and sludge as a new line of business.

     We signed a letter of intent to acquire Village Ventures, Inc. Subject to the completion of this offering and our signing a definitive agreement, we will acquire Village Ventures, d/b/a Village Septic, which has been in business in Middleburg, Florida since 1986. The company is engaged in the installation and repair of commercial and residential sewage systems. The company also engages in commercial and residential site preparation work. Weststar has a very small share of septic business in our area, and the addition of Village will allow us to expand this arm of our business. Also, Village and Pipeline Contractors will be able to jointly bid on projects that they previously could not compete for because of a lack of critical equipment that together they posses.

SERVICES

     We service both the public (governmental) and private (residential/ commercial) sector in the removal, transportation, treatment and disposal of non-hazardous waste materials including bio-solids, food service generated grease and septic waste which is processed and/or disposed of by us at environmentally approved treatment and disposal sites. Our waste removal, transport, treatment and disposal operations provided revenues during the fiscal years ended December 31, 1999 and December 31, 1998 in the respective amounts of $1,726,614 and $1,696,915. For the quarter ended March 31, 2000 these operations accounted for $337,579 in revenues. Within this service line, we categorize revenues in terms of bio-solid and septic waste removal, transport, treatment and disposal; and brown grease removal, transport, treatment, and disposal. Brown grease is food service generated grease that results from, among other things, the process of washing meats, fruits and vegetables and/or from washing dishes. During the fiscal years ended December 31, 1999, December 31, 1998, and the quarter ended March 31, 2000, the bio-solid and septic waste category accounted for sales revenues of $1,108,141, $1,314,770 and $216,658, respectively. During the same periods, the brown grease category accounted for sales revenues of $618,473, $382,145, and $120,921, respectively. We expect the grease category, including our proposed future operations involving yellow grease, to experience the greatest rate of growth of any category over the next five years.

ASSET SALE AGREEMENT - BUSINESS RESTRICTIONS

     In connection with the sale of certain assets to CBP Resources, Inc., we and Michael E. Ricks entered into a ten year non-compete agreement with CBP Resources, inc. These agreements prohibit us and Mr. Ricks from owning, operating or managing any businesses engaged in the grease trap business or related businesses in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama, and the District of Columbia and with certain areas bordering such states. Notwithstanding the foregoing, CBP Resources, Inc. has granted us limited rights to engage in certain prohibited activities in Tennessee, Alabama, West Virginia and Maryland.

WASTE TREATMENT

     We engage in septic waste and brown grease treatment and recycling through the operation of our Deland, Florida lime stabilization plant. We engage in bio-solid and brown grease treatment and recycling through our regional residual management facility located in the City of Baldwin, Florida. This plant is a state-of-the-art regional residual management facility using diffused air and activated sludge for the digestion of sewage and food service sludge. The bio-solids treated at City of Baldwin are derived, in part, from the wastewater treatment process which takes place at the same plant. The treatment process removes solid material from the liquid waste. The collected material, called bio-solids, residuals, or sewage sludge, is valuable as a soil conditioner and fertilizer because it is high in organic content and contains nutrients required by plants. Many agricultural operations need soil amendments and bio-solids have some properties that are not found in many other commercially available fertilizers, such as organic matter, trace elements, and slow nutrient release. Bio-solids have been shown to substantially lower fertilization costs. These factors, combined with improved regulations to protect public health and the environment, have helped to increase the proportion of bio-solids being used for agricultural land application. At the present time, we dispose of the collected materials from the treatment process at approximately six governmentally approved land application sites located in Florida and on occasion also use governmentally approved Florida landfills. These land application and landfill sites are owned by third parties and disposal is made under informal arrangements with the owners and operators thereof. We believe alternative or additional sites are readily available at competitive rates. Any change in availability or rate structure would have an adverse effect on our operations.

     Bio-solids have been produced and land applied since municipalities began to treat liquid waste about 150 years ago. Application to the land, either for disposal or fertilization, has been a natural solution. To achieve and maintain public acceptance, land application of bio-solids is accomplished in a way that protects public health and the environment. The public must be protected from exposure to harmful microorganisms or dangerous levels of chemical pollutants, and management practices are geared to protect the environment from harm. Land application must not cause objectionable odors or other aesthetic problems, which may foster public opposition. To meet these challenges, regulations at both the federal and state levels specify acceptable treatment, management, and beneficial use practices. Land applied bio-solids must meet regulatory limits on pollutant concentrations, requirements for destruction of potentially harmful microorganisms, and standards for reduction of attractiveness to vectors such as flies and rodents that can transmit the microorganisms to humans. Land application sites also are subject to site management requirements that provide further protection for public health and the environment.

REPAIR, MAINTENANCE AND INSTALLATION OF COMMERCIAL AND RESIDENTIAL WASTE SYSTEMS

     We install, maintain and repair commercial and residential waste disposal systems including septic tanks, drain fields, and grease traps. Septic tanks are sewage disposal tanks generally utilized on residential property which is not connected to municipal water and sewer lines. Drain fields are effluent disposal systems generally utilized in conjunction with septic tank systems which are not connected to municipal sewer lines. Grease traps are devices generally utilized by restaurants, supermarkets, food processors, and others in the food service industry to contain, segregate and prevent cooking grease and related waste products from entering the sewage system.

     The commercial segment of the market generally involves grease trap pump outs with service charges ranging from $75 - $200 per trap on a monthly maintenance contract. We also handles large lift station disposal jobs with charges ranging between $300 - $450 per station based on station size.

     The residential segment of this market involves various types of services. Our residential pump outs are generally based on septic tank pump outs with service charges of $135 - $300 per septic tank pump out based on size. Repair prices range between $125 - $400 on average for minor work and between $1,100 - $5,000 on average for large repair work such as drain field installations.

     This line of services generally involves long-term customer relationships. Routine maintenance of septic systems through pump outs should be carried out every three to five years. Grease trap maintenance through pump outs should be carried out every month based on the frequency of trap use. Commercial lift stations should be pumped four times a year. Lift stations are utilized to allow liquid waste to flow uninterruptedly through pipes despite changes in pipe dimensions or pipe elevations.

     The services provided by us with regard to this aspect of our business are, for the most part, similar to those provided by our competitors. We believe our prices to be comparable to most of our competitors.

WASTE RECYCLING

     Our waste recycling business is in the developmental stage and, in April, 2000, began with the delivery of our belt press unit. A belt processing facility is a waste treatment processing and recycling facility that utilizes a belt filter press system to treat and separate waste. A belt filter press pushes the waste material through a series of belts and rollers for the purpose of segregating certain components of the waste material. A belt processing plant provides us with a more efficient method of treating wastewater bio-solids and brown grease than is currently available to us through our operation of the Baldwin lime stabilization and waste water treatment plants. Such a plant gives us greater efficiency in separating solid materials from liquids thereby simplifying the recycling process and lessening the amount of material requiring land application. Our ability to process and recycle waste products extends our waste collection and disposal activities and in addition to resulting in saleable end products which could save us considerable disposal fees. The initial treatment and recycling facility will be devoted to the treatment of brown grease and bio-solids only. Recovered bio-solids can be converted to compost and sold to wholesale and retail gardening supply chains. Within the next 12 months, we intend to engage in yellow grease processing. Yellow grease, used to fry foods in supermarkets, restaurants, food processors and other food services establishments can be recycled into an end product with cosmetic industry applications or into an end product with an agricultural industry application as an animal feed supplement. We presently have a readily available source of yellow grease from the Food Lion supermarket chain and the Publix supermarket chain because we pump their grease traps and from several restaurant chains including certain McDonald's and Hardees' franchises.

SALES AND MARKETING

     To date, marketing has principally been conducted through the efforts of our management and administrative personnel, none of which devote their full time to such marketing activities. We believe our present arrangement to be adequate for our current needs. Marketing activities have included direct mailings, advertisements, and community involvement. All such activities have stressed our provision of reasonably priced, high quality, environmentally friendly service. Notwithstanding the restrictions placed upon us by our agreement with CBP Resources, Inc. as to our engaging in the grease trap business in the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and the District of Columbia, CBP has subcontracted considerable grease trap business in the restricted areas and otherwise to Weststar, with whose performance CBP has expressed its satisfaction. Based upon this, CBP has advised us that it intends to expand its subcontracting business to us in the states of Delaware, Georgia, Maryland, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia as well as other unnamed states. In addition, we are soliciting and will continue to solicit businesses which are not restricted by the CBP agreement by way of the removal, transport, treatment and disposal of septic waste and bio-solids. In this regard we submit bids on municipal government contracts, solicits institutions, manufacturers and national franchises including hospitals, manufacturers, and other appropriate organizations, as well as grease trap business in areas not covered by the CBP restriction.

SUPPLIES AND SUPPLIERS

     Our business is not dependent upon any raw materials and as such we are not dependent upon sources for raw materials or upon suppliers thereof.

SEASONAL ASPECTS

     We do not presently experience seasonal variations in its operating results. In the event we increase the geographic scope of our operations, through acquisition or expansion, to include material activity in northern states, we may experience seasonal fluctuations in revenues marked by lower revenues in the winter months.

RESEARCH AND DEVELOPMENT

     Most of our research and development activity is related to the development and establishment of one or more waste treatment and recycling facilities. During fiscal 2000, we anticipate spending less than 1% of our gross revenues on research and development. During the fiscal years ended December 31, 1999 and December 31, 1998, we spent approximately $45,000 and $25,000 or approximately 2.6% and 1.5% of gross revenues, respectively, on research and development. We are presently unable to anticipate the amount of its expenditures in this area during the current fiscal year. Our expenditures in this category, during the three months ended March 31, 2000, were negligible.

CUSTOMERS

     We provide our services to governmental and private sector customers. We presently derive a substantial portion of our revenues from governmental customers and it is anticipated that a substantial portion of our future revenues will be derived from governmental customers. The following table sets forth information relating to the approximate dollar amounts and percentages of revenues derived from each of governmental and private sector customers:

                                            YEAR ENDED DECEMBER 31,
                                  -----------------------------------------
                                          1998                   1999
                                  ------------------       ----------------
                                      $          %            $          %
                                  ---------     ----       -------     ----
     Private Sector .........       559,473     32.9       937,206     54.3
     Governmental ...........     1,137,442     67.0       789,408     45.7


     We have been dependent on a small number of customers for a significant portion of our revenues. For the years ended December 31, 1999 and 1998, revenues derived from two customers accounted for approximately 69.6% and 72.9% respectively of our revenues. The City of Jacksonville/Jacksonville Electric Authority accounted for approximately 41% of total sales in 1999 and approximately 61.4% of total sales in 1998. Food Lion Supermarkets accounted for approximately 28.6% of total sales in 1999 and approximately 11.5% of total sales in 1998.

     We were the lowest bidder for bio-solids hauling services for the City of Jacksonville for the contract period January 1, 1997 through September 30, 1997 (the "Initial Contract Period") based on its hauling price per gallon of bio-solids. The contract provided the City of Jacksonville with the option, at its sole discretion, to renew the contract for up to four additional one year terms. During the Initial Contract Period, on June 1, 1997, the City of Jacksonville, transferred and assigned all of its rights under the contract to the Jacksonville Electric Authority. On October 31, 1997, the Jacksonville Electric Authority and Weststar agreed to exercise the first of the four annual renewals which covers the period October 1, 1997 through September 30, 1998. The parties agreed that the maximum payment by the Jacksonville Electric Authority to us during that period with regard to bio-solids hauling would be $825,000. We provide the Jacksonville Electric Authority, without regard to dollar amount, with other services including emergency pipe bypasses, lift station cleaning, pipe inspections and other maintenance, repair, and emergency services (the "Other Services"). During the twelve month period ended December 31, 1999 and the three months ended March 31, 2000 the Jacksonville Electric Authority paid us an aggregate of $626,170 and $181,107, respectively, for bio-solids hauling. The contract was amended June 5, 1998 for the purpose of revising the renewal provisions thereof. The parties agreed to combine the three remaining annual renewal periods under the contract into a single term of three years ending September 30, 2001 and to renew the contract through the end of such three year period. The contract was further amended to adjust certain pricing terms covered by the contract. Such adjustments include the parties agreement that the maximum payment by the Jacksonville Electric Authority to us with regard to bio-solids hauling for each of the three years covered by the contract extension will not exceed $1,250,000 per contract year. Our ability to provide the Jacksonville Electric Authority with Other Services without regard to aggregate annual dollar amount was not affected by the contract amendment. Other adjustments included an increase in the per gallon price chargeable by us for standard bio-solids hauling and a decrease in the per gallon price for emergency bio-solids hauling necessitated by sewer overflows from $.14391 per gallon to $.05 per gallon. At the conclusion of the contract term, as extended, the Jacksonville Electric Authority will reopen the contract for bidding. At such time we intend to re-bid for the contract.

     We previously had a service agreement with Food Lion Inc. Inc., a large multi-state supermarket chain, to service all Food Lion Inc. stores in Virginia, Maryland (excluding the Ocean City area), Pennsylvania, Tennessee, Kentucky, Florida, Georgia, South Carolina and North Carolina. Notwithstanding the expiration of the service agreement, we continue to provide the same service to Food Lion Inc. on an extensive basis. The arrangements provide for the cleaning of external and internal grease traps at Food Lion Inc. stores and the disposal of brown grease removed from the grease traps. Our service of Food Lion Inc. is affected by our agreement with CBP Resources, Inc., pursuant to which we do not presently service Food Lion Inc. stores in North Carolina, South Carolina, and Pennsylvania but service Food Lion Inc. stores in Tennessee, West Virginia and Maryland at the discretion of CBP Resources, Inc. In connection with Food Lion Inc. stores which are serviced by CBP, we are occasionally requested by Food Lion Inc. to assist CBP with services. In such instances, we are reimbursed for their expenses. We also provide similar services to Kash and Karry, whose parent company is Food Lion Inc., under the same arrangement. This agreement is on a year to year basis.

COMPETITION

     We compete with a significant number of other non-hazardous liquid waste service providers. Competitors compete primarily on the basis of proximity to collection operations, fees charged and quality of service. Future technological changes and innovations may result in a reduction in the amount of non-hazardous liquid waste generated, or in alternative methods of treatment and disposal being developed. We also face competition from customers that may seek to enhance and develop their own methods of disposal. Increased use of internal treatment and disposal methods and other competitive factors may have a material adverse effect on our business, results of operation and financial condition.

     We will be at a disadvantage in competing against service providers that are better capitalized, have greater name recognition, have more background and experience, have greater financial, technical, marketing and other resources and skills, have better facilities and are able to provide services or products at a lower cost than us. Because our industry is currently highly fragmented, the acquisition of local service providers is the only strategy by which we will be able to penetrate existing markets.

GOVERNMENT REGULATION

     We are subject to rules and regulations of various federal, state and local governmental agencies. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the services provided by us. Any changes in these laws or regulations may affect our operations by imposing additional regulatory compliance costs, requiring the modification of or adversely affecting the market for our services. To the extent that demand for these services is based upon the need to comply with these regulations, any modification to these regulations may increase the cost of or decrease the demand for these services and adversely affect our business condition and results of operations.

     Additionally, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently, we may be required to obtain additional operating permits, registrations or approvals. The process of obtaining required permits, registrations or approvals can be lengthy and expensive and the issuance of such permit or the obtaining of such approvals may be subject to public opposition.

     The Resource Conservation Recovery Act is the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. Resource Conservation Recovery Act and state hazardous waste management programs govern the handling and disposal of "hazardous waste." The U.S. Environmental Protection Agency has issued regulations pursuant to the Resource Conservation Recovery Act. States have also promulgated regulations under comparable state statutes that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage and disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for the financial responsibility, manifesting of wastes, record keeping and reporting, as well as treatment standards for any hazardous wastes intended for land disposal.

     Non-hazardous liquid waste is currently exempt from the requirements of Resource Conservation Recovery Act. The repeal or modification of the Resource Conservation Recovery Act exemption covering this waste, or the modification of applicable regulations or interpretations regarding the treatment or disposal of non-hazardous liquid waste, may require us to alter our method of treating and disposing of this waste. Our current methods do not comply with the methods prescribed by the Environmental Protection Agency for treatment and/or disposal of waste as defined by Resource Conservation Recovery Act. These potential changes may result in decreased demand for our services or increased costs that could have a material adverse effect on our business.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended provides for immediate response and removal actions coordinated by the EPA for releases of hazardous substances into the environment and authorizes the government or private parties to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated the facilities at the time the substance was released, persons who arranged for the disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. The Comprehensive Environmental Response, Compensation and Liability Act of 1980 creates strict, joint and several liability for all costs of removal and remediation, other necessary response costs and damages for injury to natural resources.

     As we will be engaged in businesses that involve the treatment and removal of nonhazardous liquid waste, we do not expect to be subject to Comprehensive Environmental Response, Compensation and Liability Act of 1980. However, if we were to acquire a business that has disposed of hazardous waste or treated hazardous waste that falls within the parameters of Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Company may be held jointly and severally liable for the costs of any damage or required cleanup of the site.

     The Federal Water Pollution Control Act establishes rules regulating the discharge of pollutants into groundwater, streams, or other surface waters from a variety of sources, including waste disposal sites. The Federal Water Pollution Control Act provides civil, criminal and administrative penalties for violations of its provisions.

     State and local governments in which we now operate, or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of non-hazardous waste. Furthermore, many counties and municipalities also have ordinances, local laws and regulations affecting Company operations. These include zoning and health measures that limit waste management activities to specified sites or activities, flow control provisions that direct the delivery of wastes to specific facilities, laws that grant rights to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of wastes into a county or municipality.

     In addition, in order to develop, operate and expand waste management facilities, it is generally necessary to obtain and maintain in effect one or more operating permits as well as zoning, environmental and other land use permits. These permits and approvals are difficult and time-consuming to obtain and are frequently subject to opposition by local elected officials or citizens. Facility operating permits may be subject to revocation, and it may be necessary to periodically renew the permit. Revocation or renewal of a permit may reopen opportunities for opposition to the permit. Loss of an operating permit would require that the affected facility be shut down until the permit is renewed or reissued, and this could have a material adverse effect on our business and financial condition.

     In addition, certain states and localities may for economic or other reasons attempt to restrict the export of waste from their jurisdiction or require that a specified amount of waste be disposed of at facilities within their jurisdiction. Such restrictions, if enforced, could result in higher disposal costs for us.

INSURANCE

     We carry a broad range of insurance coverage, which we consider sufficient to meet regulatory and customer requirements and to protect our assets and operations. Our insurance coverage currently includes $2,000,000 of comprehensive general liability insurance, $1,000,000 of excess liability insurance and $1,000,000 of trucking liability insurance. We obtain additional insurance as required on a project-by-project basis. We attempt to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts, including employee training. Nevertheless, a partially or completely uninsured claim against us, if successful and of sufficient magnitude, could have a material adverse effect on our operations and financial condition. In addition, the inability to obtain insurance of the type and in the amounts required could impair our ability to obtain new contracts, which are, in certain instances, conditioned upon the availability of adequate insurance coverage.

     We do not currently maintain environmental impairment insurance. Management believes that it does not require this type of insurance and that it is common for waste management companies which do not participate in the hazardous waste business not to maintain such insurance. Nevertheless, there can be no assurance that hazardous substances are not or will not, unknown to us, be present at our facilities, or that we will not incur liability for environmental damage. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict, joint and several liability on the present and former owners and operators of facilities which release hazardous substances into the environment. Similar liability is imposed upon the generators and transporters of waste which contain hazardous substances. All such persons may be liable for waste site investigation, waste site cleanup costs and natural resource damages, which costs could be substantial, regardless of whether they exercised due care and complied with all relevant laws and regulations. There can be no assurance that we will not face claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 resulting in substantial liability for which we are uninsured, which could have a material adverse effect on our business and financial condition.

BONDING

     We are required, in some instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. Approximately 22% of our revenues for the year ended December 31, 1999 were derived from contracts or projects which required us to post bid and/or performance bonds. In addition to bid and performance bond requirements, new or proposed legislation in various jurisdictions may require the posting of substantial bonds or require waste management companies to provide other financial assurances covering the activities for certain waste management facilities.

PERSONNEL

     As of March 31, 2000, we had 57 employees including five executive officers, 10 administrative employees, and 42 field employees responsible for our trucking and repair requirements. We plan to add other employees in connection with our expansion and acquisition plans. We consider our relationship with our employees to be satisfactory. All of the employees work on a full time basis with the exception of two executive officers who work on an as needed basis and receive no compensation for their services as such. Of all employees, 21 are salaried while the other compensated employees are paid on an hourly basis. Our work force is non-unionized.

     All of our employees are leased to us by Professional Employers Plan of Tampa, Fla. and Strategic Outsourcing of North Carolina, unaffiliated companies that perform certain administrative functions for us. They are responsible for matters relating to payroll, payroll taxes, workers compensation, and the administration, procurement and payment of certain employee benefits. Notwithstanding the foregoing, all employees are hired by us and work under our control and direction. We provide these companies with the funds necessary to make all required payments to and on behalf of our employees.

PROPERTY AND EQUIPMENT

     We presently conduct our operations from three principal properties located in Jacksonville, Florida; Starke, Florida; and Deland, Florida.

     The Jacksonville, Florida property serves as our corporate and administrative headquarters and consists of approximately 1,516 square feet of office space. The property is subject to a three year lease which commenced on September 1, 1997. We consider this space adequate for our present and anticipated future needs. The lease is renewable at the end of the three year lease term upon mutual agreement of the parties on terms to be negotiated.

     The Starke, Florida property is used principally for repair work on our vehicles and equipment and as a staging area for our trucks. Our accounting offices are also located on the property. The property consists of approximately five acres of land and contains an approximately 5,055 square foot building which was constructed in 1989. On June 3, 1998, we mortgaged the property with Prime South Bank for $160,000. The mortgage requires the payment of interest at the annual rate of 9.5% and provides for 60 monthly payments of

$1,684.31 each along with a final principal balloon payment of $130,789.04 due on June 3, 2003. The mortgage is personally guaranteed by Dr. John S. Poser, one of our directors. The mortgage proceeds were used as working capital. In consideration of his guarantee of the mortgage obligation, we have agreed to pay Dr. Poser $500 per month so long as his guaranty is in effect.

     The Deland, Florida property is owned by our wholly owned subsidiary, B&B, is subject to a mortgage with a principal balance thereon, as of March 31, 2000, of approximately $254,329 and is used principally as a service site for our residential and commercial operations. The property consists of approximately two acres of land and contains an approximately 2,650 square foot building and an underground lime stabilization plant. The lime stabilization plant is used to stabilize septic waste and brown grease.

     For $1,500 per month we lease a treatment plant from the City of Baldwin, Florida. Under the lease, we dispose of the City's bio-solids, which we use to aid in the treatment process of brown grease.

     We presently own 16 tankers, three tractors, one belt press unit, one high velocity vacuum unit, three smaller pumping units, and lesser equipment needed for our present operations. In addition to the foregoing, we presently lease four tractors. We intend to use part of the proceeds from this offering to purchase four additional tankers and three tractors.

LEGAL PROCEEDINGS

     We are not currently engaged in litigation or arbitration, an adverse result of which would have a material effect on our financial condition, results of operations or future prospects.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to each of our directors and executive officers:

            NAME                  AGE                     POSITION
      --------------------      ------       -----------------------------------
      Michael E. Ricks (1)        39         President, Chief Executive Officer,
                                              and Director

      William B. Gray (1)         63         Chairman of the Board of Directors
                                              and Executive Vice President

      Keith M. Carter (1)         40         Treasurer, Chief Financial Officer
                                              and Director

      James D. Ricks (1)          44         Secretary

      Dr. John S. Poser (2)       53         Director

      Thomas F. Fey (2)           55         Director

----------
[FN]

(1) Member of the audit and finance committee

(2) Member of the compensation committee

     Each current director was elected on January 28, 1998. Executive officers are elected by and hold office at the pleasure of the board of directors. The term of office of each director is one year or until his or her successor is elected and qualified. Michael E. Ricks and James Ricks are cousins. No other family relationship exists between any director or executive officer of Weststar or any person contemplated to become such.

BIOGRAPHICAL INFORMATION

     The following is a brief account of the business experience of each director and executive officer of Weststar during the past five years or more.

     MICHAEL E. RICKS has been our president, chief executive officer and a director since it's inception in 1990. During such period he has been exclusively engaged in waste management activities on our behalf. He has served in similar capa cities for B&B since February 1994. From June 1989 through December 1989 Mr. Ricks was employed as an assistant general manager for Griffin Industries, a company engaged in rendering and yellow grease collection and disposal. From February 1987 until June 1989 he worked as staff manager/auditor for Independent Life Insurance Company and during 1986 he worked as an insurance agent for Liberty National Life Insurance Company. From March 1982 through June 1985 he worked for Carter's Fried Chicken, first as an operations manager (1982
- 1983) and later (1983 - 1985) as an owner/operator. From November 1979 through March 1982 he was employed as a unit manager for Spartan Foods, Inc.

     WILLIAM B. GRAY has been our chairman of the board of directors and the chairman of the board of directors of B&B since January 28, 1998. He served as a director of B&B from February 1994 through April 1997. From April 1992 through the present he also served as an executive vice president of Weststar and from April 1997 through January 1998 he served as our secretary and treasurer. He served as a director of Weststar from April 1992 through April 1997. He has served as an executive vice president for B&B since January 1998, a position which he also held from February 1994 through April 1997. He also served as B&B's secretary and treasurer from April 1997 through January 1998. From 1962 until 1992 he was employed by Otis Elevator in various capacities including District Manager for the State of Florida (1979 - 1992). Mr. Gray received a B.S. Degree in Mechanical Engineering from Auburn University in 1959 and a Business Management Certificate from Hartford Graduate College in 1981.

     KEITH M. CARTER has been our treasurer, chief financial officer and a director since January 28, 1998. He has also served as a director of B&B since January 28, 1998. At the present time, Mr. Carter does not receive salary or other compensation for his services to us and does not devote his full time to the performance of his Company duties. We are actively searching for a replacement for Mr. Carter as our treasurer and chief financial officer. Mr. Carter has been a practicing attorney in the State of Florida since 1985. From 1997 through the present Mr. Carter has worked for the law firm of Shackleford, Farrior, Stallings & Evans, P.A. From 1989 until 1997 he worked for the law firm of Mitchell & Carter, P.A., from 1986 until 1989 the law firm of Mitchell, Alley, Rywant & Vessel and from 1985 until 1986 the law firm of Butler & Burnette. Mr. Carter received a B.S. Degree in Business Finance from Florida State University in 1981, and a J.D. Degree from Stetson University College of Law in 1985.

     DR. JOHN S. POSER has been a director of Weststar and B&B since January 28, 1998. From 1983 to the present he has operated a medical practice dedicated to performing various types of plastic surgery. From 1984 to the present he has practiced in Gainesville, Florida. He is currently affiliated with Alachua General Hospital and North Florida Regional Hospital and is an associate clinical professor at the University of Florida. He is a member of the Certified American Board of Plastic Surgery, American Medical Association and the Alachua County Medical Society. He also serves as a member of the board of the American College of Surgeons. Dr. Poser received a B.A. Degree from the University of Wisconsin in 1968 and a medical degree from Northwestern University in 1973.

     THOMAS F. FEY has been a director of Weststar from inception through April 1997 and from January 1998 to the present. He has been director of B&B from February 1994 through April 1997 and from January 1998 to the present. From 1996 to the present he has worked as the owner/operator of three McDonald's Restaurants in Georgia. From 1984 until 1996 he was employed as the Director of Operations for McDonald's Restaurants. From 1967 until 1984 he worked in various academic capacities including Associate Director/Principal at the University of Florida Laboratory School, Assistant Professor at the University of Florida College of Education, Assistant Superintendent/Director of Curriculum at Ochechobee County School District, Co-Director for National Teachers Corps Federal Project and elementary school teacher. Mr. Fey received a Bachelor's Degree in Education from the University of Florida in 1967, a Masters Degree in Curriculum and Instruction from the University of Florida in 1970 and a Doctoral Degree in Administration and Supervision from the University of Florida in 1974.

BOARD COMPENSATION AND COMMITTEES

     We currently have six directors. Our board of directors currently has an audit and finance committee and a compensation committee. The audit committee consists of Michael B.

Ricks, William B. Gray and Keith M. Carter. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. The compensation committee consists of Dr. John S. Poser and Thomas F. Fey. The compensation committee makes recommendations to the board of directors regarding our stock and compensation plans, approves compensation of certain officers and grants stock options.

COMPENSATION COMMITTEE INTERLOCKS

     None of the members of the compensation committee is currently an officer or employee of Weststar.

DIRECTOR COMPENSATION

     We reimburse our nonemployee directors for expenses incurred in connection with attending board and committee meetings but do not compensate them for their services as board or committee members. We have in the past granted nonemployee directors options to purchase our common stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new nonemployee directors. Beginning after our stockholders meeting in 2000, our nonemployee directors may each receive nondiscretionary, automatic grants of options to purchase shares of our common stock upon joining the board of directors and nondiscretionary, automatic grants of options to purchase shares of our common stock each year pursuant to the 1997 Nonstatutory Stock Option Plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida General Corporation Act empowers a corporation to indemnify its directors and officers and to purchase Directors &Officers Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida General Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, the Company intends to purchase Directors & Officers Insurance, if such insurance is available at rates which are satisfactory to the Company.

     The Florida General Corporation Act provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article 7 of our Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

     The effect of the foregoing is to require us to indemnify our officers and directors for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange

Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by us during the three fiscal years ended December 31, 1999 to its chief executive officer. No other executive officer received annual compensation in excess of $100,000 in any of such fiscal years.

                                                      SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                            -------------------------------------------------------------------------------------------
NAME AND                    FISCAL                     OTHER ANNUAL   OPTIONS/     RESTRICTED      LTIP       ALL OTHER
PRINCIPAL POSITION           YEAR     SALARY    BONUS  COMPENSATION     SARS      STOCK AWARDS    PAYOUTS   COMPENSATION
------------------          -----     ------    -----  ------------     ----      ------------    -------   ------------
Michael E. Ricks             1999   $87,500(1)   $0   $20,769(1)(2)   46,155(3)        $0           $0           $0
 Chief Executive Officer
                             1998   $87,500(1)   $0   $19,171(1)(2)        0           $0           $0           $0

                             1997   $87,500      $0   $18,671(2)           0           $0           $0           $0

-------------------

(1) Does not include compensation paid to Mr. Ricks by CBP Resources, Inc. pursuant to a Non-Competition and Consulting Agreement.

(2)  Represents health insurance benefits and use of our leased automobiles.

(3) Represents 46,155 options issued to Mr. Ricks on April 28, 1997 and revised in September 1999, under our 1997 Stock Option Plan. Each option is exercisable to purchase one share of common stock at any time during the four year period commencing April 28, 1998 at a price of $5 per Share.

1997 NONSTATUTORY STOCK OPTION PLAN

     The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan, which was adopted by our Board of Directors in April 1997 covers up to 1,000,000 shares of our common stock which are issuable upon the exercise of a like number of options. The purpose of the Plan is to enable us to encourage eligible Plan participants to contribute to our success by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986. The Plan is presently administered by the Board. The eligible participants under the Plan are determined at the discretion of the Board. Subject to the express provisions of the Plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of Common Stock to be subject to each option and the duration of the options. Options may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 the Company issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5.00 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four year period commencing January 1, 1999. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices. However, the Company has adopted a policy whereby no options will be granted having an exercise price of less than 85% of market price at the time of grant.

EMPLOYMENT AGREEMENTS

     On April 28, 1997 Michael E. Ricks, our president and chief executive officer, entered into a written three year employment agreement with us. The employment agreement provides for Mr. Ricks to receive a base salary of $87,500 in the first year, $96,250 in the second year and $105,000 in the third year. It also provides Mr. Ricks with health insurance and medical benefits, the use of a Company leased automobile and the right to participate in any bonus or other incentive compensation, profit sharing or retirement plan that we may institute in the future. The employment agreement also contains a non-compete provision which provides that Mr. Ricks cannot, during the three year term of the employment agreement or upon the termination of his employment, whichever event shall occur later, and for a period of two years thereafter, engage in any business which is in direct competition with us, within any state or jurisdiction in which we are engaged in business, without our prior written consent. No assurance can be given however, as to the enforceability of such non-compete provisions. Non-competition agreements are not always enforceable due to public policy limitations existing in various states and the difficulty of obtaining injunctive relief. The employment agreement also contains provisions that require us to continue to pay Mr. Ricks all or part of his employment compensation at the rate in effect on the date of termination, including any compensation due under any bonus or profit sharing plans, for the period from the date of termination through the scheduled expiration date of the employment agreement, in the event of disability, certain changes in control of the Company, and other events resulting in termination of employment without cause. Mr. Ricks' salary did not increase as was designed in the employment agreement. In June 1999 we entered into a new three year employment agreement with Mr. Ricks. The terms of the new agreement are the same as his old employment agreement, except that we agreed to pay Mr. Ricks $87,500 for the first year, $125,000 for the second year and $137,500 for the third year.

                              CERTAIN TRANSACTIONS

     The transactions disclosed herein were for the most part entered into by us at times when we lacked sufficient disinterested, independent directors to ratify such transactions or were not separately ratified by a majority of our disinterested, independent directors on or about the effective date of each such transaction. Despite the fact, we believe all of the transactions disclosed in this section were made on terms as fair as those obtainable from independent third parties, were independent third parties able and willing to enter into similar transactions with us. In addition, all of the transactions disclosed herein have been subsequently ratified by all of our disinterested, independent directors who did not have an interest in the transactions and who had access, at our expense, to legal counsel. Our present independent directors are Dr. John
S. Poser and Mr. Thomas F. Fey. No other material transactional activities between us and our officers, directors, 5% shareholders or their affiliates are presently pending nor are any such transactions currently proposed.

     Since our inception Michael E. Ricks has periodically loaned us money. The aggregate outstanding principal balance of these loans as of March 31, 2000 is $209,730. The loan, which is payable on demand, is non-interest bearing. We intend to use part of the proceeds of this offering to repay this loan.

     During the period January 1996 through December 1997 we made payments in the aggregate amount of $42,000 to William B. Gray, an officer and director of Weststar, in consideration of Mr. Gray's leasing to us certain equipment owned by him including a dump truck, back-hoe and pressure washer. We consider the payments required by the equipment lease to have been fair and reasonable.

     On October 7, 1997 G&W Framing Contractors, Inc., an inactive company owned by William B. Gray, made a $120,000 loan to Weststar to be used for working capital purposes. The loan, which is payable on demand and reflected by a promissory note of the Company dated October 7, 1997, requires the Company to pay interest on the outstanding principal balance through the date of repayment at the annual rate of 18%. At March 31, 2000 the full amount of principal and interest due on this loan had been reduced to $101,375. The Company intends to use part of the proceeds of this offering to repay this loan.

     During 1997, short-term loans were made and repaid to two directors, William B. Gray in the amount of $60,000 and Thomas F. Fey in the amount of $55,000, each with annual interest at the rate of 12%. The proceeds were used to discharge outstanding debt secured by a mortgage on our real estate in Starke, Florida.

     Dr. John S. Poser has guaranteed a loan made to us in the amount of $160,000 in June 1998, for which we are compensating him at the rate of $500 per month.

     As of February 1998 we issued 50,000 shares of our common stock to Environmental and Financial Consulting Inc., a corporation owned by William W. Perry, in consideration of financial consulting services and the arrangement of a number of commercial loans made to us. Mr. Perry is the husband of Jeannie Perry, one of our principal shareholders.

     During 1998 and 1999 Marie Stubbs, a principal shareholder, loaned us a total of $26,000, payable on demand. The annual interest rate on this loan is 8.5%. This loan will be repaid from the proceeds of this offering.

     Between September 23, 1998 and January 18, 1999, Peggy W. Stubbs, a principal shareholder, loaned us an aggregate of $48,865.68 at the annual interest rate of 8.5%. The principal amount of the loans has been reduced to $29,805.68 as of the date of this offering. We intend to pay the balance of this loan out of the proceeds from this offering.

     In connection with future material transactions between us and affiliated parties, we have adopted a policy which requires that:

          o all future material affiliated transactions and loans be made or entered into on terms that are not less favorable to us than those that can be obtained from unaffiliated third parties;

          o all future material affiliated transactions and loans, and any forgiveness of loans, be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our counsel or independent legal counsel ; and

          o    we will maintain at least two independent directors.

                       TERMINATION OF S CORPORATION STATUS

     Since inception, we have elected to operate under subchapter S of the Internal Revenue Code and comparable provisions of some state income tax laws. An S corporation generally is not subject to income tax at the corporate level, with some exceptions under state income tax laws. Instead, an S corporation's income generally passes through to its stockholders and is taxed on their personal income tax returns. AS a result, our earnings have been taxed for federal and state income tax purposes, with some exceptions, directly to our existing stockholders.

     On or prior to the closing of this offering, we will terminate our S corporation status. Following the closing of this offering, we do not intend to make a distribution to our existing stockholders of their aggregate federal and state income tax liabilities attributable to our S corporation pass-through income for the year 1999 and the portion of 2000 prior to the termination of our S corporation status of up to $500,000. This distribution may be made using a portion of the net proceeds of this offering. The actual amount of this will be reduced to the extent distributions of accumulated earning are made by us to the existing stockholders prior to the date of this offering with other corporate funds.

     The existing stockholders have agreed to indemnify us should our S corporation status during any portion of the period for which we claimed such status in federal or state income tax filing ever be successfully challenged, up to an aggregate of $500,000. We cannot assure you that the amount of any indemnity we recover form our existing stockholders would be sufficient to cover the amount of any tax liability if our S corporation status is successfully challenged.

     In connection with the termination of our S corporation status, we may be obligated to record a deferred tax asset or liability, which will be recognized in the quarter during which this offering occurs.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of March 31, 2000 (as adjusted to reflect the sale of the shares offered by this prospectus) by:

          o each person who is known by us to beneficially own more than 5% of our common stock

          o    each of the named executive officers and each of our directors;
               and

          o    all of our officers and directors as a group.

     Percentage of ownership is based on 1,750,000 shares outstanding as of March 31, 2000, and 2,915,833 outstanding after this offering and the acquisitions, assuming no exercise of the underwriters' over-allotment option. All shares of the common stock subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Weststar Environmental, Inc., 9550 Regency Square Boulevard, Suite 1109, Jacksonville, FL 32225.

                                                               PERCENTAGE OWNERSHIP
                                       NUMBER OF SHARES       ----------------------
  NAME AND ADDRESS OF                  OF COMMON STOCK         BEFORE          AFTER
  BENEFICIAL OWNER                    BENEFICIALLY OWNED      OFFERING(8)    OFFERING(9)
  -------------------                 ------------------      --------       --------
Marie H. Stubbs                            394,451(1)           18.5%          12.3%
Cottage 405
Sea Island, Georgia 31561

Michael E. Ricks                           380,445(2)           17.8%          11.8%

Peggy W. Stubbs                            294,452              13.8%           9.2%
5209 Leeward Cove
Amelia Island, Florida 32034

Jeannie A. Perry                           144,307(3)            6.8%           4.5%
12563 Mission Hills Circle North
Jacksonville, Florida 32225

Keith M. Carter

James Ricks                                    615(4)             *              *

William B. Gray                            112,308(5)            5.3%           3.5%

Dr. John S. Poser                           10,574(6)             *              *

Thomas F. Fey                                1,000                *              *


All officers and directors
  as a group (6 persons)                   504,942(7)           23.7%          15.7%

--------------
*less than 1%

(1) John Stubbs, the husband of Marie Stubbs, has neither voting nor investment power with regard to such shares and disclaims any beneficial ownership thereof. Marie Stubbs is the sister-in-law of Peggy Stubbs.

(2) Includes 46,155 shares issuable upon exercise of 46,155 stock options granted by us to Mr. Ricks at an exercise of price of $5.00 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(3) William Perry, the husband of Jeannie Perry, has neither voting or investment power with regard to such shares and disclaims any beneficial ownership thereof. Mr. Perry owns Environmental & Financial Consulting, Inc. which has a seven year consulting agreement with Weststar. Mr. Perry has 46,155 options exercisable at $5.00 per share. Environmental & Financial Consulting, Inc. owns 50,000 shares of Weststar.

(4) Includes 615 shares issuable upon exercise of 615 stock options granted by us to Mr. Ricks at an exercise price of $.001 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

(5) Includes 12,308 shares issuable upon exercise of 12,308 stock options granted by us to Mr. Gray at an exercise of price of $5.00 per share. The options are exercisable at any time during the four year period commencing April 28, 1998. All of the shares presently owned by Mr. Gray and the shares which may be issued to Mr. Gray upon the exercise of any stock options are and/or will be owned by Mr. Gray, Living Trust.

(6) Includes 3,074 shares issuable upon exercise of 3,074 stock options granted by us to Dr. Poser at an exercise of price of $5 per share. The options are exercisable at any time during the four year period commencing April 28, 1998.

 (7) Includes 62,152 stock options held by our officers and directors, all of which are exercisable within the next 60 days.

     Michael E. Ricks, Marie Stubbs and Peggy Stubbs may be deemed to control us by virtue of their ownership or control of our common stock.

                          DESCRIPTION OF OUR SECURITIES

     We are incorporated in the state of Florida and are authorized to issue up to 10,000,000 shares of common stock having a par value of $0.001 per share and 5,000,000 shares of preferred stock having a par value of $0.001 per share. Neither the amended and restated certificate of incorporation nor the by-laws contain any provision that would delay, defer or prevent a change in control.

COMMON STOCK

     As of March 31, 2000, 1,750,000 shares of common stock are issued and outstanding. Each share of common stock entitles the holder to one vote on each matter submitted to the stockholders. The holders of common stock:

          o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

          o are entitled to share ratably in all of the assets available fo distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

          o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

          o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

     We have not paid any dividends on our common stock to date. We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, our capital requirements and our operating and financial conditions.

     Our proposed trading symbol does not imply that a liquid and active market will develop or be sustained for the securities upon completion of this offering.

         Our calculation that 2,915,833 shares of common stock will be outstanding after this offering and the acquisitions is based on the 1,750,000 shares of common stock outstanding prior to the offering, 1,000,000 shares of common stock being sold by us in this offering, and 165,833 shares to be issued in connection with the acquisitions. Our calculation of the shares of common stock to be outstanding after this offering excludes:

          o 150,000 shares of common stock subject to the underwriter's over-allotment option,

          o 100,000 shares of common stock issuable upon the exercise of the underwriter's warrant,

          o 300,000 shares of common stock reserved for issuance under our stock option plan,

          o 16,667 shares of common stock issuable upon the exercise of warrants issued in conjunction with notes payable, and

          o 150,000 shares of common stock issuable upon conversion of a promissory note.

PREFERRED STOCK

     Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. We have no present intention to issue any shares of preferred stock. There can be no assurance that we will not do so in the future. No preferred stock may be issued without the underwriter's consent for 12 months following the effective date of this prospectus.

OUTSTANDING STOCK OPTIONS

     There are currently outstanding, under our 1997 Nonstatutory Stock Option Plan, 300,000 options to purchase a like number of shares of our common stock. These options are held by 15 persons. 127,688 options expire on April 28, 2002 and 172,312 options expire on January 1, 2003. 283,078 options have an exercise price of $5.00 per share and 16,922 options have an exercise price of $.001.

TRANSFER AGENT

     Stock Trans, Inc. has been appointed as the transfer agent and registrar for our common stock. The transfer agent's address is 7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003, its telephone number is (610) 649-7300.

SHARES ELIGIBLE FOR FUTURE SALE

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. Upon completion of this offering, we will have outstanding 2,915,833 (not including the exercise of outstanding stock options) shares of common stock or 3,065,833 shares if the underwriter's over-allotment option is exercised in full. Of these shares, 2,637,000 will be freely tradeable, subject to lock-up agreements with the underwriter and volume restrictions imposed by rule 144. The lock-up agreements executed by the officers, directors and holders of a minimum of five percent of our common stock prohibit the transfer of 1,546,333 of the freely tradeable shares without the underwriter's consent for 24 months after the offering.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our bylaws provide that we shall indemnify its officers, directors, employees and other agents to the fullest extent permitted by Florida law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Florida law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us or our shareholders. This provision in the certificate of incorporation does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies including as an injunction or other forms of non-monetary relief would remain available under Florida law. Each director will continue to be liable for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to shareholders. In addition, this provision does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

     We have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom Kashner Davidson Securities Corporation is acting as representative, the following respective numbers of shares of common stock.

                                                                NUMBER
       UNDERWRITERS                                            OF SHARES
       ------------                                            ---------

         Kashner Davidson Securities Corporation.............  1,000,000

               Total.........................................


     The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

     Upon the completion of this offering and for a period of 24 months, officers, directors and stockholders who will own more than 5% of our issued and outstanding common stock after the offering are not permitted, without the prior consent of the underwriter, to publicly sell, offer or contract to sell or grant any option to purchase, transfer, assign or pledge, or otherwise encumber or dispose of any shares of our stock. In the event that our stock is assigned or transferred in a private sale, the assignee or transfer is also bound by the agreement.

     In addition, for a 12 month period we will not file a registration statement on Form S-8, except for the 1,000,000 shares issuable under our stock option plan, without Kashner Davidson Securities Corporation's consent.

     We and Kashner Davidson Securities Corporation will enter into a financial consulting agreement providing for Kashner Davidson Securities Corporation to act as management and financial consultant to us for a two-year period for a fee of $108,000 payable at the closing of this offering.

     We have granted Kashner Davidson Securities Corporation, for a period of not less than five years after the closing of the offering, the right to have Kashner Davidson Securities Corporation's designee present at meetings of the board of directors and each of its committees subject to our right to exclude the designee under particular circumstances. The designee will be entitled to the same notices and communications sent by us as we give to our directors and will attend directors' and committees' meetings, but will not be entitled to vote at these meetings. This designee will also be entitled to receive the same compensation payable to directors as members of the board of directors and its committees and all reasonable expenses in attending the meetings. Such compensation shall not be more than that received by other directors. As of the date of this prospectus, no designee has been selected.

PUBLIC OFFERING PRICE AND DEALERS CONCESSION

     The underwriter proposes initially to offer the shares of common stock offered by this prospectus to the public at the public offering price per share set forth on the cover page of this prospectus and to some dealers, who are members of the National Association of Securities Dealers, Inc., at that price less a concession not in excess of $[ ] per share. The underwriters and the selling group members may not reallow any further discounts on sales to other broker/dealers. After the offering has been completed, the public offering price and concession and discount to dealers may be changed by the underwriter.

OVER-ALLOTMENT OPTION

     We have granted the underwriter an option, which may be exercised within 45 days after the date of this prospectus, to purchase up to 150,000 additional shares of common stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. If the underwriter exercise its over-allotment option to purchase any of these additional 150,000 shares of common stock, these additional shares will be sold by the underwriter on the same terms as those on which the shares offered by this prospectus are being sold. We will be obligated, under the terms of to the over-allotment option, to sell shares to the underwriter if the underwriter exercises their over-allotment option. The underwriter may exercise its over-allotment option only to cover over-allotments made in connection with the sale of the shares of common stock offered by this prospectus.

NON-ACCOUNTABLE EXPENSE ALLOWANCE

     We have agreed to pay the underwriter a non-accountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of common stock underwritten, including the sale of any shares of common stock that the underwriter may sell to cover over-allotments, if any, of which $50,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the common stock offered in this prospectus for sale under the laws of the states as Weststar and the underwriter may designate and registering the offering with the NASD, including filing fees and fees and expenses of counsel retained for these purposes.

UNDERWRITING COMPENSATION

     The following table summarizes the compensation to be paid to the underwriter by us, which includes a 10% discount:

                                                         TOTAL
                                             ------------------------------
                                                WITHOUT           WITH
                                PER SHARE    OVERALLOTMENT    OVERALLOTMENT
                                ---------    -------------    -------------

Underwriting discounts
  paid by us..................    $.60         $600,000        $690,000

INDEMNIFICATION OF UNDERWRITER

     We have agreed to indemnify the underwriter against specific civil liabilities, including liabilities under the Securities Act.

     Each of the underwriters has agreed to indemnify us, our officers and directors, and each person who controls it within the meaning of Section 15 of the Securities Exchange Act of 1933 with respect to any statement in or omission from the registration statement of which this prospectus forms a part or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to us by such underwriter specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto. In like manner, we have agreed to indemnify the underwriters with respect to statements in or omissions from the registration statement or prospectus made by us.

UNDERWRITER'S WARRANT

     Upon completion of this offering, we will sell to the underwriter, for its own accounts, a warrant covering an aggregate of up to 100,000 shares of common stock exercisable at a price of $8.40 per share. The underwriter will pay a price of $100 for the warrant. The underwriter will receive 100,000 shares if it exercises the warrant, commencing on the first anniversary of the date of this offering until the fifth anniversary of the date of this offering. The terms of the warrant require us to register the common stock for which the warrant is exercisable within one year from the date of the prospectus. This underwriter's warrant is not transferable by the warrant holders other than to officers and partners of the underwriter. The exercise price of the underwriter's warrant and the number of shares of common stock for which the warrant is exercisable are subject to adjustment to protect the warrant holders against dilution in specific events.

STABILIZATION AND OTHER TRANSACTIONS

     In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions effected in accordance with rule 104 of Regulation M under the Securities Exchange Act of 1934, which permits an underwriter to bid for, or purchase, common stock for the purpose of stabilizing the market price. The underwriter also may create a short position by selling more common stock in connection with this offering than they are committed to purchase from us, and may then purchase common stock in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in the paragraph is required, and, if they are undertaken, they may be discontinued at any time.

DISCRETIONARY ACCOUNTS

     The underwriter has informed us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. Accordingly, the initial public offering price for the common stock was determined by negotiation between us and the underwriter. Among the factors considered in determining the initial public offering price were:

          o    our results of operations,

          o    our current financial condition,

          o    our future prospects,

          o    the state of the markets for our services,

          o    the experience of our management,

          o    the economics of our industry in general,

          o    the general condition of the equity securities market, and

          o the demand for similar securities of companies considered comparable to us.


                                  LEGAL MATTERS

     Particular legal matters that arise in connection with the offering will be passed upon for us by Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York 11530. Particular legal matters that arise in connection with the offering will be passed upon for the underwriter by its counsel, Sichenzia, Ross & Friedman LLP, 135 West 50th Street, New York, New York 10020.

                                     EXPERTS

     The financial statements of Weststar Environmental, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, appearing in this prospectus and registration statement, have been audited by Horton & Company, L.L.C., Certified Public Accountants, as stated in their reports which appear elsewhere in this prospectus and in the registration statement, and are included in reliance upon the reports of Horton & Company, L.L.C. given upon their authority as experts in accounting and auditing.

     The financial statements of Pipeline Contractors, Inc., and Wealing Brothers, Inc. at and for the two years ended December 31, 1999 and Village Ventures, Inc. at and for the year ended December 31, 1999 appearing in this prospectus and registration statement have been audited by Reddish & White, C.P.A.'s , as stated in their reports which appear elsewhere in this prospectus and in the registration statement, and are included in reliance upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Weststar will file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

          o At the public reference room of the SEC, Room 1024- Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

          o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

          o By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

          o From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     Weststar has filed with the SEC a registration statement under the Securities Act of 1933, for the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all the information set forth, or annexed as exhibits to, the registration statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information with respect to Weststar and the common stock, reference is made to our registration statement, including exhibits, copies of which may be inspected and copied at the facilities of the SEC. Copies of the registration statement, including exhibits, may be obtained from the Public Reference Section of the SEC at the address listed in the paragraph above upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

     Weststar intends to distribute to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make other periodic reports as we determine to be appropriate or as may be required by law. Weststar's fiscal year ends December 31 each year.

                                      INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                            -----
WESTSTAR ENVIRONMENTAL, INC. AND SUBSIDIARIES
Independent Auditors' Report                                                                    F-2
Consolidated balance sheets as of December 31, 1999 and 1998 and March 31, 2000                 F-3
Consolidated statements of operations for the years ended December 31, 1999 and
  1998 and for the three-month periods ended March 31, 2000 and 1999                            F-4
Consolidated statements of stockholders' equity for the years ended December 31,
  1999 and 1998 and for the three-month periods ended March 31, 2000 and 1999                   F-5
Consolidated statements of cash flows for the years ended December 31, 1999 and
  1998 and for the three-month periods ended March 31, 2000 and 1999                            F-6
Notes to consolidated financial statements                                                  F-7-F-20

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Explanatory note relating to pro forma condensed consolidated financial
  information                                                                                   F-21
Pro forma condensed consolidated balance sheet as of March 31, 2000 (unaudited)                 F-22
Pro forma condensed consolidated statement of income for the three-month period
  ended March 31, 2000 (unaudited)                                                              F-23
Pro forma condensed consolidated statement of income for the year ended
  December 31, 1999 (unaudited)                                                                 F-24
Notes to pro forma condensed consolidated financial statements (unaudited)                 F-25-F-26

PIPELINE CONTRACTORS, INC.
Independent Auditors' Report                                                                    F-27
Balance sheet as of December 31, 1999                                                           F-28
Statement of income and retained earnings for the year ended December 31, 1999                  F-29
Statement of cash flows for the year ended December 31, 1999                                    F-30
Notes to financial statements                                                              F-31-F-35
Independent Auditors' Report                                                                    F-36
Balance sheet as of December 31, 1998                                                           F-37
Statement of income and retained earnings for the year ended December 31, 1998                  F-38
Statement of cash flows for the year ended December 31, 1998                                    F-39
Notes to financial statements                                                              F-40-F-45
Statement of income for the period January 1, 2000 through March 9, 2000 (unaudited)            F-46

WEALING BROTHERS, INC.
Independent Auditors' Report                                                                    F-47
Balance sheet as of December 31, 1999                                                           F-48
Statement of income and retained earnings for the year ended December 31, 1999                  F-49
Statement of cash flows for the year ended December 31, 1999                                    F-50
Notes to financial statements                                                              F-51-F-54
Independent Auditors' Report                                                                    F-55
Balance sheet as of December 31, 1998                                                           F-56
Statement of income and retained earnings for the year ended December 31, 1998                  F-57
Statement of cash flows for the year ended December 31, 1998                                    F-58
Notes to financial statements                                                              F-59-F-62
Balance sheet as of March 31, 2000 (unaudited)                                                  F-63
Statement of income for the three-month period ended March 31, 2000 (unaudited)                 F-64

VILLAGE VENTURES, INC.
Independent Auditors' Report                                                                    F-65
Balance sheet as of December 31, 1999                                                           F-66
Statement of income and retained earnings for the year ended December 31, 1999                  F-67
Statement of cash flows for the year ended December 31, 1999                                    F-68
Notes to financial statements                                                              F-69-F-72
Balance sheet as of March 31, 2000 (unaudited)                                                  F-73
Statement of income for the three-month period ended March 31, 2000 (unaudited)                 F-74


                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Weststar Environmental, Inc. and subsidiaries
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Weststar Environmental, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weststar Environmental, Inc. and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                   /s/ HORTON & COMPANY, L.L.C.
                                                   ----------------------------
                                                       HORTON & COMPANY, L.L.C.

March 8, 2000
Wayne, New Jersey

                                         WESTSTAR ENVIRONMENTAL, INC.
                                               AND SUBSIDIARIES

                                         CONSOLIDATED BALANCE SHEETS

                                                   ASSETS


                                                                       MARCH 31,             DECEMBER 31,
                                                                     -----------    -----------------------------
                                                                         2000            1999            1998
                                                                     -----------    ------------      -----------
                                                                     (UNAUDITED)
Current assets:
  Cash                                                               $   67,773      $  144,186        $   18,108
  Accounts receivable, net of allowances of $17,000
     in 2000, $35,000 in 1999, and $26,000 in 1998                      721,922         134,408            75,884
  Prepaid expenses                                                       82,712          69,175            43,777
                                                                     ----------      ----------        ----------
           Total current assets                                         872,407         347,769           137,769

Property and equipment, net                                           1,861,391       1,503,707         1,647,228

Deferred charges and other assets                                     1,444,872         291,085           168,975
                                                                     ----------      ----------        ----------
                                                                     $4,178,670      $2,142,561        $1,953,972
                                                                     ==========      ==========        ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Notes payable                                                      $  661,898      $  354,393        $   88,500
  Current portion of long-term debt                                     346,012         315,496            66,036
  Current portion of capital lease obligations                           80,815          82,949            63,201
  Accounts payable                                                      510,104         289,425           361,248
  Accrued expenses                                                      140,292          52,075           100,152
  Stockholder loans                                                     573,536         331,001           340,697
                                                                     ----------      ----------        ----------
             Total current liabilities                                2,312,657       1,425,339         1,019,834

Long-term debt, net of current portion                                  437,800         235,862           551,357
Capital lease obligations, net of current portion                        27,910          39,293           122,242
Other long-term liabilities                                             310,802           --                --
                                                                     ----------      ----------        ----------
                                                                      3,089,169       1,700,494         1,693,433
                                                                     ----------      ----------        ----------
Stockholders' equity:
  Common stock, $.001 par value,
    10,000,000 shares authorized;
    1,800,000 shares issued, 1,750,000 shares
      outstanding in 2000
    1,694,000 shares issued, 1,644,000 shares
      outstanding in 1999

    1,690,000 shares issued and outstanding in 1998                       1,800           1,694             1,690
  Additional paid-in capital                                            755,192         140,898           139,902
  Treasury stock, 50,000 shares, at cost                                (12,500)        (12,500)             --
  Retained earnings                                                     345,009         311,975           118,947
                                                                     ----------      ----------        ----------
                                                                      1,089,501         442,067           260,539
                                                                     ----------      ----------        ----------
                                                                     $4,178,670      $2,142,561        $1,953,972
                                                                     ==========      ==========        ==========

                              See notes to consolidated financial statements

                                       WESTSTAR ENVIRONMENTAL, INC.
                                             AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                  THREE-MONTH PERIOD
                                                                     ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                                              --------------------------       ---------------------------
                                                                 2000             1999            1999            1998
                                                              ----------       ---------       ----------       ----------
                                                              (UNAUDITED)     (UNAUDITED)
Revenues                                                      $  489,834       $ 335,173       $1,726,614       $1,696,915
                                                              ----------       ---------       ----------       ----------
Direct costs:
  Labor and benefits                                             126,901         129,250          466,145          528,615
  Vehicle operating costs                                         40,564          12,048          176,041          238,860
  Depreciation                                                    59,000          53,000          237,469          260,956
  Insurance                                                       17,538          10,453           39,206           91,584
  Other                                                           95,960          38,508          226,993          113,952
                                                              ----------       ---------       ----------       ----------
                                                                 339,963         243,259        1,145,854        1,233,967
                                                              ----------       ---------       ----------       ----------
Gross profit                                                     149,871          91,914          580,760          462,948

Selling and administrative expenses                               84,273          43,900          285,054          330,489
                                                              ----------       ---------       ----------       ----------
Income from operations                                            65,598          48,014          295,706          132,459
                                                              ----------       ---------       ----------       ----------

Other expenses:
  Cost of delaying planned public offering                          --              --               --            204,088
  Interest expense                                                32,564          17,671          102,678           86,745
                                                              ----------       ---------       ----------       ----------
                                                                  32,564          17,671          102,678          290,833
                                                              ----------       ---------       ----------       ----------
Net income (loss)                                             $   33,034       $  30,343       $  193,028       $ (158,374)
                                                              ==========       =========       ==========       ==========

PRO FORMA INFORMATION (UNAUDITED):

Historical income (loss) before income taxes                  $   33,034       $  30,343       $  193,028       $ (158,374)

Pro forma income tax (expense) benefit                           (12,000)        (11,000)         (66,000)          55,000
                                                              ----------       ---------       ----------       ----------
Pro forma net income (loss)                                   $   21,034       $  19,343       $  127,028       $ (103,374)
                                                              ==========       =========       ==========       ==========
Pro forma earnings (loss) per share:
  Basic                                                       $     0.01       $    0.01       $     0.08       $    (0.06)
                                                              ==========       =========       ==========       ==========
  Diluted                                                     $     0.01       $    0.01       $     0.08       $    (0.06)
                                                              ==========       =========       ==========       ==========

Historical weighted average shares outstanding:
  Basic                                                        1,672,033       1,690,000        1,673,951        1,666,630
                                                               =========       =========       ==========       ==========
  Diluted                                                      1,735,077       1,706,888        1,690,849        1,666,630
                                                               =========       =========       ==========       ==========

                              See notes to consolidated financial statements

                                       WESTSTAR ENVIRONMENTAL, INC.
                                             AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
                        FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 1999

           (INFORMATION FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 1999 IS UNAUDITED)

                                                COMMON STOCK      ADDITIONAL      TREASURY STOCK
                                          ---------------------    PAID-IN     --------------------    RETAINED
                                            SHARES      AMOUNT     CAPITAL     SHARES     AMOUNT       EARNINGS
                                          ---------   ---------   ---------      ------   ---------    ---------
Balances at January 1, 1998               1,500,000   $   1,500   $  92,592        --     $    --      $ 277,321

Stock issued in satisfaction of fees        190,000         190      47,310        --          --           --

Net loss                                       --          --          --          --          --       (158,374)
                                          ---------   ---------   ---------      ------   ---------    ---------
Balances at December 31, 1998             1,690,000       1,690     139,902        --          --        118,947

Redemption of stock in
  adjustment of fees                           --          --          --        50,000     (12,500)        --

Stock issued in conjunction with
  issuance of debt                            4,000           4         996        --          --           --

Net income                                     --          --          --          --          --        193,028
                                          ---------   ---------   ---------      ------   ---------    ---------
Balances at December 31, 1999             1,694,000   $   1,694   $ 140,898      50,000   $ (12,500)   $ 311,975
                                          =========   =========   =========   =========   =========    =========
Balance at January 1, 1999                1,690,000   $   1,690   $ 139,902        --     $    --      $ 118,947

Net income (unaudited)                         --          --          --          --          --         30,343
                                          ---------   ---------   ---------      ------   ---------    ---------
Balance at March 31, 1999                 1,690,000   $   1,690   $ 139,902        --     $    --      $ 149,290
                                          =========   =========   =========   =========   =========    =========
Balance at January 1, 2000                1,694,000   $   1,694   $ 140,898      50,000   $ (12,500)   $ 311,975

Stock issued in conjunction with
  issuance of debt (unaudited)                6,000           6      14,394        --          --           --

Stock issued in acquisition of Pipeline
Contractors, Inc. (unaudited)               100,000         100     599,900        --          --           --

Net income (unaudited)                         --          --          --          --          --         53,730
                                          ---------   ---------   ---------      ------   ---------    ---------
Balance at March 31, 2000                 1,800,000   $   1,800   $ 755,192      50,000   $ (12,500)   $ 365,705
                                          =========   =========   =========   =========   =========    =========

                              See notes to consolidated financial statements

                                       WESTSTAR ENVIRONMENTAL, INC.
                                             AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             THREE-MONTH PERIOD
                                                               ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                           ----------------------    ----------------------
                                                              2000        1999         1999          1998
                                                           ---------    ---------    ---------    ---------
                                                           (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)                                        $  33,034    $  30,343    $ 193,028    $(158,374)
                                                           ---------    ---------    ---------    ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities, net of
    effects of business combination:
      Depreciation and amortization                           65,296       53,000      237,469      260,956
      Bad debts                                                 --           --          9,000       26,000
      Interest cost paid in stock                             14,400         --          1,000         --
      Accrued interest added to notes payable                   --           --         15,893         --
      Cost of delaying planned public offering                  --           --           --        204,088
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable             2,130      (46,586)     (67,524)     305,852
        (Increase) decrease in prepaid expenses               (8,803)        (599)     (25,398)     (16,984)
        Increase (decrease) in accounts payable              (41,007)     (13,221)     (71,823)     (48,712)
        Increase (decrease) in accrued expenses               (3,329)     (22,579)     (48,077)      55,747
                                                           ---------    ---------    ---------    ---------
                 Total adjustments                            28,687      (29,985)      50,540      786,947
                                                           ---------    ---------    ---------    ---------
      Net cash provided by operating activities               61,721          358      243,568      628,573
                                                           ---------    ---------    ---------    ---------
Cash flows from investing activities:
  Capital expenditures                                       (74,506)      (1,429)     (93,948)    (146,266)
  Investments in subsidiaries                                (50,000)        --           --           --
  Deposit on investment                                      (25,000)        --           --           --
                                                           ---------    ---------    ---------    ---------

         Net cash used in investing activities              (149,506)      (1,429)     (93,948)    (146,266)
                                                           ---------    ---------    ---------    ---------

Cash flows from financing activities:
  Deferred financing costs                                  (155,985)      (5,776)    (134,610)    (323,053)
  Repayment of notes payable                                 (41,791)        --           --        (36,563)
  Proceeds from notes payable                                250,000         --        250,000         --
  Proceeds from long-term debt                                  --           --           --        160,000
  Loan payments to stockholders and affiliates                (7,465)        --         (9,696)     (57,937)
  Proceeds from stockholders and affiliates                     --         20,803         --           --
  Principal payments on long-term debt                       (19,870)     (15,668)     (66,035)    (151,630)
  Principal payments on capital lease obligations            (13,517)     (16,396)     (63,201)     (57,249)
  Dividends paid                                                --           --           --         (4,000)
                                                           ---------    ---------    ---------    ---------

          Net cash provided by (used in) financing
            activities                                        11,372      (17,037)     (23,542)    (470,432)
                                                           ---------    ---------    ---------    ---------
          Net increase (decrease) in cash                    (76,413)     (18,108)     126,078       11,875

          Cash balance at beginning of period                144,186       18,108       18,108        6,233
                                                           ---------    ---------    ---------    ---------
          Cash balance at end of period                    $  67,773    $    --      $ 144,186    $  18,108
                                                           =========    =========    =========    =========

                              See notes to consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

(INFORMATION FOR THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 1999 IS UNAUDITED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Weststar Environmental, Inc. and subsidiaries (the "Company") is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the management of Weststar Environmental, Inc. and subsidiaries which are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

          PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Weststar Environmental, Inc. ("Weststar") and its wholly-owned subsidiaries, B&B Septic and Environmental Services, Inc. ("B&B") and Pipeline Contractors, Inc. ("Pipeline"). Significant intercompany accounts and transactions have been eliminated. On February 16, 1998, Weststar acquired 100% of the issued and outstanding capital stock of B&B, thereby making B&B a wholly-owned subsidiary of Weststar. Prior to that date, Weststar and B&B were under common control since the stockholders of Weststar Environmental, Inc. also owned 100% of the stock of B&B Septic and Environmental Services, Inc.

     Effective March 10, 2000, the Company acquired Pipeline Contractors, Inc. ("Pipeline"). Pipeline is an underground utilities and site preparation construction contractor which does business in northern and central Florida. Under the terms of the agreement, Weststar acquired 100% of Pipeline's common stock in exchange for 100,000 shares of Weststar's common stock. In addition, Weststar entered into a $300,000 covenant not-to-compete agreement with the former shareholders of Pipeline, payable in the amount of $50,000 per year over five years. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

          USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          HISTORY AND BUSINESS ACTIVITY

     Weststar Environmental, Inc. is a non-hazardous, liquid waste management company that provides waste management services to governmental, commercial and residential customers. These services include the removal, transport, treatment and disposal of bio-solids, food service grease and septic waste. B&B Septic and Environmental Services, Inc. engages in the installation, replacement and repair of commercial and residential waste disposal and waste water treatment systems. Plans to conduct a third area of business devoted to the recycling of non-hazardous waste materials are also being developed. At the present time, the Company's services are principally provided in the southeastern United States. The Company maintains its offices in Jacksonville, Florida. The Company owns real estate in Starke, Florida, which is principally used for repair work on the Company's vehicles and equipment and as a staging area for the Company's trucks. The Company also owns real estate in Deland, Florida, which is used for waste treatment and recycling operations.

     Pipeline Contractors, Inc. is engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

     Weststar Environmental, Inc. was incorporated under the laws of the State of Florida on June 26, 1990. B&B Septic and Environmental Services, Inc. was incorporated under the laws of the State of Florida on July 5, 1989.

          CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     At December 31, 1999, the Company had a balance in one bank which was approximately $40,000 in excess of the $100,000 limit insured by the FDIC. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with regard to cash.

     At December 31, 1999, the Company had accounts receivable from two customers in the amount of $43,535, representing 30% of the consolidated accounts receivable balance at that date. At December 31, 1998, the Company had accounts receivable from four customers in the amount of $62,918, representing 85% of the consolidated accounts receivable at that date.

     Two customers accounted for approximately 53% of the Company's revenues during the year ended December 31, 1999, and 49% of the Company's revenues during the year ended December 31, 1998.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

          PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

                                                                 Years
                                                                 -----
          Building and improvements                              15-40
          Machinery and equipment                                 5-10
          Vehicles                                                   5

     Depreciation expense was $237,469 and $260,956 for the years ended December 31, 1999 and 1998, respectively, and $59,000 and $53,000 for the three-month periods ended March 31, 2000 and 1999, respectively.

     Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

          PRO FORMA INFORMATION (UNAUDITED)

     The statements of operations present pro forma information (unaudited) of income tax expense which would have been recorded had Weststar been a taxable corporation based on the tax laws in effect during the period and the resultant pro forma effect on net income (loss) and earnings (loss) per share.

          EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is calculated by dividing net income (loss) by the average number of common shares outstanding during the year. Diluted earnings per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options.

     The following table sets forth the calculation of basic and diluted earnings (loss) per share:


                                          THREE-MONTH PERIOD ENDED
                                                   MARCH 31,              YEAR ENDED DECEMBER 31,
                                        ---------------------------     ---------------------------
                                            2000            1999            1999            1998
                                        -----------     -----------     -----------     -----------
                                         (UNAUDITED)     (UNAUDITED)
BASIC:
  Pro forma net income (loss)           $    21,034     $    19,343     $   127,028     $  (103,374)
                                        -----------     -----------     -----------     -----------
  Weighted average shares
     outstanding during the period        1,672,033       1,690,000       1,673,951       1,666,630
                                        -----------     -----------     -----------     -----------
  Basic earnings (loss) per share       $      0.01     $      0.01     $      0.08     $     (0.06)
                                        ===========     ===========     ===========     ===========
DILUTED:
  Net income (loss)                     $    21,034     $    19,343     $   127,028     $  (103,374)
                                        -----------     -----------     -----------     -----------
  Weighted average shares
    outstanding during the period         1,672,033       1,690,000       1,673,951       1,666,630

  Effect of dilutive securities:
    Stock options                            64,099          16,888          16,922            --
                                        -----------     -----------     -----------     -----------
                                          1,736,132       1,706,888       1,690,873       1,666,630
                                        -----------     -----------     -----------     -----------
  Diluted earnings (loss) per share     $      0.01     $      0.01     $      0.08     $     (0.06)
                                        ===========     ===========     ===========     ===========

          SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION

     Interest paid for the years ended December 31, 1999 and 1998 was $85,785 and $86,745, respectively. Interest paid for the three-month periods ended March 31, 2000 and 1999 was $18,164 and $17,671, respectively.

     Noncash investing and financing activities consisted of the following:

     During the year ended December 31, 1998, dividends payable in the amount of $90,000 were converted to a stockholder loan. During the year ended December 31, 1998, the Company issued 190,000 shares of its common stock to various professionals and consultants in satisfaction of $47,500 in fees. During the year ended December 31, 1999, 50,000 shares of stock issued in satisfaction of $12,500 of fees was returned to the Company as treasury stock.

          AMORTIZATION

     Amortization of the covenant not to compete is computed using the straight-line method over five years. Amortization of goodwill is computed using the straight-line method over fifteen years.

2.   PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment:


                                                                                   DECEMBER 31,
                                                         MARCH 31,        --------------------------
                                                           2000             1999              1998
                                                        ----------        ----------      ----------
                                                        (UNAUDITED)
         Land, building and improvements                 $ 690,495        $  664,693      $  607,107
         Machinery and equipment                         1,649,493           433,867         420,512
         Vehicles                                        1,491,745         1,591,698       1,568,692
                                                        ----------        ----------      ----------
                                                         3,831,733         2,690,258       2,596,311
         Less: accumulated depreciation                  1,970,342         1,186,551         949,083
                                                        ----------        ----------      ----------
                                                        $1,861,391        $1,503,707      $1,647,228
                                                        ==========        ==========      ==========

     Property and equipment includes equipment under capital leases of $237,470 at December 31, 1999 and 1998. Accumulated depreciation on equipment under capital leases was $106,377 and $80,888 at December 31, 1999 and 1998, respectively.

3.   DEFERRED CHARGES AND OTHER ASSETS

     Deferred charges and other assets consist of the following:


                                                                           DECEMBER 31,
                                                  MARCH 31,        -----------------------------
                                                    2000              1999              1998
                                                 ----------        ----------        ----------
                                                 (UNAUDITED)
          Deferred offering costs                $  447,070        $  278,867        $  157,013
          Goodwill                                  666,879              --                --
          Covenant not to compete                   300,000              --                --
          Deposit                                    25,000              --                --
          Other                                      12,219            12,218            11,962
                                                 ----------        ----------        ----------
                                                  1,451,168           291,085           168,975
          Less: accumulated amortization              6,296              --                --
                                                 ----------        ----------        ----------
                                                 $1,444,872        $  291,085        $  168,975
                                                 ==========        ==========        ==========

     Costs incurred in connection with the Company's planned public offering of its common stock have been capitalized as deferred offering costs. If such offering is successful, the costs will be charged against the proceeds of the offering. If such offering is not successful, such costs will be expensed.

4.   NOTES PAYABLE

     Notes payable consist of the following:


                                                                                              DECEMBER 31,
                                                                            MARCH 31,    --------------------
                                                                              2000         1999         1998
                                                                            --------     --------     -------
                                                                          (UNAUDITED)
     Unsecured demand note payable to a corporation owned by one of the Company's stockholders. Interest is at 18%. The balance
     includes unpaid interest.                                              $101,375     $100,875     $88,500

     Unsecured notes payable to an individual. The notes are
     dated June 1999 and December 1999. Payment of interest only at 10.5% is due semi-annually. The balance includes unpaid
     interest.                                                               201,330      201,330        --

     Unsecured notes payable to an individua  within one year or completion of the publi  offering  The notes are dated July
     1999 and January 2000, with interest at 10.5%. The balance
     includes unpaid interest.                                               102,188       52,188        --

     Unsecured note payable to an individual within one year or completion of the public offering. The note is dated March
     2000, with interest at 10.0%                                            100,000         --          --

     Unsecured note payable to an individual within two years or completion of the public offering. The note is dated
     January 2000, with interest at 8.5%                                     100,000         --          --

     Line of credit to a bank with interest at 1% over prime.
     The line of credit is secured by the Company's property and
     equipment.                                                               50,358         --          --

     45-day note payable to a bank with interest at 1% over
     prime. The note is secured by the Company's property and
     equipment.                                                                6,647         --          --
                                                                            --------     --------     -------
                                                                            $661,898     $354,393     $88,500
                                                                            ========     ========     =======

5.   LONG-TERM DEBT

     Long-term debt consists of the following:


                                                                                                    DECEMBER 31,
                                                                                MARCH 31,     -------------------------
                                                                                 2000           1999             1998
                                                                                --------      --------         --------
                                                                              (UNAUDITED)
     Mortgage payable to a bank in 59 monthly installments of $3,390, including interest at 10%, through September 2000. The mortgage is
     secured by the Company's real property in Deland, Florida                  $254,329      $259,999         $272,026

     Mortgage payable to a bank in 60 monthly installments of $1,684, including interest at 9.5%, with the remaining principal balance due in
     June 2003. The mortgage is secured by the Company's real property in
     Starke, Florida                                                             150,481       152,432          157,444

     Unsecured note payable to an individual in 150 monthly installments of
     $1,000, including interest at 7%, through September 2006                     71,684        71,584           74,210

     Note payable to a bank in monthly installments of $2,699 through
     November 2000 and the unpaid balance of principal and interest due in
     December 2000. Installments include interest at a rate of 7.5%. The note
     is secured by the Company's property and equipment                          106,833          --               --

     Note payable to a bank in monthly installments of $3,337 through
     November 2000 and the unpaid balance of principal and interest in
     December 2000. Installments include interest at a rate of 7.5%. The note
     is secured by the Company's property and equipment                          102,285          --               --
     Notes payable to various banks in monthly installments of $2,953, including interest between 9.0% and 9.5%, through March 2001. These
     notes are secured by the Company's property and equipment                    43,206
                                                                                --------      --------         --------
     Notes payable to various banks in monthly installments of $5,187, including effective interest between 8.75% and 11.5%, through April
     2002. These notes are secured by machinery, equipment and vehicles           54,994        67,343          113,713
                                                                                --------      --------         --------
                                                                                 783,812       551,358          617,393
     Less:  current portion of long-term debt                                    346,012       315,496           66,036
                                                                                --------      --------         --------
     Long-term debt, net of current portion                                     $437,800      $235,862         $551,357
                                                                                ========      ========         ========

     Following are maturities of long-term debt as of December 31, 1999:

           Year ending
           December 31,
           ------------
             2000                                  $315,496
             2001                                    37,166
             2002                                    23,280
             2003                                   141,249
             2004                                     9,923
             Thereafter                              24,244
                                                   --------
                                                   $551,358
                                                   ========

6.   OTHER LONG-TERM LIABILITIES

     Other long-term liabilities consist of obligations arising from a 1994 bankruptcy reorganization of Pipeline Contractors, Inc. The obligations include $191,067 of payroll taxes payable under an agreement with the Internal Revenue Service, in monthly installments of $1,373 over 63 months and $2,825 over 51 months. Payments include interest at 8.0%. Other long-term liabilities also include a court-ordered repayment of $196,065, payable in monthly installments of $3,333 over 59 months without interest. $76,330 of other long-term liabilities is included in accounts payable.

7.   CAPITAL LEASE OBLIGATIONS

     The Company leases machinery and equipment under capital leases expiring in various years through 2002. The leases have effective interest rates ranging between 9.5% and 11%. The assets and liabilities under capital lease obligations are recorded at the lower of the present values of the minimum lease payments or their fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

     As of December 31, 1999, minimum future lease payments under capital lease obligations are as follows:

           Year ending
           December 31,
           ------------
              2000                                          $ 89,365
              2001                                            36,270
              2002                                             3,023
                                                            --------
           Total minimum lease payments                      128,658

           Less: amounts representing interest                (6,416)
                                                            --------
           Net minimum lease payments                        122,242

           Less: current portion                             (89,949)
                                                            --------
                                                            $ 32,293
                                                            ========

8.   STOCKHOLDER LOANS

     Stockholder loans consist of unsecured, non-interest bearing demand loans payable to various stockholders.

9.   COMMITMENTS AND CONTINGENCIES

          LEASE AGREEMENTS

     The Company leases office space under an operating lease which commenced September 1997 and runs through August 2000. A portion of the obligation is assumed by an affiliate, pursuant to an oral sub-lease agreement. Rent expense for office space, net of the sub-lease, totalled $8,589 and $4,888 for the years ended December 31, 1999 and 1998, respectively.

     In addition, the Company leased a vehicle under an operating lease which runs through the year 2002.

     Minimum annual rental payments under these operating leases are as follows:

           Year ending
           December 31,                             Office          Vehicle
           ------------                            -------          -------
              2000                                 $15,177          $ 8,200
              2001                                    --              8,200
              2002                                    --              4,784
                                                   -------           ------
                                                   $15,177          $21,184
                                                   =======          =======

          PUBLIC OFFERING

     Weststar Environmental, Inc. is in the process of preparing a registration statement under The Securities Act of 1933. Under the terms of the proposed registration, Weststar would offer 1,000,000 shares of its .001 par value common stock for sale at a purchase price of between $6.00 and $6.50 per share. It is anticipated that these shares will be offered by the underwriters on a firm commitment basis. If successful, the offering would provide Weststar with approximately $5,200,000 in proceeds, net of underwriting discounts and commissions. The underwriting is dependent on the Company consummating several planned acquisitions (Note 12) which would result in pro-forma consolidated revenues of approximately $10,000,000 and $1,000,000 of pre-tax profit. Upon the successful completion of the planned offering, Weststar would revoke its election to be treated as an S corporation (Note 9). Amounts advanced for this registration will be charged to capital upon completion of the registration. In late 1998, the Company delayed its planned initial public offering. The Company recorded a charge of $204,088 representing costs for which no future benefit would be realized as a result of the delay.

          GOVERNMENT REGULATION

     Substantially all of the Company's operations are subject to federal, state and local regulations relating to the disposition of environmentally-sensitive waste. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

          HAULING SERVICES CONTRACT

     On June 5, 1998, Weststar signed an amendment to its contract with Jacksonville Electric Authority ("JEA"). Under the terms of the contract amendment, Weststar will provide biosolids hauling services to JEA for the three-year period ending September 30, 2001 at annual fees not to exceed $1,250,000 per year. Such limitation does not apply to other services Weststar provides to JEA on an emergency basis. The agreement may not be rebid to other contractors during the term of the contract.

10.  INCOME TAXES

     B&B Septic and Environmental Services, Inc. is a corporation subject to Federal and State income taxes. As of December 31, 1999, B&B has net operating losses of approximately $52,000 available for carryforward until their expiration in the years 2010 and 2011.

     During the years ended December 31, 1999 and 1998, Weststar elected to be treated as an S Corporation under the provisions of the Internal Revenue Code and similar provisions of state tax laws. As an S Corporation, the net income or loss of Weststar is reportable by the stockholders who are responsible for any income taxes thereon. Therefore, no provision for income taxes on the income of Weststar has been included in these financial statements.

     If it successfully completes the intended public offering of its common stock during 2000, Weststar will voluntarily revoke its election to be treated as an S Corporation, thereby becoming a taxable entity. As a result, a deferred income tax liability would be recorded and a deferred income tax expense recognized for the year in which the election is terminated based on accumulated temporary differences existing at that date.

     The deferred income tax effect of revoking the S Corporation election, based on accumulated temporary differences existing as of December 31, 1999 are as follows:


                                                            CURRENT         NONCURRENT
                                                           --------         ---------
           Deferred tax assets                             $118,050         $   --
           Deferred tax liabilities                         (67,226)         (72,562)
                                                           --------         --------
           Net deferred tax assets (liabilities)           $ 50,824         $(72,562)
                                                           ========         ========

     Deferred income taxes reflect temporary differences in reporting assets and liabilities for financial accounting and income tax purposes. These temporary differences arise from the use of the accrual method of accounting for financial statements and the cash method for taxes, from different depreciation methods used for financial statement and income tax purposes and from tax loss carryforwards.

11.  STOCKHOLDERS' EQUITY

          RECAPITALIZATION

     On February 16, 1998, Weststar authorized a recapitalization of its equity structure to provide for 10,000,000 authorized shares at a par value of $.001. Simultaneous therewith, Weststar authorized a 15-for-1 stock split to existing shareholders, resulting in a total of 1,500,000 shares issued and outstanding. The capital structure of Weststar has been retroactively restated for all periods presented to reflect the above changes.

          STOCK ISSUANCE

     During February 1998, Weststar issued 190,000 shares of its common stock to various professionals and consultants in payment for their services. Such compensation was recorded at $47,500, based on the estimated fair value of the stock at the date of issuance. During 1999, 50,000 shares of stock issued in satisfaction of $12,500 of fees was returned to the Company as treasury stock.

          WARRANTS

     In conjunction with the issuance of $500,000 of notes payable to individuals described in Note 4, the Company has issued a total of 16,667 warrants as additional consideration. Such warrants may be exercised to purchase shares of the Company's common stock at 140% of offering price of the Company's planned public offering.

12.  STOCK OPTION PLAN

     The Weststar Environmental, Inc. 1997 Nonstatutory Stock Option Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") in April 1997 covers up to 1,000,000 shares of the Company's common stock which are issuable upon the exercise of a like number of options. The purpose of the plan is to enable the Company to encourage eligible plan participants to contribute to the success of the Company by granting such individuals stock options. Options granted under the Plan are not intended to qualify as "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended. The plan is presently administered by the Board. The eligible participants under the plan are determined at the discretion of the Board. Subject to express provisions of the plan, the Board has the complete discretion and power to determine from among eligible persons those to whom options may be granted, the time or times at which options may be granted, the option price, the number of shares of Common Stock to be subject to each option and the duration of the options. Options may be granted under the Plan from time to time until April 27, 2007 or such earlier date as may be determined by the Board. On April 28, 1997 the Company issued an aggregate of 487,500 Plan options including 75,000 options which were issued to the named executive. 460,000 of such options are exercisable at $5 per share and the other 27,500 options are exercisable at $.001 per share. 207,500 of the Plan options are exercisable at any time during the four-year period commencing April 28, 1998. The other 280,000 Plan options are exercisable at any time during the four-year period commencing January 1, 1999. During 1999, the above plan grant was reduced to a total of 300,000 options. Each of the individual grants were reduced on a pro-rata basis. As a result, 283,078 options are exercisable at $5 per share and 16,922 are exercisable at $.001 per share. No determinations have been made regarding the persons to whom options will be granted in the future or the option exercise prices.

13.  PLANNED ACQUISITIONS

     Planned acquisitions are as follows:

     During 1999, the Company signed a letter of intent to acquire Wealing Brothers, Inc. ("Wealing"). Wealing is engaged in site preparation, dredging, non-hazardous waste transportation and sludge recycling throughout the Indiana and Michigan area. Under the terms of the proposed agreement, Weststar would acquire 100% of Wealing's common stock in exchange for 82,500 shares of Weststar's common stock plus a $360,000 note, payable within one year.

     During 1999, the Company signed a letter of intent to acquire Village Ventures, Inc. ("Village"). Village is engaged in site preparation, underground utilities and residential and commercial sewage systems throughout northern and central Florida. Under the terms of the proposed agreement, Weststar would acquire 100% of the common stock of Village in exchange for 83,333 shares of Weststar's common stock. In addition, Weststar would pay the sellers between $800,000 and $900,000 in cash upon closing of the planned public offering, dependent upon the amount of debt assumed.

14.  INTERIM FINANCIAL INFORMATION (UNAUDITED)

          CONVERTIBLE PROMISSORY NOTE

     On May 23, 2000, the Company entered into a secured convertible promissory note in the amount of $150,000, which is payable December 31, 2000. The note, which bears no nominal rate of interest, is secured by the Company's accounts receivable. The note is convertible, at the option of the holder, into 150,000 shares of the Company's common stock.

          PROMISSORY NOTES

     During January through March 2000, the Company entered into a series of unsecured promissory notes totaling $250,000. The notes bear interest between 8.5% and 10.5% and are payable one year from the date of issuance or upon effectiveness of the Company's planned registration statement, which ever is earlier. As additional consideration, the Lenders are to receive a total of 5,000 shares of the Company's common stock. In addition, upon completion of the Company's initial public offering, the Lenders shall receive warrants to purchase 8,333 shares of the Company's common stock at 140% of the IPO price and fees of $16,000.

          BUSINESS COMBINATION

     Effective March 10, 2000, the Company acquired Pipeline Contractors, Inc. ("Pipeline"). Pipeline is a road-related construction contractor which does business in northern and central Florida. Under the terms of the agreement, Weststar acquired 100% of Pipeline's common stock in exchange for 100,000 shares of Weststar's common stock. In addition, Weststar entered into a $300,000 covenant not-to-compete agreement with the former shareholders of Pipeline, payable in the amount of $50,000 per year over five years. The business combination has been recorded as a purchase. Cost in excess of fair market value of net assets acquired has been recorded as goodwill.

     The following unaudited information has been prepared on a pro forma basis as if the business of Pipeline had been acquired as of the beginning of the year ended December 31, 1999:

          Revenues                                          $5,101,970
                                                            ----------

          Net income                                        $  653,111
                                                            ----------

          Pro forma income taxes                            $  228,589
                                                            ----------

          Pro forma net income                              $  424,522
                                                            ----------

          Basic earnings per share                          $     0.24
                                                            ----------

          Weighted average common shares                     1,773,951
                                                            ----------

     The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Pipeline acquisition been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results.

     Revenues from construction contracts are recognized on the percentage-of-completion method, measured by management's estimate of the percentage of total costs incurred to-date to estimated total contract costs for each contract.

     Contract costs include all direct material and labor and those indirect costs related to contract performance. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Accounts receivable from construction contracts includes revenues recognized in excess of amounts billed.

                  SEGMENT INFORMATION

     Effective with the acquisition of Pipeline on March 10, 2000, Weststar has two reportable segments: waste management and construction. The waste management segment provides non-hazardous, liquid waste management services and engages in installation and repair of waste disposal and waste water treatment systems for governmental, commercial and residential customers. The construction segment is engaged in underground utilities and site preparation construction.

     The accounting policies of the segments are the same as described in the summary of significant accounting policies. There were no inter-segment sales or transfers during the periods presented.

     The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The businesses have been acquired as a unit, and the management at the time of the acquisition has been retained.

     The following is a summary of segment revenues, expenses, profit or loss and assets:


            THREE-MONTH PERIOD ENDED                  WASTE
                MARCH 31, 2000                      MANAGEMENT        CONSTRUCTION         TOTAL
            -------------------------               ----------        ------------      ----------
     Revenues                                       $  337,579         $  152,255       $  489,834
     Interest expense                               $   30,688         $    1,876       $   32,564
     Depreciation and amortization                  $   46,500         $   18,796       $   65,296
     Segment profit                                 $   19,721         $   13,313       $   33,034
     Segment assets                                 $2,267,962         $1,910,708       $4,178,670
     Expenditures for segment assets                $   74,506         $     --         $   74,506


                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following pro forma condensed consolidated financial statements have been prepared to give effect to the offering and the acquisitions of Village Ventures, Inc. ("Village") and Wealing Brothers, Inc. ("Wealing"), as if the transactions had taken place at March 31, 2000 for the pro forma condensed consolidated balance sheet, and to give effect to the offering and the acquisitions of Village, Wealing and Pipeline Contractors, Inc. ("Pipeline"), as if the transactions had taken place at January 1, 1999 for the pro forma condensed consolidated statements of income for the year ended December 31, 1999 and for the three-month period ended March 31, 2000.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Weststar Environmental, Inc. and subsidiaries.

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                 MARCH 31, 2000

                                     ASSETS


                                                        HISTORICAL FINANCIAL STATEMENTS
                                            -------------------------------------------------------        PRO FORMA     PRO FORMA
                                             WESTSTAR        PIPELINE       WEALING       VILLAGE         ADJUSTMENTS   CONSOLIDATED
                                            ----------     -----------    -----------   -----------       -----------   -----------
Current assets:
  Cash                                     $    67,773     $      --      $     7,580   $    64,983 (a)   $ 1,670,019   $ 1,810,355
  Accounts receivable                          721,922            --          258,471       113,963              --       1,094,356
  Inventories                                     --              --           97,237        34,081              --         131,318
  Prepaid expenses                              78,965            --           20,050         9,979              --         108,994
  Due from affiliates                            3,747            --             --            --                --           3,747
  Stockholder loans                               --              --           44,113          --                --          44,113
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total current assets                      872,407            --          427,451       223,006         1,670,019     3,192,883
                                            ----------     -----------    -----------   -----------       -----------   -----------
Property and equipment, net                  1,861,391            --          331,299       822,622              --       3,015,312
                                            ----------     -----------    -----------   -----------       -----------   -----------
Other assets:
  Deferred charges                              37,219            --             --          10,942 (b)       (25,000)       23,161
  Deferred offering costs                      447,070            --             --            --   (c)      (447,070)         --
  Goodwill                                     666,879            --             --            --   (b)     1,736,525     2,403,404
  Covenant not-to-compete                      300,000            --             --            --                 --        300,000
  Accumulated amortization                      (6,296)           --             --            --                 --         (6,296)
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total other assets                      1,444,872            --             --         10,942          1,264,455     2,720,269
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total assets                          $ 4,178,670     $      --      $   758,750   $ 1,056,570       $ 2,934,474   $ 8,928,464
                                           ===========     ===========    ===========   ===========      ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable - unsecured                $   661,898     $      --      $      --     $      --   (a)  $  (661,898)   $      --
  Current maturities of long-term debt         426,827            --           52,032       205,106 (a)     (426,827)       257,138
  Accounts payable                             510,104            --           46,856        84,242             --          641,202
  Accrued expenses                             140,292            --          121,740        29,297             --          120,062
  Stockholder loans                            573,536            --             --           8,333 (a)     (573,536)         8,333
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total current liabilities               2,312,657            --          220,628       326,978       (1,662,261)     1,198,002
                                            ----------     -----------    -----------   -----------       -----------   -----------
Long-term debt, net of current maturities      465,710            --          104,345       698,386 (a)     (313,710)       954,731
Other long-term liabilities                    310,802            --             --            --               --          310,802
                                            ----------     -----------    -----------   -----------       -----------   -----------
                                               776,512            --          104,345       698,386         (313,710)     1,265,533
                                            ----------     -----------    -----------   -----------       -----------   -----------
      Total liabilities                      3,089,169            --          324,973     1,025,364       (1,975,971)     2,463,535
                                            ----------     -----------    -----------   -----------       -----------   -----------
Stockholders' equity:
  Common stock                                   1,800            --             --             800 (c)          366          2,966
  Additional paid-in capital                   755,192            --          178,493        16,515 (c)    5,179,254      6,129,454
  Treasury stock                               (12,500)           --             --            --               --          (12,500)
  Retained earnings                            345,009            --          255,284        13,891 (c)     (269,175)       345,009
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total stockholders' equity              1,089,501            --          433,777        31,206        4,910,445      6,464,929
                                            ----------     -----------    -----------   -----------       -----------   -----------
     Total liabilities and stockholders'
       equity                              $ 4,178,670     $      --      $   758,750   $ 1,056,570      $ 2,934,474    $ 8,928,464
                                           ===========     ===========    ===========   ===========      ===========    ===========

       See notes to pro forma condensed consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                     THREE-MONTH PERIOD ENDED MARCH 31, 2000


                                                   HISTORICAL FINANCIAL STATEMENTS
                                         -----------------------------------------------------          PRO FORMA     PRO FORMA
                                          WESTSTAR       PIPELINE      WEALING        VILLAGE          ADJUSTMENTS   CONSOLIDATED
                                         ---------      ---------     ---------      ---------         ----------    -----------
Revenues                                 $ 489,834      $ 449,881     $ 384,079      $ 434,966         $     --      $ 1,758,760

Direct costs                               339,963        396,065       178,672        312,926 (d)         10,000      1,237,626
                                         ---------      ---------     ---------      ---------         ----------    -----------
Gross profit                               149,871         53,816       205,407        122,040            (10,000)       521,134

Selling and administrative expenses          84,273        17,899        91,171         92,913 (e)         55,057        341,313
                                         ----------     ---------     ---------      ---------         ----------   ------------
Income from operations                      65,598         35,917       114,236         29,127            (65,057)       179,821

Interest expense                            32,564          3,884         3,731         19,593 (f)          4,250         64,022
                                         ---------      ---------     ---------      ---------         ----------   ------------
Income before income taxes                  33,034         32,033       110,505          9,534            (69,307)       115,799

Income taxes                                  --             --          38,677          3,337 (g)         (1,046)        40,968
                                         ---------      ---------     ---------      ---------         ----------   ------------
Net income                               $  33,034      $  32,033     $  71,828      $   6,197         $  (68,261)   $    74,831
                                         =========      =========     =========      =========         ==========    ===========
Income before income taxes               $  33,034                                                                   $   115,799

Pro forma income taxes                      12,000                                                                        40,968
                                         ---------                                                                   -----------
Pro forma net income                     $  21,034                                                                   $    74,831
                                         =========                                                                   ===========
Pro forma earnings per share             $    0.01                                                                   $      0.03
                                         =========                                                                   ===========
Weighted average shares outstanding      1,672,033                                                                     2,837,866
                                         =========                                                                   ===========

       See notes to pro forma condensed consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1999


                                                     HISTORICAL FINANCIAL STATEMENTS
                                        ------------------------------------------------------          PRO FORMA        PRO FORMA
                                          WESTSTAR       PIPELINE      WEALING        VILLAGE          ADJUSTMENTS     CONSOLIDATED
                                        -----------   -----------   -----------    -----------         -----------      -----------
Revenues                                $ 1,726,614   $ 3,375,356   $ 1,356,190    $ 2,013,748         $     --        $ 8,471,908

Direct costs                              1,145,854     2,824,945       874,464      1,383,945 (d)         80,000        6,309,208
                                        -----------   -----------   -----------    -----------         ----------      -----------

Gross profit                                580,760       550,411       481,726        629,803            (80,000)       2,162,700

Selling and administrative expenses         285,054        74,019       242,205        345,973 (e)        198,402        1,145,653
                                        -----------   -----------   -----------    -----------         ----------      -----------

Income from operations                      295,706       476,392       239,521        283,830           (278,402)       1,017,047

Interest expense                            102,678        16,309        19,637         90,913 (f)         17,000          246,537
                                        -----------   -----------   -----------    -----------         ----------      -----------

Income before income taxes                  193,028       460,083       219,884        192,917           (295,402)         770,510

Income taxes                                   --           --           69,988           --  (g)         192,719          262,707
                                        -----------   -----------   -----------    -----------         ----------      -----------

Net income                              $   193,028   $   460,083   $   149,896    $   192,917         $ (488,121)     $   507,803
                                        ===========   ===========    ==========    ===========         ==========      ===========


Income before income taxes              $   193,028                                                                    $   770,510

Pro forma income taxes                       67,560                                                                        262,707
                                        -----------                                                                    -----------

Pro forma net income                    $   125,468                                                                    $   507,803
                                        ===========                                                                    ===========

Pro forma earnings per share            $      0.07                                                                    $      0.17
                                        ===========                                                                    ===========

Weighted average shares outstanding       1,673,951                                                                      2,939,784
                                        ===========                                                                    ===========

       See notes to pro forma condensed consolidated financial statements

                          WESTSTAR ENVIRONMENTAL, INC.
                                AND SUBSIDIARIES

   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of March 31, 2000 and the pro forma condensed consolidated statements of income for the three-month period ended March 31, 2000. We do not assume any interest income on the excess proceeds of the offering.

(a) Reflects increases in cash as a result of the sale of 1,000,000 shares of common stock at $6.00 per share or $6,000,000, and deducting the underwriting discount and related expenses of $780,000. Also, reflects the acquisition of Village Ventures, Inc. and Wealing Brothers, Inc. and the retirement of certain indebtedness of the Company and that of the companies to be acquired.


     Cash:
        Estimated proceeds, net                                                      $ 4,827,500
        Repayment of unsecured notes payable                        (661,898)
        Repayment of long-term debt, including current
             portion of long-term debt                              (740,537)
        Repayment of stockholder loans                              (573,536)
        Acquisition of Village Ventures, Inc., including
             related expenses                                       (821,510)
        Acquisition of Wealing Brothers, Inc., including
             related expenses                                       (360,000)
                                                                    --------
                                                                                      (3,157,481)
                                                                                     -----------
                                                                                     $ 1,670,019
                                                                                     ===========

(b) The following pro forma adjustments reflect the elimination of the investment in Wealing and Village. The acquisitions are accounted for as purchases and the assets have been accounted for at their estimated fair value. The excess of the total acquisition cost over the estimated fair value is included in intangibles. The pro forma acquisitions and adjustments are summarized as follows:

     Wealing Brothers, Inc.

     Reflects the issuance of 82,500 shares of Weststar's common stock to purchase all outstanding shares of Wealing Brothers, Inc. The share issuance has been recorded at the estimated fair value of $6.00 per share. The acquisition of Wealing is accounted for as a purchase and the assets have been accounted for at their fair value. The excess of the total acquisition cost over the estimated fair value is included in intangibles.


         Stock purchase price                                           $495,000
         Payment of note payable                                         360,000
                                                                        --------
                                                                                        855,000

         Less:  adjusted net assets acquired                                            433,777
                                                                                       --------
         Excess cost of net assets acquired over estimated fair value                  $421,223
                                                                                       ========

     Village Ventures, Inc.

     Reflects the issuance of 83,333 shares of Weststar's common stock to purchase all outstanding shares of Village Ventures, Inc. The share issuance has been recorded at the estimated fair value of $6.00 per share. The acquisition of Village is accounted for as a purchase and the assets have been accounted for at their fair value. The excess of the total acquisition cost over the estimated fair value is included in intangibles.


     Stock purchase price                                           $ 499,998
     Cash payments                                                     25,000
     Payment of note payable                                          821,510
                                                                     --------

                                                                                  1,346,508

     Less:  adjusted net assets acquired                                             31,206
                                                                                 ----------
     Excess cost of net assets acquired over estimated fair value                $1,315,302
                                                                                 ==========


(c) Reflects the pro forma adjustments and transactions relating to stockholders' equity as a result of the following:


     Common stock:
       Proceeds from the offering                                          $     1,000
       Stock issued in acquisitions                                                166
       Elimination of common stock of Wealing and Village                         (800)
                                                                           -----------
                                                                           $       366

     Additional paid-in capital:
       Proceeds from the offering                                          $ 5,999,000
       Stock issued in acquisitions                                            994,832
       Elimination of additional paid-in capital of Wealing and Village       (195,008)
       Offering costs                                                       (1,619,570)
                                                                           -----------
                                                                           $ 5,179,254
                                                                           -----------
     Retained earnings:
       Elimination of retained earnings of Wealing and Village             $  (269,175)
                                                                           ===========

(d) Reflects depreciation expense resulting from an adjustment to the carrying value of the acquired equipment. Depreciation is being recorded over a 5-year estimated useful life.

(e) Reflects the effect of amortization of goodwill and of covenant not-to-compete recorded in connection with the purchase acquisitions. The excess cost of net assets acquired over estimated fair value is being amortized over a 15-year period. The covenant not-to-compete is being amortized over a 5-year period.

(f) Reflects the interest expense on the notes payable acquired through the acquisition at 8.5%.

(g) Reflects the pro forma effect on income taxes of the business combination as if the companies had been taxable corporations during the period.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Pipeline Contractors, Inc.
Starke, Florida

We have audited the accompanying balance sheet of Pipeline Contractors, Inc. (an S Corporation) as of December 31,1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Contractors, Inc. as of December 31,1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements of the Company, taken as a whole. The information included in the accompanying schedule is presented only for supplementary analysis purposes. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion is fairly stated, in all material respects, in relation to the financial statements taken as a whole.

Pipeline Contractors, Inc., with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.


/s/ REDDISH & WHITE, C.P.A.'S
-----------------------------
REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

February 2, 2000

                           PIPELINE CONTRACTORS,INC.
                                 BALANCE SHEET
                                DECEMBER 31, 1999


ASSETS

Current assets:
  Cash                                                                $  15,619
  Accounts receivable-net                                               252,210
  Due from employees                                                      2,380
  Retainage                                                             211,825
  Inventory                                                               2,405
  Costs and estimated earnings in excess
    of billings on uncompleted contracts                                144,282
  Stockholder loan                                                       15,103
                                                                      ---------
                    Total current assets                                643,824
Property and equipment-net                                              131,394
                                                                      ---------
Total assets                                                          $ 775,218
                                                                      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $ 239,075
  Payroll taxes payable                                                  68,919
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                                         0
  Current portion of long-term debt                                      39,097
                                                                      ---------
                    Total current liabilities                           347,091
                                                                      ---------
Long-term liabilities:
  Accounts payable                                                      196,805
  Payroll taxes payable                                                 191,067
  Long-term debt                                                         70,250
                                                                      ---------
                    Total long-term liabilities                         458,122
                                                                      ---------
Total liabilities                                                       805,213
                                                                      ---------
Stockholders' equity:
  Common stock, $5 par value, 100 shares
    authorized, issued and outstanding                                      500
  Retained earnings                                                     (30,495)
                                                                      ---------
                    Total stockholders' equity                          (29,995)
                                                                      ---------
Total liabilities and stockholders' equity                            $ 775,218
                                                                      =========
                        See notes to financial statement

                           PIPELINE CONTRACTORS,INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Contract revenues earned                                            $ 3,375,356

Cost of revenues earned                                               2,824,945
                                                                    -----------
Gross profit                                                            550,411
                                                                    -----------
Operating expenses:
  Accounting and legal                                                    2,465
  Advertising                                                               441
  Bank charges                                                              943
  Interest                                                               16,309
  Miscellaneous expense                                                   1,075
  Office expenses                                                        13,219
  Payroll expenses                                                       11,597
  Repairs                                                                 2,020
  Telephone                                                              21,000
  Trustee fees                                                           20,800
  Utilities                                                               2,143
                                                                    -----------
                      Total expenses                                     92,012
                                                                    -----------
Income from operations                                                  458,399
                                                                    -----------
Other income:
  Miscellaneous Income                                                    1,684
                                                                    -----------
                      Total other income                                  1,684
                                                                    -----------
Net income                                                              460,083

Beginning deficit in retained earnings                                 (490,578)
                                                                    -----------
Ending retained earnings                                             $  (30,495)
                                                                     ==========

                        See notes to financial statement

                            PIPELINE CONTRACTORS,INC.
                             STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1999


Cash flows from operating activities:
  Net Income                                                          $ 460,083
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       57,057
      (Increase) decrease in:
        Accounts receivable                                            (178,515)
        Retainage                                                       (66,342)
        Costs and estimated earnings in excess of
          billings on uncompleted contracts                            (113,052)
        Other current assets                                             (2,380)
      Increase (decrease) in:
        Accounts payable                                                (28,169)
        Accrued salaries                                                 (2,595)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts                            (114,796)
        Payroll taxes payable                                             1,813
                                                                      ---------
            Net cash provided (used) by operating activities             13,104
                                                                      ---------
Cash flows from investing activities:
  Purchases of property and equipment                                    (1,225)
                                                                      ---------
            Net cash used by investing activities                        (1,226)
                                                                      ---------
Cash flows used for financing activities:
  Principal payments on long-term debt                                  (31,636)
  Advances from stockhlder                                                3,001
  Repayments to stockholder                                              (6,500)
                                                                      ---------
            Net cash used by financing activities                       (35,135)
                                                                      ---------
            Net decrease in cash                                        (23,257)

Cash at beginning of year                                                38,876
                                                                      ---------
Cash at end of year                                                   $  15,619
                                                                      =========
SUPPLEMENTAL DISCLOSURES
     Interest Paid                                                    $  16,309
     Income Taxes Paid                                                     --

                       See notes to financial statements

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pipeline Contractors, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

Revenues from construction contracts are recognized on the percentage-of-completion method, measured by management's estimate of the percentage of total costs incurred to-date to estimated total contract costs for each contract.

Contract costs include all direct material and labor and those indirect costs related to contract performance. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31,1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's income on their individual income tax returns.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information regarding contracts in progress at December 31,1999 is as follows:

Expenditures on Uncompleted Contracts                    1,615,999
Estimated Earnings Thereon                                 230,144
                                                         ---------
Total Costs and Estimated Earnings                       1,846,143
Less: Billings to Date                                   1,701,861
                                                         ---------
Net                                                        144,282
                                                         =========

Included in the accompanying Balance Sheet under the following captions:

Costs and Estimated Earnings in Excess of
  Billings on Uncompleted Contracts                       144,282
Billings in Excess of Costs and Estimated
  Earnings on Uncompleted Contracts                          --
                                                          -------
Net                                                       144,282
                                                          =======

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

Machinery and Equipment                         377,493
Vehicles                                        102,126
Less: Accumulated Depreciation                 (348,225)
                                               ---------
Total                                           131,394
                                               ========

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31,1999:

    Prime + 1% Note for working capital;
    Payable $3,533 Monthly, Plus Interest             $ 50,357

    9.0% Note collateralized by Equipment;
    Payable $2,535 Monthly, Including Interest          37,308

    9.48 % Note collateralized by 1997 Ford Truck;
    Payable $540 Monthly, Including Interest             3,057

    Prime + 1.0% Note for working capital
    Payable $3,228 Monthly including interest           13,103

    9.30% Note collateralized by Truck
    Payable $417.88 Monthly, Including Interest          5,522

                                                       109,347

          Less Current Portion                         (39,097)
                                                      --------
          Long-term Debt                              $ 70,250
                                                      ========


Following is a schedule of the debt requirements as of December 31, 1999:

                              2000      2001       2002     Total
                             ------    ------    ------    -------

Principal                    39,097    34,251    35,999    109,347
Interest                      7,779     5,059     2,850     15,688
                             ------    ------    ------    -------
Total                        46,876    39,310    38,849    125,035
                             ======    ======    ======    =======

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 5 - RELATED PARTY TRANSACTIONS

A BUILDING AND CERTAIN EQUIPMENT WAS RENTED FROM RON DENMARK, A 100% STOCKHOLDER DURING 1999 AMOUNTING TO $ 141,797.

NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a vehicle under a noncancelable lease. The lease is for 38 months beginning August 27, 1998. Total rent expense for the year was $ 6,336. Minimum rents due under the lease are as follows:

          Year ending December 31,
                 2000                              $ 6,336
                 2001                                5,280
                                                   -------
                Total                              $11,616
                                                   =======

NOTE 7 - STOCKHOLDER LOAN

The stockholder loan amounting to $15,103 is due on demand, bears interest at prime + 1%, and is unsecured.

NOTE 8 - RECLASSIFICATIONS

As a result of filing bankruptcy in 1998, the Company has reorganized its debt repayments over a period of years. Certain payables and Federal payroll taxes have been reclassified as long term on the balance sheet.

NOTE 9 - SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Pipeline Contractors, Inc.
Starke, Florida

We have audited the accompanying balance sheet of Pipeline Contractors, Inc. (an S Corporation) as of December 31,1998 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Contractors, Inc. as of December 31,1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements of the Company, taken as a whole. The information included in the accompanying schedule is presented only for supplementary analysis purposes. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion is fairly stated, in all material respects, in relation to the financial statements taken as a whole.

Pipeline Contractors, Inc., with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.


/s/ REDDISH & WHITE, C.P.A.'S
-----------------------------
REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA
FEBRUARY 2, 2000

                            PIPELINE CONTRACTORS,INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998



 ASSETS

CURRENT ASSETS
  Cash                                                                $  38,876
  Accounts Receivable-Net                                                73,695
  Retainage                                                             145,483
  Inventory                                                               2,405
  Costs and Estimated Earnings in Excess
    of Billings on Uncompleted Contracts                                 31,230
  Stockholder Loan                                                       11,605
                                                                      ---------
          TOTAL CURRENT ASSETS                                          303,294
                                                                      ---------
PROPERTY AND EQUIPMENT-NET                                              187,225
                                                                      ---------
TOTAL ASSETS                                                          $ 490,519
                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                    $ 464,049
  Accrued Payroll                                                         2,595
  Payroll Taxes Payable                                                 258,173
  Billings in Excess of Costs and Estimated
    Earnings on Uncompleted Contracts                                   114,796
  Current Portion of Long-Term Debt                                      31,638
                                                                      ---------
          TOTAL CURRENT LIABILITIES                                     871,251
                                                                      ---------
LONG-TERM DEBT                                                          109,346
                                                                      ---------
TOTAL LIABILITIES                                                       980,597
                                                                      =========
STOCKHOLDERS' EQUITY
  Common Stock, $5 par value, 100 shares
    authorized, issued and outstanding                                      500
  Deficit in Retained Earnings                                         (490,578)
                                                                      ---------
          TOTAL STOCKHOLDERS' EQUITY                                   (490,078)
                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 490,519
                                                                      =========


                       See notes to financial statements

                            PIPELINE CONTRACTORS,INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                       FOR THE YEAR ENDED DECEMBER 31, 1998


CONTRACT REVENUES EARNED                                            $ 2,383,051

COST OF REVENUES EARNED                                               2,870,899
                                                                    -----------
      GROSS PROFIT                                                     (487,848)
                                                                    -----------
OPERATING EXPENSES
  Accounting and Legal                                                   32,368
  Auto and Truck                                                          1,449
  Advertising                                                               877
  Bad Debt Expense                                                        2,540
  Bank Charges                                                            1,725
  Depreciation                                                           56,562
  Dues and Subscriptions                                                    852
  Interest                                                               48,253
  Miscellaneous Expense                                                   1,388
  Office Expenses                                                        27,767
  Rents                                                                     433
  Repairs                                                                 1,268
  Telephone                                                              21,617
  Travel                                                                    119
  Utilities                                                               2,899
                                                                    -----------
      TOTAL EXPENSES                                                    200,117
                                                                    -----------
      LOSS FROM OPERATIONS                                             (687,965)
                                                                    -----------
OTHER INCOME/EXPENSES
  Loss on Disposal of Asset                                              (3,513)

      NET LOSS                                                         (691,478)
                                                                    -----------
BEGINNING RETAINED EARNINGS,as previously reported                      224,299
                                                                    -----------
PRIOR PERIOD ADJUSTMENT                                                 (23,399)
                                                                    -----------
ENDING DEFICIT IN RETAINED EARNINGS                                 ($  490,578)
                                                                    ===========


                        See notes to financial statement

                            PIPELINE CONTRACTORS, INC.
                             STATEMENT OF CASH FLOWS
                                DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                            $(687,965)
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Prior period adjustments                                          (23,399)
      Depreciation                                                       56,562
      (Increase) decrease in:
        Accounts receivable                                             103,765
        Retainage                                                        79,766
        Inventory                                                          (405)
        Costs and estimated earnings in excess of
          billings on uncompleted contracts                               9,602
        Other current assets                                                557
      Increase (decrease) in:
        Accounts payable                                                266,295
        Accrued Salaries                                                 (7,414)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts                              72,684
        Accrued expenses                                                157,040
                                                                      ---------
             NET CASH PROVIDED BY OPERATING ACTIVITIES                   27,088
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITES
  Sales of property and equipment                                        19,885
  Purchases of property and equipment                                   (23,705)
                                                                      ---------
             NET CASH USED BY INVESTING ACTIVITIES                       (3,820)
                                                                      ---------
CASH FLOWS USED FOR FINANCING ACTIVITIES
  Principal Payments on Long-Term Debt                                  (98,634)
  Proceeds from Notes Payable                                            96,326
  Advances from Stockholder                                              65,000
  Repayments to Stockholder                                            (101,307)
                                                                      ---------
             NET CASH USED BY FINANCING ACTIVITIES                      (38,615)
                                                                      ---------
             NET DECREASE IN CASH                                       (15,347)
                                                                      ---------
CASH AT BEGINNING OF YEAR                                                54,223
                                                                      ---------
CASH AT END OF YEAR                                                   $  38,876
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
     Interest Paid                                                    $  48,253
     Income Taxes Paid                                                     --

                       See notes to financial statements

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pipeline Contractors, Inc.(the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in road-related construction. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage of completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged as expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31,1998.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's income on their individual income tax returns.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Information regarding contracts in progress at December 31,1998 is as follows:

Expenditures on Uncompleted Contracts                            508,152
Estimated Earnings Thereon                                       (27,953)
                                                                 -------
Total Costs and Estimated Earnings                               480,199
Less: Billings to Date                                           563,765
                                                                 -------
Net                                                              (83,566)
                                                                 =======

Included in the accompanying Balance Sheet under the following captions:

Costs and Estimated Earnings in Excess of
  Billings on Uncompleted Contracts                               31,230
Billings in Excess of Costs and Estimated
  Earnings on Uncompleted Contracts                              114,796
                                                                 -------
Net                                                              (83,566)
                                                                 =======

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1998:

Machinery and Equipment                                          376,268
Vehicles                                                         102,126
Less: Accumulated Depreciation                                  (291,169)
                                                                --------
Total                                                            187,225
                                                                ========

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31,1998:

         Prime +1% Note for working capital;
         Payable $3,532.78 Monthly, Plus Interest        $ 49,700

         9.0% Note collateralized by Equipment;
         Payable $2,535 Monthly, Including Interest        35,810

         9.48 % Note collateralized by 1997 Ford Truck;
         Payable $540 Monthly, Including Interest           9,924

         Prime + 1% Note for working capital
         Payable $3,227.81 Monthly including interest      35,425

         9.3 % Note collateralized by Truck
         Payable $417.88 Monthly, Including Interest       10,125

                                                          140,984

               Less Current Portion                       (31,638)
                                                         --------
               Long-term Debt                            $109,346
                                                         ========

Following is a schedule of the debt requirements as of December 31, 1998:

                    1999     2000      2001      2002      Total
                   ------   ------    ------    ------    -------
Principal          31,638   39,097    34,251    35,998    140,984
Interest           11,493    7,779     5,059     2,850     27,181
                   ------   ------    ------    ------    -------
Total              43,131   46,876    39,310    38,848    168,165
                   ======   ======    ======    ======    =======

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 5 - RELATED PARTY TRANSACTIONS

A BUILDING AND CERTAIN EQUIPMENT WAS RENTED FROM RON DENMARK, A 100% STOCKHOLDER DURING 1998 AMOUNTING TO $131,960.

NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a vehicle under a non-cancelable lease. The lease is for 38 months beginning August 27,1998. Total rent expense for the year was $2,640. Minimum rents due under the lease are as follows:

     Year ending December 31,

            1999                             $  6,336
            2000                                6,336
            2001                                5,280
                                              -------
           Total                             $ 17,952
                                             ========

NOTE 7 - STOCKHOLDER LOAN

The stockholder loan amounting to $11,605 is due on demand, bears interest at prime + 1 %, and is unsecured.

NOTE 8 - GOING CONCERN

The Company incurred a loss of $691,478 during 1998, and ending retained earnings was a negative $490,578. The direct cause of the loss was due to a contract in which costs were incurred and payment was not made. The Company was forced into bankruptcy and is currently in reorganization. It was noted that the Company incurred net profits in 1999 and retained earnings has been restored to a positive amount for the year then ended.

                           PIPELINE CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 9 - PRIOR PERIOD ADJUSTMENTS

Certain errors, resulting in both the overstatement and understatement of previously reported assets, liabilities and expenses of the prior year were corrected this year, resulting in the following changes to retained earnings as of December 31,1997:

                                             Retained
                                             Earnings
                                             --------
As previously reported, December 31,1997     $ 224,299
Equipment written off in 1997                  (26,000)
Associated Accumulated Depreciation              2,600
                                             ---------
As adjusted                                  $ 200,899
                                             =========

                           PIPELINE CONTRACTORS, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 9, 2000

    Sales                                                     $ 449,881

    Direct costs                                                396,065
                                                              ---------
    Gross profit                                                 53,816

    Selling and administrative expenses                          17,899
                                                              ---------
    Income from operations                                       35,917

    Interest expense                                             (3,884)
                                                              ---------
    Income before income taxes                                   32,033

    Income taxes                                                   --
                                                              ---------
    Net income                                                $  32,033
                                                              =========

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Wealing Brothers, Inc.
Fowler, Indiana

We have audited the accompanying balance sheet of Wealing Brother, Inc. (an C Corporation) as of December 31,1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealing Brothers, Inc. as of December 31,1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ REDDISH & WHITE, C.P.A.'S
-----------------------------
REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA
JANUARY 25,2000

                             WEALING BROTHERS, INC.
                                 BALANCE SHEET
                                DECEMBER 31, 1999



 ASSETS

 Current assets:
   Cash                                                                 $ 23,855
   Accounts receivable-net                                               275,629
   Retainage                                                              17,000
   Loans to shareholders                                                  39,643
   Inventory                                                              24,558
   Prepaid assets                                                         20,050
                                                                        --------

        Total current assets                                             400,735


 Property and equipment-net                                              337,723
                                                                        --------

 Total assets                                                           $738,458
                                                                        ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                                                     $ 96,589
   Accrued wages                                                             409
   Payroll taxes payable                                                   2,818
   Accrued interest                                                        2,682
   Loan from shareholder                                                  23,000
   Deferred income taxes                                                  78,048
   Current portion of long-term debt                                      49,602
                                                                        --------

        Total current liabilities                                        253,148
                                                                        --------

 Long-term liabilities:
   Long-term debt                                                         91,272
                                                                        --------

        Total long-term liabilities                                       91,272
                                                                        --------

 Total liabilities                                                       344,420
                                                                        --------


Stockholders' equity:
  Common stock, $0 par value,100 shares
    authorized, issued and outstanding                                         0
  Additional paid-in capital                                             178,493
  Retained earnings                                                      215,545
                                                                        --------
        Total stockholders' equity                                       394,038
                                                                        --------

Total liabilities and stockholders' equity                              $738,458
                                                                        ========

                       See notes to financial statements

                             WEALING BROTHERS,INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31,1999





Sales                                                                 $1,356,190

Cost of Sales                                                            874,464
                                                                      ----------

Gross profit                                                             481,726
                                                                      ----------

Operating expenses:
  Officer Salary                                                          79,557
  Payroll Taxes                                                           18,920
  Rent                                                                    14,200
  Repairs and Maintenance                                                 41,308
  Telephone & Utilities                                                   36,533
  Legal and Professional                                                  18,104
  General & Administrative Expenses                                       33,583
  Interest Expense                                                        19,637
                                                                      ----------

          Total operating expenses                                       261,842
                                                                      ----------

Income before income taxes                                               219,884

Income taxes                                                              69,988
                                                                      ----------

Net income                                                               149,896

Beginning retained earnings                                               65,649
                                                                      ----------

Ending retained earnings                                              $  215,545
                                                                      ==========

                       See notes to financial statements

                             WEALING BROTHERS,INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31,1999


Cash flows from operating activities:
  Net Income                                                          $ 149,896
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       60,490
      (Increase) decrease in:
        Accounts receivable                                            (109,241)
        Inventory                                                       (13,815)
        Retainage                                                       (13,841)
        Work in Process                                                 (72,679)
        Deposits                                                          4,900
        Prepaid Assets                                                  (10,463)
      Increase (decrease) in:
        Accounts payable                                                  1,548
        Accrued Interest                                                  2,300
        Accrued Wages                                                    (7,099)
        Deferred income taxes                                            69,988
        Income Taxes Payable                                            (31,434)
        Payroll Taxes Payable                                               794
                                                                      ---------
          Net cash provided by operating activities                      31,344
                                                                      ---------

Cash flows from investing activities:
  Purchases of property and equipment                                   (16,994)
                                                                      ---------

          Net cash used by investing activities                         (16,994)
                                                                      ---------

Cash flows from financing activities:
  Advances to Stockholder                                               (10,925)
  Repayment of Long-Term Debt                                           (16,673)
                                                                      ---------
          Net cash used by financing activities                         (27,598)
                                                                      ---------
          Net decrease in cash                                          (13,248)

Cash at beginning of year                                                37,103
                                                                      ---------
Cash at end of year                                                   $  23,855
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
    Interest Paid                                                     $  19,637
                                                                      =========
    Income Taxes Paid                                                 $  31,434
                                                                      =========

                       See notes to financial statements

                              WEALING BROTHERS,INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Wealing Brothers, Inc.(the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, dredging, non-hazardous waste transport, digester and sludge recycling. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the Indiana and Michigan area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred. Revenues earned and unbilled are included in accounts receivable and amounted to $72,679.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31,1999.

                              WEALING BROTHERS,INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income tax credits.

                              WEALING BROTHERS,INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

Machinery and Equipment                             566,554
Less: Accumulated Depreciation                     (228,831)
                                                   --------
Total                                               337,723
                                                   ========

NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31,1999:

         12.5% Note for trailers;
         Payable $984 Monthly,Including Interest       $  17,676

         11.0% Note collateralized by Equipment;
         Payable $2,176 Monthly, Including Interest       97,523

         12.50 % Note collateralized by a Truck;
         Payable $284 Monthly, Including Interest          4,172

         12.50 % Note collateralized by a Truck
         Payable $268 monthly; Including Interest          4,151

         Note Payable to Individual
         Payable on Demand, Including Interest            17,352
                                                       ---------
                                                       $ 140,874
                                                       =========
               Less Current Portion                      (49,602)
                                                       ---------
               Long-term Debt                          $  91,272
                                                       =========

                              WEALING BROTHERS,INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 4 - LONG-TERM DEBT (continued)

Following is a schedule of the debt requirements as of December 31, 1999:

                                                           2004 &
                     2000      2001      2002      2003     AFTER     TOTAL
                    ------    ------    ------    ------    ------   -------
Principal           49,602    27,968    20,136    22,469    20,699   140,874
Interest            12,292     8,493     5,976     3,643     1,059    31,463
                    ------    ------    ------    ------    ------   -------

Total               61,894    36,461    26,112    26,112    21,758   172,337
                    ======    ======    ======    ======    ======   =======

NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a building and land. The lease term is month to month at $1,000 per month. Total rent expense for the year was $12,000.

NOTE 7 - STOCKHOLDER LOANS

The loan from stockholder amounting to $23,000 is due on demand, interest only at 10.0%, and is secured by a truck.

The loan to stockholder amounting to $39,643 is due on demand, interest only at unstated rate.

NOTE 8 - SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

NOTE 9 - INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

            Current Taxes                  $     0
            Deferred Taxes                  69,988

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Wealing Brothers, Inc.
Fowler, Indiana

We have audited the accompanying balance sheet of Wealing Brothers, Inc. (a C Corporation) as of December 31,1998 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealing Brothers, Inc. as of December 31,1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ REDDISH & WHITE, C.P.A.'S
-----------------------------
REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

JULY 14,2000

                             WEALING BROTHERS, INC.
                                 BALANCE SHEET
                                DECEMBER 31, 1998



ASSETS

CURRENT ASSETS
  Cash                                                                  $ 37,103
  Accounts Receivable-Net                                                 93,708
  Retainage                                                                3,159
  Loans to Shareholders                                                   28,718
  Inventory                                                               10,743
  Prepaid Assets                                                           9,587
                                                                        --------
      TOTAL CURRENT ASSETS                                               183,018
                                                                        --------
PROPERTY AND EQUIPMENT-NET                                               381,220
                                                                        --------
  Bid Bond Deposit                                                         4,900
                                                                        --------
TOTAL ASSETS                                                            $569,138
                                                                        ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                      $ 95,041
  Accrued Wages                                                            7,508
  Payroll Taxes Payable                                                    2,023
  Accrued Interest                                                           383
  Loan From Shareholder                                                   23,000
  Income Tax Payable                                                      31,434
  Deferred Income Taxes                                                    8,060
  Current Portion of Long-Term Debt                                      114,196
                                                                        --------
      TOTAL CURRENT LIABILITIES                                          281,645
                                                                        --------
LONG-TERM LIABILITIES
  Long-Term Debt                                                          43,350

      TOTAL LONG-TERM LIABILITIES                                         43,350
                                                                        --------
TOTAL LIABILITIES                                                        324,995
                                                                        --------
STOCKHOLDERS' EQUITY
  Common Stock, $0 par value, 100 shares
    authorized, issued and outstanding                                         0
  Additional Paid in Capital                                             178,493
  Retained Earnings                                                       65,650
      TOTAL STOCKHOLDERS' EQUITY                                         244,143
                                                                        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $569,138
                                                                        ========

                       See notes to financial statements

                             WEALING BROTHERS, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998





Sales                                                               $ 1,524,064

Cost of Sales                                                         1,133,587
                                                                    -----------
                   GROSS PROFIT                                         390,477
                                                                    ===========
OPERATING EXPENSES
  Officer Salary                                                         77,500
  Payroll Taxes                                                          19,073
  Rent                                                                   27,492
  Repairs and Maintenance                                                46,266
  Telephone & Utilities                                                  46,336
  Bad Debt Expense                                                       11,206
  Insurance                                                             106,260
  Legal and Professional                                                  6,576
  General & Administrative Expenses                                      69,223
  Depreciation Expense                                                   58,791
  Interest Expense                                                       10,462
                                                                    -----------
          TOTAL OPERATING EXPENSES                                      479,185
                                                                    -----------
LOSS FROM OPERATIONS                                                    (88,708)
                                                                    -----------
SALE OF ASSET                                                            15,000
                                                                    -----------
NET INCOME                                                              (73,708)
                                                                    -----------
BEGINNING RETAINED EARNINGS                                             176,816
                                                                    -----------
DIVIDENDS                                                               (37,458)
                                                                    -----------
ENDING RETAINED EARNINGS                                            $    65,650
                                                                    ===========


                       See notes to financial statements

                             WEALING BROTHERS, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                          $ (73,708)
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                       58,791
      (Increase) decrease in:
        Accounts receivable                                              13,141
        Inventory                                                           536
        Retainage                                                        (3,159)
        Deposits                                                         (4,900)
         Prepaid Assets                                                  (3,341)
       Increase (decrease) in:
         Accounts payable                                                31,549
         Accrued Interest                                                   383
         Accrued Wages                                                    7,508
         Income Taxes Payable                                             1,360
         Payroll Taxes Payable                                           (7,223)
                                                                      ---------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                     20,937
                                                                      ---------
 CASH FLOWS FROM INVESTING ACTIVITIES
   Dividends                                                            (37,458)
   Purchases of property and equipment                                 (104,859)
                                                                      ---------
           NET CASH USED BY INVESTING ACTIVITIES                       (142,317)

 CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds From Shareholder Loan Repayment                              48,847
   Proceeds from Long-Term Debt                                         100,099
   Repayment of Long-Term Debt                                           (5,706)
                                                                      ---------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                    143,240
                                                                      ---------
           NET INCREASE IN CASH                                          21,860
                                                                      ---------
CASH AT BEGINNING OF YEAR                                                15,243
                                                                      ---------
CASH AT END OF YEAR                                                   $  37,103
                                                                      =========

SUPPLEMENTAL DISCLOSURES:
    Interest Paid                                                        10,079
    Income Taxes Paid                                                         0

                       See notes to financial statements

                              WEALING BROTHERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Wealing Brothers, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, dredging, non-hazardous waste transport, digester and sludge recycling. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the Indiana and Michigan area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred. Revenues earned and unbilled are included in accounts receivable and amounted to $93,708.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year-end. Accounts receivable are all considered to be collectible at December 31, 1998.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                              WEALING BROTHERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income tax credits.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1998:

Machinery and Equipment                                549,561
Less: Accumulated Depreciation                        (168,341)
                                                       -------
Total                                                  381,220
                                                       =======

                              WEALING BROTHERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 4 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31,1998:

         12.5% Note for trailers;
         Payable $984 Monthly, Including Interest         $  26,649

         11.0% Note collateralized by Equipment;
         Interest Only Monthly, Balance due 4/16/99         100,000

         12.50 % Note collateralized by a Truck;
         Payable $284 Monthly, Including Interest             6,876

         12.50% note collateralized by a truck
         Payable $268 monthly; Including Interest             6,669

         Note Payable to Individual
         Payable on Demand, Including Interest               17,352
                                                          ---------
                                                          $ 157,546

               Less Current Portion                        (114,196)
                                                          ---------
               Long-term Debt                             $  43,350
                                                          =========

Following is a schedule of the debt requirements as of December 31, 1998:

                           1999       2000      2001      TOTAL
                          -------    ------     -----    -------
       Principal          114,196    33,430     9,920    157,546
       Interest            13,402     2,352       427     16,181
                          -------    ------     -----    -------
       Total              127,598    35,782    10,347    173,727
                          =======    ======    ======    =======

                              WEALING BROTHERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1998

NOTE 6 - OPERATING LEASE AGREEMENT

The Company leases a building and land from a related party. The lease term is month to month at $1,000 per month. Total rent expense for the year was $12,000. The Company leased another building for 10 months during the year for $650 per month.

NOTE 7 - STOCKHOLDER LOANS

The loan from stockholder amounting to $23,000 is due on demand, interest only at 10.0%, and is secured by a truck.

The loan to stockholder amounting to $ 28,718 is due on demand, interest only at unstated rate.

NOTE 8 - SUBSEQUENT EVENT

The Company sold all of its common stock to Weststar Environmental Services, Inc. on June 1, 2000.

NOTE 9 - INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

      Current Taxes                        $ 677
      Deferred Taxes                           0

                             WEALING BROTHERS, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)

                                 MARCH 31, 2000

                                     ASSETS

Current assets:
  Cash                                                           $   7,580
  Accounts receivable                                              258,471
  Inventories                                                       97,237
  Prepaid expenses                                                  20,050
  Stockholder loans                                                 44,113
                                                                 ---------
    Total current assets                                           427,451

Property and equipment, net                                        331,299
                                                                 ---------
    Total assets                                                 $ 758,750
                                                                 =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt                           $  52,032
  Accounts payable                                                  46,856
  Accrued expenses                                                 121,740
                                                                 ---------
    Total current liabilities                                      220,628

Long-term debt, net of current maturities                          104,345
                                                                 ---------
    Total liabilities                                              324,973

Stockholders' equity:
  Additional paid-in capital                                       178,493
  Retained earnings                                                255,284
                                                                 ---------
    Total stockholders' equity                                     433,777
                                                                 ---------
    Total liabilities and stockholders' equity                   $ 758,750
                                                                 =========

                             WEALING BROTHERS, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)

                     THREE-MONTH PERIOD ENDED MARCH 31, 2000

Sales                                                            $ 384,079

Direct costs                                                       178,672
                                                                 ---------

Gross profit                                                       205,407

Selling and administrative expenses                                 91,171
                                                                 ---------
Income from operations                                             114,236

Interest expense                                                    (3,731)
                                                                 ---------
Income before income taxes                                         110,505

Income taxes                                                        38,677
                                                                 ---------
Net income                                                       $  71,828
                                                                 =========

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Village Ventures, Inc.
Middleburg, Florida

We have audited the accompanying balance sheet of Village Ventures, Inc. (a C Corporation) as of December 31, 1999 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Village Ventures, Inc. as of December 31,1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ REDDISH & WHITE, C.P.A.'S
-----------------------------
REDDISH & WHITE, C.P.A.'S
STARKE, FLORIDA

JANUARY 25, 2000

                             VILLAGE VENTURES, INC
                                 BALANCE SHEET
                               DECEMBER 31, 1999

ASSETS

Current assets:
  Cash                                                                $   62,066
  Accounts receivable-net                                                102,009
  Contracts receivable                                                       510
  Inventory                                                               32,281
  Prepaid assets                                                           8,704
                                                                      ----------
      Total current assets                                               205,570
                                                                      ----------
Property and equipment-net                                               853,867
                                                                      ----------
Other assets:
  Loan costs                                                               5,285
  Deposits                                                                   200
                                                                      ----------
      Total other assets                                                   5,485
                                                                      ----------
Total assets                                                          $1,064,922
                                                                      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $   61,882
  Accrued wages                                                            9,284
  Payroll taxes payable                                                    2,814
  Sales tax payable                                                        2,361
  Customer deposits                                                        5,717
  Stockholder loan                                                         8,621
  Curent portion of long-term debt                                       202,197
                                                                      ----------
      Total current liabilities                                          292,876
                                                                      ----------
Long-term liabilities:
  Long-term debt                                                         749,132
                                                                      ----------
     Total long-term liabilities                                         749,132
                                                                      ----------
Total liabilities                                                      1,042,008
                                                                      ----------
Stockholders' equity:
  Common stock, $1 par value, 800 shares
    authorized, issued and outstanding                                       800
  Additional paid in capital                                              16,515
  Retained earnings                                                        5,599
                                                                      ----------
     Total stockholders' equity                                           22,914
                                                                      ----------
Total liabilities and stockholders' equity                            $1,064,922
                                                                      ==========

                       See notes to financial statements

                              VILLAGE VENTURES, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                       FOR THE YEAR ENDED DECEMBER 31, 1999





 Sales                                                              $ 2,013,748

 Cost of sales                                                        1,383,945
                                                                    -----------
 Gross profit                                                           629,803
                                                                    -----------
 Operating expenses:
  Salaries & wages                                                       93,191
  Officer salary                                                        114,150
  Payroll taxes                                                          48,506
  Repairs and maintenance                                                18,085
  Telephone & utilities                                                  25,376
  General & administrative expenses                                      46,665
  Interest expense                                                       90,913
                                                                    -----------
          Total operating expenses                                      436,886
                                                                    -----------
Net income                                                              192,917

Deficit in beginning retained earnings                                 (141,681)

Dividends paid                                                          (45,637)
                                                                    -----------
Ending retained earnings                                            $     5,599
                                                                    ===========

                       See notes to financial statements

                             VILLAGE VENTURES, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Cash flows from operating activities:
  Net Income                                                          $ 192,917
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Depreciation                                                      115,289
      (Increase) decrease in:
        Accounts receivable                                               3,490
        Inventory                                                       (24,192)
        Loan Costs                                                       (5,284)
        Deposits                                                           (200)
        Prepaid Assets                                                   (8,044)
      Increase (decrease) in:
        Accounts payable                                                (43,541)
        Sales Tax Payable                                                   759
        SEP Payable                                                      (5,378)
        Customer Deposits                                                (3,611)
        Payroll Payable                                                     439
        Payroll Taxes Payable                                              (893)
                                                                      ---------
          Net cash provided by operating activities                     221,751
                                                                      ---------
 Cash flows from investing activities:
   Purchases of property and equipment                                 (159,137)
                                                                      ---------
          Net cash used by investing activities                        (159,137)
                                                                      ---------
Cash flows from financing activities:
  Advances from Stockholder                                               1,586
  Repayment of Long-Term Debt                                          (321,300)
  Proceeds from Long-Term Debt                                          327,195
  Dividends Paid                                                        (45,637)
                                                                      ---------
          Net cash used by financing activities                         (38,156)
                                                                      ---------
          Net increase in cash                                           24,458

Cash at beginning of year                                                37,608
                                                                      ---------
Cash at end of year                                                   $  62,066
                                                                      =========
SUPPLEMENTAL DISCLOSURES:
     Interest Paid                                                    $  90,913
                                                                      =========
    Income Taxes Paid                                                 $    --
                                                                      =========

                       See notes to financial statements

                             VILLAGE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Village Ventures, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company is a corporation engaged in site preparation, underground utilities and residential and commercial sewage systems. The work is generally performed under fixed price contracts. Credit is extended to various customers throughout the North Central Florida area.

Revenue and Cost Recognition

The Company uses the accrual method of accounting which means that all revenues are recognized when earned and expenses are recorded when incurred.

Cash And Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts considered to be uncollectible are written-off prior to year end. Accounts receivable are all considered to be collectible at December 31, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                             VILLAGE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory is stated at cost; under the first-in, first-out method; which is not in excess of market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation on machinery and vehicles is computed using the straight-line method over estimated useful lives of five (5) and seven (7) years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

NOTE 2 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 1999:

     Furniture & Equipment                                25,400
     Buildings & Improvements                            231,514
     Machinery and Equipment                           1,357,072
     Land                                                 20,000
     Less: Accumulated Depreciation                     (780,119)
                                                       ---------
     Total                                               853,867
                                                       =========

                             VILLAGE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999

NOTE 3 - LONG-TERM DEBT

Following is a summary of long-term debt at December 31, 1999:

         6.5% Note for vehicle;
         Payable $711 Monthly, Plus Interest                 $  29,965

         9.0% Note collateralized by Equipment;
         Payable $17,059 Monthly, Including Interest           624,133

         9.25 % Note collateralized Equipment;
         Payable $737 Monthly, Including Interest               14,656

         Prime + 1.0% Note for working capital
         Interest payable monthly; due 2/1/2000                 14,499

         10% Note collateralized by Land
         Payable $231 Monthly, Including Interest               11,162

         7.95% Mortgage for Building
         Payable $2,430 Monthly, Including Interest            250,254

         8.25% Note collateralized by a truck;
         Payable $574 Monthly, Including Interest                6,660
                                                             ---------
                                                             $ 951,329
               Less Current Portion                           (202,197)
                                                             ---------
               Long-term Debt                                $ 749,132
                                                             =========

Following is a schedule of the debt requirements as of December 31, 1999:

                                                            2004 &
                     2000      2001      2002      2003     AFTER      TOTAL
                   -------   -------   -------   -------   -------   ---------
Principal          202,197   195,774   204,506   141,133   207,719    951,329
Interest            73,589    56,624    38,897    21,159    97,620    287,889
                   -------   -------   -------   -------   -------   ---------
Total              275,786   252,398   243,403   162,292   305,339   1,239,218
                   =======   =======   =======   =======   =======   =========

                             VILLAGE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDING DECEMBER 31, 1999


NOTE 4 - OPERATING LEASE AGREEMENT

The Company leases three vehicles and a copy machine under non-cancelable leases. The lease terms are 36 months for the copier and 60 months for the trucks. Total rent expense for the year was $ 58,425. Minimum rents due under the lease are as follows:

          Year ending December 31,
                   2000                            $  58,425
                   2001                               57,699
                   2002                               46,538
                   2003                                6,138
                                                   ---------
                Total                              $ 168,800
                                                   =========

NOTE 5 - STOCKHOLDER LOAN

The stockholder loan amounting to $8,621 is due on demand, bears interest at prime + 1%, and is unsecured.

NOTE 6 - SUBSEQUENT EVENT

The Company signed a letter of intent to sell all of its common stock to Weststar Environmental, Inc. The sale is planned to take place in year 2000.

NOTE 7 - INCOME TAXES

Income tax expense consists of the following. Differences in book and tax are due to accruals of income and payables and methods of depreciation.

            Current Taxes                      $ 0
            Deferred Taxes                       0

The Company was an S Corporation for most of the year. The portion of the year that the Company was a C Corporation, there was no taxable income.

                             VILLAGE VENTURES, INC.

                                  BALANCE SHEET
                                   (UNAUDITED)

                                 MARCH 31, 2000

                                     ASSETS

Current assets:
  Cash                                                           $    64,983
  Accounts receivable                                                113,963
  Inventories                                                         34,081
  Prepaid expenses                                                     9,979
                                                                 -----------
     Total current assets                                            223,006

Property and equipment, net                                          822,622

Deferred charges                                                      10,942
                                                                 -----------
     Total assets                                                $ 1,056,570
                                                                 ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt                           $   205,106
  Accounts payable                                                    84,242
  Accrued expenses                                                    29,297
  Stockholder loans                                                    8,333
                                                                 -----------
    Total current liabilities                                        326,978

Long-term debt, net of current maturities                            698,386
                                                                 -----------
    Total liabilities                                              1,025,364
                                                                 -----------
Stockholders' equity:
  Common stock                                                           800
  Additional paid-in capital                                          16,515
  Retained earnings                                                   13,891
                                                                 -----------
    Total stockholders' equity                                        31,206
                                                                 -----------
    Total liabilities and stockholders' equity                   $ 1,056,570
                                                                 ===========

                             VILLAGE VENTURES, INC.

                               STATEMENT OF INCOME
                                   (UNAUDITED)

                     THREE-MONTH PERIOD ENDED MARCH 31, 2000

Sales                                                           $ 434,966

Direct costs                                                      312,926
                                                                ---------
Gross profit                                                      122,040

Selling and administrative expenses                                92,913
                                                                ---------
Income from operations                                             29,127

Interest expense                                                  (19,593)
                                                                ---------
Income before income taxes                                          9,534

Income taxes                                                        3,337
                                                                ---------
Net income                                                      $   6,197
                                                                =========

                                     PART II

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each of the Underwriters has agreed to indemnify Weststar, its officers and directors, and each person who controls it within the meaning of Section 15 of the Securities Exchange Act of 1933 with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to Weststar by such Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.

     The Florida General Corporation Act (the "Florida GCA") empowers a corporation to indemnify its directors and officers and to purchase Directors &Officers Insurance with respect to liability arising out of their capacity or status as directors and officers provided that such a provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct; (iii) for a knowing violation of law arising under the Florida GCA; or (iv) for any transaction from which the director derived an improper personal benefit. Following the completion of this offering, we intend to purchase Directors &Officers Insurance, if such insurance is available at rates which are satisfactory to us.

     The Florida GCA provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     Article 7 of our Articles of Incorporation eliminates the personal liability of officers and directors to the fullest extent permitted by law.

     The effect of the foregoing is to require Weststar to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of our estimated expenses for the issuance and distribution of the securities being registered, other than selling discounts and commissions:

         Securities and Exchange Commission Registration Fee........  $  2,078
         NASD Filing Fee............................................     1,287

         Nasdaq Listing Fee.........................................    12,000
         Boston Stock Exchange Listing Fee..........................     7,500
         Blue Sky Legal Fees and Expenses...........................    55,000
         Printing and Engraving Expenses............................    40,000
         Transfer Agent's Fees and Expenses.........................     4,000
         Accounting Fees and Expenses...............................    50,000
         Legal Fees and Expenses....................................   155,000
         Underwriter's Consulting Agreement.........................   108,000
         Underwriter's Non-Accountable Expense......................   180,000
         Miscellaneous Expenses.....................................    12,635
                                                                      --------
                Total Estimated Expenses............................  $627,500
                                                                      ========
----------
        We will pay all of these expenses.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Pursuant to the amendment of our articles of incorporation on February 16, 1998, increasing our authorized capital from 100,000 shares of Common Stock, $1 par value, to 10,000,000 shares of Common Stock, $.001 par value, we authorized and effected a stock split. Pursuant to such stock split, the 100,000 outstanding shares of Common Stock, $1 par value, were converted at the rate of 15 for 1 into 1,500,000 shares of Common Stock, $.001 par value, all of which remain currently issued and outstanding. Subsequent to the certificate amendment and stock split, the following unregistered securities were issued by us. No underwriting discounts or commissions were paid in connection with the issuance of such securities.

     As of February 1998, under the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, we issued a total of 190,000 shares of Common Stock for services rendered or to be rendered, to Thomas C. Souran (100,000 shares), Environmental and Financial Consulting Inc. (50,000 shares) and Milling Law Offices (40,000 shares). On April 28, 1999 Mr. Souran returned 50,000 shares to us. All of the foregoing purchasers are sophisticated investors, are familiar with our business activities. They were given complete access to any corporate information requested by them and did in fact review extensive corporation information.

     The shares issued to Thomas C. Souran were under a January 1, 1998 Consultant Agreement between us and Mr. Souran. The shares issued to Milling Law Offices were issued for legal services. The shares issued to Environmental and Financial Consulting Inc. were issued for financial consulting services rendered in 1997. These services were arranging several commercial loans for us.

     All of such purchasers acknowledged that they were acquiring such securities for investment. Restrictive legends were placed on all stock certificates issued in said transactions and stop transfers were placed against all such certificates. Exemption from registration under the Securities Act of 1933, as amended, was claimed pursuant to Section 4(2) of said Act.

     During the current fiscal year and the fiscal years ended December 31, 1998 and December 31, 1997, the Company issued an aggregate of 300,000 non-statutory stock options pursuant to the Company's 1997 Nonstatutory Stock Option Plan as set forth in the following table and amended in September of 1999:

                                                                                          Current
                           Date of       Number of     Exercise         Exercise          No. of
Optionee                  Issuance        Options       Price            Period           Options
--------              --------------      -------       -----      ------------------     -------
Elton Stubbs          April 28, 1997      140,000          $5       1/1/99 - 12/31/02      86,156
John Stubbs           April 28, 1997      140,000          $5       1/1/99 - 12/31/02      86,156
Michael E. Ricks      April 28, 1997       75,000          $5      4/28/98 -  4/27/02      46,155
William W. Perry      April 28, 1997       75,000          $5      4/28/98 -  4/27/02      46,155
William B. Gray       April 28, 1997       20,000          $5      4/28/98 -  4/27/02      12,308
Michael George        April 28, 1997        5,000          $5      4/28/98 -  4/27/02       3,074
Dr. John Poser        April 28, 1997        5,000          $5      4/28/98 -  4/27/02       3,074
Wendy Stubbs          April 28, 1997       10,000       $.001      4/28/98 -  4/27/02       6,154
David Capps           April 28, 1997       10,000       $.001      4/28/98 -  4/27/02       6,154
George King           April 28, 1997        1,500       $.001      4/28/98 -  4/27/02         923
Joseph Baldree        April 28, 1997        1,500       $.001      4/28/98 -  4/27/02         923
Jeff Kirkendahl       April 28, 1997        1,500       $.001      4/28/98 -  4/27/02         923
Jim Ricks             April 28, 1997        1,000       $.001      4/28/98 -  4/27/02         615
Kristan Lowe          April 28, 1997        1,000       $.001      4/28/98 -  4/27/02         615
Genie Dyal            April 28, 1997        1,000       $.001      4/28/98 -  4/27/02         615
                                          -------                                         -------
                                          487,500                                         300,000
                                          =======                                         =======

     From June 15, 1999 to March 9, 2000, we issued an aggregate of 10,000 shares and 16,667 warrants to purchase common stock to the persons listed below in connection with loans made to us by each of them. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The warrants are exercisable at 140% of the IPO price of the Company's common stock.

                                     SHARES   WARRANTS
                                     ------   --------

         Paige Gray Bertini   --     2,000     3,333
         Linda Pomerantz      --     2,000     3,334
         Robert Mahuske       --     5,000     3,333
         Edward Tenant        --     4,000     6,667

     On March 10, 2000 we issued 100,000 shares to Ronald E. Denmark in connection with the acquisition of Pipeline Contractors, Inc. These shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.  EXHIBITS

EXHIBIT NO.        ITEM

   1.1      Form of Underwriting Agreement
   1.2      Form of Representative's Warrant*
   1.3      Form of Representative's Financial Consulting Agreement *

   2. Agreement and Plan of Reorganization dated as of April 29, 1997 by and among the Company, Northstar Holding Corp., Weststar Acquisition Corp., B&B Acquisition Corp., B&B Septic and Environmental Services, Inc. and Michael E. Ricks

   3.1      Articles of Incorporation file June 26, 1990
   3.2      Amendment to Articles of Incorporation filed March 12, 1993
----------
*By Amendment

   3.3      Amendment to Articles of Incorporation filed February 16, 1998
   3.4      By-laws

   4.1      Specimen Common Stock Certificate*

   5.       Opinion and Consent of Counsel*

  10.1 Employment Agreement dated June 30, 1999 between the Company and Michael E. Ricks

  10.2 Promissory Note dated October 7, 1998 issued by the Company to G&W Framing Contractors, Inc.

  10.3 Staff Leasing Agreement, dated December 16, 1999 between the Company and Professional Employer Plans, Inc.

  10.4 Consultant Agreement dated as of January 27, 1999 between the Company and Environmental and Financial Consulting, Inc.

  10.5      1997 Nonstatutory Stock Option Plan

  10.6 Noncompetition and Consulting Agreement dated as of October 4, 1996 between Michael E. Ricks and CBP Resources, Inc.

  10.7 Unsecured note, dated January 31, 1994, made by the Company to Gloria Ferguson et al in the amount of $100,000.

  10.8 Promissory note, dated October 11, 1995, made by the Company to SouthTrust Bank of Central Florida in the amount of $76,284.80.

  10.9 Promissory note, dated March 1, 1996, made by Company to SouthTrust Bank of Central Florida in the amount of $75,000.

  10.10     Form of Promissory Notes made by the Company to Peggy and Marie
            Stubbs.

  10.11 Mortgage note, dated June 3, 1998, made by the Company to Primesouth Bank in the amount of $160,000.

  10.12 Agreement and Plan of Reorganization between Ronald E. Denmark and the Company dated March 10, 2000 regarding acquisition of Pipeline Contractors, Inc.

  10.13     Form of Stock Purchase Agreement between Joseph M. Duke and Carolyn
            M. Duke and the Company regarding the acquisition of Village Ventures, Inc.

  10.14 Agreement and Plan of Reorganization between Dean Wealing and Ron Wealing, Beverly Wealing and Lynn Wealing and the Company regarding the acquisition of Wealing Brothers, Inc.

  10.15 Consulting Agreement dated as of January 1, 1999 between the Company and Thomas C. Souran.

  10.16 Loan Agreement dated June 15, 1999 between the Company and Edward Tenant in the principal amount of $50,000.

  10.17 Loan Agreement dated July 23, 1999 between the Company and Linda Pomerantz in the principal amount of $50,000.

  10.18 Loan Agreement dated December 31, 1999 between the Company and Edward Tenant in the principal amount of $150,000.

  10.19 Loan Agreement dated January 19, 2000 between the Company and Paige Gray Bertini in the principal amount of $100,000.

  10.20 Loan Agreement dated January 24, 2000 between the Company and Linda Pomerantz in the principal amount of $50,000.

  21. Subsidiaries -- The Company's only subsidiaries, which are wholly-owned, are B&B Septic and Environmental Services, Inc., a Florida corporation, Pipeline Contractors Inc. and Village Ventures, Inc.

   --------
   *By Amendment

  23. Consent of Horton & Company L.L.C., independent certified public accountants

  23.1 Consent of Reddish & White C.P.A., independent certified public accountants

  27.       Financial Data Schedule

ITEM 28.  UNDERTAKINGS

     (a) RULE 415 OFFERING

         The undersigned Company will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by section 10(a)(3) of the
                   Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) Include any additional or changed material
                   information on the plan of distribution not previously disclosed in the Registration Statement.

         (2) For determining any liability under the Securities Act, that each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (b) INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Weststar pursuant to the provisions referred to in Item 14 of this Registration Statement, or otherwise, Weststar has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Weststar of expenses incurred or paid by a director, officer or controlling person of Weststar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling in connection with the securities being registered, Weststar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) RULE 430A

         The undersigned Company will:

         (1) For determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under

Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Jacksonville, State of Florida, on August 9, 2000.

                                                  WESTSTAR ENVIRONMENTAL INC.

                                                  By /s/ Michael E. Ricks
                                                     ---------------------------
                                                     MICHAEL E. RICKS, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURES                                       TITLE               DATE
----------                                       -----               ----

Principal Executive Officer:

/s/ Michael E. Ricks                           President         August 9, 2000
--------------------
MICHAEL E. RICKS

Principal Financial and Accounting Officer:

/S/ KEITH M. CARTER                            Treasurer         August 9, 2000
--------------------
KEITH M. CARTER

A Majority of the Board of Directors:

/s/ Michael E. Ricks                           Director          August 9, 2000
--------------------
MICHAEL E. RICKS

/s/ William B. Gray                            Director          August 9, 2000
--------------------
WILLIAM B. GRAY

/s/ Keith M. Carter                            Director          August 9, 2000
--------------------
KEITH M. CARTER

/s/ John S. Poser                              Director          August 9, 2000
--------------------
DR. JOHN S. POSER

/s/ Thomas F. Fey                              Director          August 9, 2000
--------------------
THOMAS F. FEY